Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         GENERAL GROWTH PROPERTIES, INC.

                             GGP LIMITED PARTNERSHIP

                             GGP ACQUISITION, L.L.C.

                           GGP ACQUISITION II, L.L.C.

                                 JP REALTY, INC.

                                       AND

                 PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP

                            DATED AS OF MARCH 3, 2002

                                TABLE OF CONTENTS

                                                                           Page


ARTICLE 1      THE MERGERS...................................................2

      1.1   The Merger.......................................................2

      1.2   The Partnership Merger...........................................2

      1.3   Closing..........................................................2

      1.4   Effective Time...................................................2

      1.5   Effect on Acquisition Operating Agreement and Certificate
            of Formation.....................................................3

      1.6   Effect of Partnership Merger on Agreement of Limited
            Partnership and Certificate of Limited Partnership...............3

      1.7   Conversion of Equity Securities in the Merger; Creation of
            New Series of GGP Preferred Stock................................3

      1.8   Surrender of Certificates........................................4

      1.9   Conversion of Equity Securities in the Partnership Merger........7

      1.10  Procedures for Exchange of PDC Common OP Units in the
            Partnership Merger...............................................8

ARTICLE 2      REPRESENTATIONS AND WARRANTIES OF JP..........................9

      2.1   Organization, Standing and Power.................................9

      2.2   JP Subsidiaries..................................................9

      2.3   Capital Structure...............................................10

      2.4   Other Interests.................................................12

      2.5   Authority; Noncontravention; Consents...........................12

      2.6   SEC Documents; Financial Statements; Undisclosed Liabilities....13

      2.7   Absence of Certain Changes or Events............................14

      2.8   Litigation......................................................14

      2.9   Properties......................................................15

      2.10  Environmental Matters...........................................17

      2.11  Related Party Transactions......................................18

      2.12  Employee Benefits...............................................18

      2.13  Employees; Employee Policies....................................20

      2.14  Taxes...........................................................20

      2.15  No Payments to Employees, Officers or Directors.................22

      2.16  Broker..........................................................22

      2.17  Compliance with Laws............................................22

      2.18  Contracts; Debt Instruments.....................................22

      2.19  Opinion of Financial Advisor....................................24

                                TABLE OF CONTENTS
                                  (continued)

                                                                           Page

      2.20  State Takeover Statutes; JP Rights Plan; Ownership Limits.......24

      2.21  Investment Company Act of 1940..................................24

      2.22  Definition of Knowledge of JP...................................24

      2.23  Required Stockholder Approvals and Partner Approvals............24

      2.24  Intellectual Property...........................................25

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF GGP,  GGP PARTNERSHIP
               AND ACQUISITION..............................................25

      3.1   Organization, Standing and Power of GGP, GGP Partnership,
            Acquisition and Partnership Acquisition.........................25

      3.2   Capital Stock...................................................26

      3.3   Authority; Noncontravention; Consents...........................27

      3.4   Litigation......................................................28

      3.5   Interim Operations of Acquisition and Partnership
            Acquisition.....................................................28

      3.6   Capital Resources...............................................28

      3.7   GGP SEC Documents; Information Supplied.........................29

      3.8   Taxes...........................................................29

      3.9   Definition of Knowledge of GGP..................................30

      3.10  Broker..........................................................30

ARTICLE 4      COVENANTS....................................................30

      4.1   Conduct of JP's and PDC LP's Business Pending Mergers...........30

      4.2   No Solicitation.................................................33

      4.3   Board Actions...................................................34

      4.4   Conduct of GGP's and GGP Partnership's Business Pending
            Mergers.........................................................34

      4.5   Other Actions...................................................34

ARTICLE 5      ADDITIONAL COVENANTS.........................................35

      5.1   Preparation of the Proxy Statement; Stockholders Meeting;
            Partner Solicitation; Partner Approvals.........................35

      5.2   Access to Information; Confidentiality..........................37

      5.3   Commercially Reasonable Efforts; Notification...................37

      5.4   Tax Matters.....................................................38

      5.5   Public Announcements............................................38

      5.6   Transfer and Gains Taxes........................................39

      5.7   Benefit Plans and Other Employee Arrangements...................39

                                TABLE OF CONTENTS
                                  (continued)

                                                                           Page

      5.8   Indemnification; Exculpation; Insurance.........................40

      5.9   Declaration of Dividends and Distributions......................42

      5.10  Resignations....................................................42

      5.11  Registration Rights Agreements..................................42

      5.12  Information Supplied............................................43

      5.13  The JP Rights Plan..............................................43

      5.14  Noncompetition Agreements.......................................43

ARTICLE 6      CONDITIONS...................................................43

      6.1   Conditions to Each Party's Obligation to Effect the Merger......43

      6.2   Conditions to Obligations of GGP, GGP Partnership,
            Acquisition and Partnership Acquisition.........................43

      6.3   Conditions to Obligations of JP and PDC LP......................44

ARTICLE 7      TERMINATION, AMENDMENT AND WAIVER; BOARD ACTIONS.............45

      7.1   Termination.....................................................45

      7.2   Certain Fees, Expenses and Rights...............................46

      7.3   Effect of Termination...........................................48

      7.4   Amendment.......................................................48

      7.5   Extension; Waiver...............................................48

ARTICLE 8      GENERAL PROVISIONS...........................................49

      8.1   Nonsurvival of Representations and Warranties...................49

      8.2   Notices.........................................................49

      8.3   Interpretation..................................................49

      8.4   Counterparts....................................................50

      8.5   Entire Agreement; No Third-Party Beneficiaries..................50

      8.6   Governing Law...................................................50

      8.7   Assignment......................................................50

      8.8   Enforcement.....................................................50

      8.9   Severability....................................................51

      8.10  Exculpation.....................................................51

      8.11  Joint and Several Obligations...................................51

      8.12  Waiver of Jury Trial............................................51

      8.13  Knowledge of GGP................................................51

                                    EXHIBITS

Exhibit A -.Form of Maryland Articles of Merger

Exhibit B -.Form of Delaware Certificate of Merger

Exhibit C - Form of Maryland Articles of Partnership Merger

Exhibit D - Form of Voting Agreement

Exhibit E - Form of Amendment to GGP Partnership Agreement providing for the creation of the GGP Series B Preferred OP Units

Exhibit F - Form of Redemption Rights Agreement relating to the GGP Series B
            Preferred OP Units

Exhibit G - Form of Redemption Rights Agreement relating to the GGP Common
            OP Units

Exhibit H - Form of Certificate of Designations providing for the creation of
            GGP Series C Preferred Stock

Exhibit I - Tax Matters Agreement

Exhibit J - Severance Matters

Exhibit K - Form of Noncompetition and Confidentiality Agreement

                             INDEX OF DEFINED TERMS

1940 Act..................................................................2.21
Acquisition...........................................................Preamble
Affiliate.................................................................2.11
Agreement.............................................................Preamble
Allocable Consideration.................................................5.4(a)
Base Amount................................................................7.2
CERCLA.................................................................2.10(a)
Certificate.........................................................1.7(c)(iv)
Closing....................................................................1.3
Closing Date...............................................................1.3
Code...................................................................2.12(a)
Commitment..............................................................4.1(j)
Competing Transaction...................................................4.2(c)
Confidentiality Agreement..............................................2.18(i)
Contributing Holders of PDC Common OP Units .........................Recital B
Controlled Group Member...................................................2.12
Delaware Certificate of Merger.......................................Recital D
Department.................................................................1.4
DGCL................................................................1.7(c)(ii)
DLLCA......................................................................1.1
Effective Time.............................................................1.4
Employee Plan.............................................................2.12
Encumbrances............................................................2.9(a)
Environmental Law......................................................2.10(a)
Environmental Permits..............................................2.10(b)(iv)
ERISA.....................................................................2.12
ERISA Affiliate........................................................2.12(d)
Excess Stock............................................................2.3(a)
Exchange Act...............................................................2.6
Exchange Fund...........................................................1.8(a)
Existing Title Policies.................................................2.9(b)
Final JP Dividend....................................................1.8(d)(i)
Final PDC LP Distribution............................................1.8(d)(i)
Form of Election....................................................5.1(c)(iv)
Former JP Properties...............................................2.10(b)(ii)
GAAP.......................................................................2.6
GGP...................................................................Preamble
GGP Break-Up Expenses......................................................7.2
GGP Break-Up Expenses Tax Opinion..........................................7.2
GGP Break-Up Fee...........................................................7.2
GGP Break-Up Fee Tax Opinion...............................................7.2
GGP By-Laws.............................................................3.1(a)
GGP Charter.............................................................3.1(a)
GGP Common OP Units.....................................................3.2(b)
GGP Common OP Units Redemption Agreement............................1.9(b)(ii)
GGP Common Stock........................................................3.2(a)
GGP Disclosure Letter..................................................Art.  3
GGP Material Adverse Effect.............................................3.1(b)
GGP OP Units............................................................3.2(b)

GGP Partnership.......................................................Preamble
GGP Partnership Agreement...............................................3.1(b)
GGP Preferred Stock.....................................................3.2(a)
GGP SEC Documents.......................................................3.7(a)
GGP Series A Junior Preferred Stock.....................................3.2(a)
GGP Series A Preferred OP Units.........................................3.2(b)
GGP Series A Preferred Stock............................................3.2(a)
GGP Series B Preferred OP Units......................................1.9(b)(i)
GGP Series B Preferred OP Units Redemption Agreement................1.9(b)(ii)
GGP Series B Preferred Stock............................................3.2(a)
GGP Series C Preferred Stock........................................1.9(b)(ii)
GGP Series D Preferred Stock........................................1.7(c)(ii)
GGP Series E Preferred Stock........................................1.7(c)(ii)
GGP Series F Preferred Stock........................................1.7(c)(ii)
GGP Stockholders Meeting................................................5.1(b)
GGP Subsidiaries........................................................3.1(b)
Governmental Entity.....................................................2.2(a)
Ground Lease............................................................2.9(f)
Hazardous Materials....................................................2.10(a)
HSR Act.................................................................2.5(b)
Indebtedness...........................................................2.18(a)
Indemnified Parties..................................................5.8(a)(i)
Indemnifying Parties.................................................5.8(a)(i)
IRS GGP Break-Up Expenses Ruling...........................................7.2
IRS GGP Partnership Break-Up Fee Ruling....................................7.2
JP....................................................................Preamble
JP Acquisition Agreement...................................................7.2
JP Articles................................................................2.1
JP Break-Up Expenses.......................................................7.2
JP Budget...............................................................4.1(j)
JP Bylaws..................................................................2.1
JP Common Stock.........................................................2.3(a)
JP Disclosure Letter...................................................Art.  2
JP Financial Statement Date................................................2.7
JP Junior Preferred Stock...............................................2.3(a)
JP Material Adverse Effect.................................................2.1
JP Other Interests.........................................................2.4
JP Partner Approvals....................................................2.5(a)
JP Preferred Stock......................................................1.7(b)
JP Properties...........................................................2.9(a)
JP Rent Roll............................................................2.9(e)
JP Representative.......................................................4.2(a)
JP Rights.................................................................2.20
JP Rights Agreement.......................................................2.20
JP SEC Documents...........................................................2.6
JP Series A Preferred Stock.............................................2.3(a)
JP Series B Preferred Stock.............................................2.3(a)
JP Series C Preferred Stock.............................................2.3(a)
JP Space Lease..........................................................2.9(e)
JP Stock Options........................................................2.3(b)
JP Stock Rights.........................................................2.3(b)

JP Stockholder Approval.................................................2.5(a)
JP Stockholders Meeting.................................................5.1(b)
JP Subsidiaries.........................................................2.2(a)
Knowledge of GGP...........................................................3.9
Knowledge of JP...........................................................2.22
Laws....................................................................2.5(b)
Liens...................................................................2.2(b)
Maryland Articles of Merger..........................................Recital C
Maryland Articles of Partnership Merger..............................Recital E
Material Contract......................................................2.18(a)
Maximum Amount.............................................................7.2
Merger...............................................................Recital A
Merger Consideration....................................................1.7(c)
Mergers..............................................................Recital I
MRULPA.....................................................................1.2
Partner Solicitation Materials.......................................5.1(c)(i)
Partnership Acquisition...............................................Preamble
Partnership Merger...................................................Recital B
Partnership Merger Consideration........................................1.9(b)
Paying Agent............................................................1.8(a)
PDC Common OP Units.....................................................2.3(d)
PDC LP................................................................Preamble
PDC LP Agreement...........................................................1.6
PDC LP Amendment..........................................................1.11
PDC OP Units............................................................2.3(e)
PDC Preferred OP Units..................................................2.3(d)
PDC Series A OP Units...................................................2.3(d)
PDC Series B OP Units...................................................2.3(d)
PDC Series C OP Units...................................................2.3(d)
Pension Plan..............................................................2.12
Permitted Title Exceptions..............................................2.9(a)
Person..................................................................2.2(a)
Price Group Stock.......................................................2.3(a)
Property Permits........................................................2.9(h)
Property Restrictions...................................................2.9(a)
Proxy Statement.........................................................5.1(a)
Qualified Pension Plan.................................................2.12(b)
Qualifying Income..........................................................7.2
REA.....................................................................2.9(g)
REIT...................................................................2.14(b)
REIT Requirements..........................................................7.2
Related Agreements..................................................5.1(c)(iv)
Release................................................................2.10(a)
Required Funding...........................................................3.6
SEC.....................................................................2.5(b)
Secretary of State.........................................................1.4
Securities Act..........................................................2.3(g)
Selling Holders of PDC Common OP Units...............................Recital B
Subsidiary..............................................................2.2(a)
Superior Competing Transaction..........................................4.2(d)
Surviving Company..........................................................1.1

Surviving Partnership......................................................1.2
Takeover Statute..........................................................2.20
Taxes..................................................................2.14(a)
Tax Protection Agreement...............................................2.18(h)
Title 3....................................................................1.1
Transfer and Gains Taxes...................................................5.6
Voting Agreement.....................................................Recital J
Welfare Plan..............................................................2.12

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 3, 2002, by and among GENERAL GROWTH PROPERTIES, INC., a Delaware corporation ("GGP"), GGP LIMITED PARTNERSHIP, a Delaware limited partnership ("GGP Partnership"), GGP ACQUISITION, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of GGP Partnership ("Acquisition"), GGP ACQUISITION II, L.L.C., a Maryland limited liability company and a wholly-owned subsidiary of GGP Partnership ("Partnership Acquisition"), JP REALTY, INC., a Maryland corporation ("JP"), and PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP, a Maryland limited partnership ("PDC LP").


                                    RECITALS:

     A. The Board of Directors of GGP and the Board of Directors of JP deem it advisable and in the best interests of their respective stockholders, upon the terms and subject to the conditions contained herein, that JP shall merge with and into Acquisition (the "Merger"), with each issued and outstanding share of JP Common Stock and Price Group Stock, each as defined herein, to be converted into the right to receive $26.10 in cash without interest.

     B. GGP Partnership, as the sole member of Partnership Acquisition, and JP, as the sole general partner of PDC LP, deem it advisable and in the best interests of their respective member and limited partners, upon the terms and subject to the conditions contained herein, that, immediately prior to the Merger, Partnership Acquisition shall merge with and into PDC LP (the "Partnership Merger"), with the holders of PDC Common OP Units (as defined herein) in PDC LP at the time of the Partnership Merger receiving (except as otherwise provided herein) GGP Series B Preferred OP Units (as defined herein) (such holders being the "Contributing Holders of PDC Common OP Units"), as set forth herein, or $26.10 cash without interest (such holders being the "Selling Holders of PDC Common OP Units").

     C. Upon the terms and subject to the conditions set forth herein, Acquisition and JP shall execute Articles of Merger (the "Maryland Articles of Merger") in substantially the form attached hereto as Exhibit A and shall file such Maryland Articles of Merger in accordance with Maryland law to effectuate the Merger.

     D. Upon the terms and subject to the conditions set forth herein, Acquisition and JP shall execute a Certificate of Merger (the "Delaware Certificate of Merger") in substantially the form attached hereto as Exhibit B and, concurrently with the filing of the Maryland Articles of Merger, shall file such Delaware Certificate of Merger in accordance with Delaware law to effectuate the Merger.

     E. Upon the terms and subject to the conditions set forth herein, immediately prior to the Merger, PDC LP and Partnership Acquisition shall execute Articles of Merger (the "Maryland Articles of Partnership Merger") in substantially the form attached hereto as Exhibit C and shall file such Maryland Articles of Partnership Merger in accordance with Maryland law to effectuate the Partnership Merger.

     F. JP has received a fairness opinion relating to the Merger contemplated hereby as more fully described herein.

     G. For federal income tax purposes, it is intended that the Merger will be treated as a taxable sale of assets by JP in exchange for cash and the assumption of liabilities and a distribution of such cash to the JP stockholders in liquidation of JP.

     H. For federal income tax purposes, it is intended that the Partnership Merger, regardless of form, be treated as a tax-free contribution by the Contributing Holders of PDC Common OP Units of their PDC Common OP Units to GGP Partnership in exchange for GGP Series B Preferred OP Units, under Section 721 of the Code, and a sale by the Selling Holders of PDC Common OP Units of their PDC Common OP Units to GGP Partnership in exchange for cash.

     I. GGP, GGP Partnership, Acquisition, Partnership Acquisition, JP and PDC LP desire to make certain representations, warranties and agreements in connection with the Merger and the Partnership Merger (collectively, the "Mergers").

     J. As an inducement to GGP and GGP Partnership to enter into this Agreement, certain stockholders of JP and certain holders of PDC Common OP Units have entered into a voting agreement (the "Voting Agreement"), in substantially the form attached hereto as Exhibit D, pursuant to which each such Person (as defined herein) has agreed, among other things, to vote his or its shares of JP Common Stock, Price Group Stock and PDC Common OP Units to approve, as applicable, this Agreement, the Mergers, the PDC LP Amendment (as defined herein) and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

     NOW,   THEREFORE,   in   consideration  of  the  premises  and  the  mutual
representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1.

                                   THE MERGERS

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 3"), and the Delaware Limited Liability Company Act, as amended (the "DLLCA"), JP shall be merged with and into Acquisition, with Acquisition being the surviving entity (the "Surviving Company").

     1.2 The Partnership Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 10 of the Annotated Code of Maryland, as amended (the "MRULPA"), immediately prior to the consummation of the Merger, Partnership Acquisition shall be merged with and into PDC LP, with PDC LP being the surviving limited partnership (the "Surviving Partnership").

     1.3 Closing. The closing of the Mergers (the "Closing") will take place commencing at 9:00 a.m., local time, on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article
6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1 (the "Closing Date"), at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, Suite 2200, Chicago, IL 60602, unless another date or place is agreed to in writing by the parties.

     1.4 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, (a) Acquisition and/or JP, as applicable, shall execute and file the Maryland Articles of Merger, executed in accordance with Title 3, with the State Department of Assessments and Taxation of Maryland (the "Department"), and the Delaware Certificate of Merger, executed in accordance with the DLLCA, with the Secretary of State of the State of Delaware (the "Secretary of State"), and shall make all other filings and recordings required, with respect to the Merger, under such statutes, and (b) Partnership Acquisition and/or PDC LP, as applicable, shall execute and file the Maryland Articles of Partnership Merger, executed in accordance with Title 10 of the MRULPA, with the Department, and shall make all other filings and recordings required, with respect to the Partnership Merger, under such statutes. The Mergers shall become effective (each, an "Effective Time," and collectively, the "Effective Times") at such times as (i) Acquisition and JP shall agree should be specified in the Maryland Articles of Merger and the Delaware Certificate of Merger and (ii) Partnership Acquisition and PDC LP shall agree should be specified in the Maryland Articles of Partnership Merger. Unless otherwise agreed, the parties shall cause the Effective Times to occur on the Closing Date with the Effective Time of the Partnership Merger occurring before the Effective Time of the Merger.

     1.5 Effect on Acquisition Operating Agreement and Certificate of Formation. The Operating Agreement of Acquisition, as in effect immediately prior to the Effective Time of the Merger, shall continue in full force and effect after the Merger as the Operating Agreement of the Surviving Company, until further amended in accordance with the terms of such Operating Agreement and Delaware law. Except as contemplated by the Certificate of Merger, the Certificate of Formation of Acquisition, as in effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger as the Certificate of Formation of the Surviving Company, until further amended in accordance with Delaware law.

     1.6 Effect of Partnership Merger on Agreement of Limited Partnership and Certificate of Limited Partnership. The Certificate of Limited Partnership of PDC LP and the Second Amended and Restated Partnership Agreement of PDC LP, as amended (the "PDC LP Agreement"), as in effect as of the Effective Time of the Partnership Merger, shall continue in full force and effect after the Partnership Merger as the Certificate of Limited Partnership and the Partnership Agreement, respectively, of the Surviving Partnership until further amended in accordance with applicable Maryland law.

     1.7 Conversion of Equity Securities in the Merger; Creation of New Series of GGP Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock or limited liability company interests of JP or Acquisition:

     (a) Ownership Interests of Acquisition. The issued and outstanding ownership interests in Acquisition immediately prior to the Effective Time shall remain outstanding as the issued and outstanding ownership interests of the Surviving Company.

     (b) Cancellation of Treasury Stock and GGP Partnership-Owned Stock. Each share of JP Common Stock, Price Group Stock, JP Series A Preferred Stock, JP Series B Preferred Stock or JP Series C Preferred Stock (collectively with the JP Series A Preferred Stock and the JP Series B Preferred Stock, the "JP Preferred Stock") that is owned by JP, as treasury stock, or by GGP, GGP Partnership, Acquisition or Partnership Acquisition immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

     (c) Merger Consideration. The consideration to be paid to the holders of capital stock of JP in the Merger (collectively, the "Merger Consideration") is as follows:

          (i) Each share of JP Common Stock and Price Group Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.7(b)), shall be converted into the right to receive $26.10 in cash without interest.

          (ii) Each share, if any, of JP Series A Preferred Stock, JP Series B Preferred Stock and JP Series C Preferred Stock issued and outstanding immediately prior to the Effective

     Time (other than shares to be canceled in accordance with Section 1.7(b)) shall be converted into the right to receive 0.025 shares of GGP Series D Preferred Stock, $100 par value per share ("GGP Series D Preferred Stock"), GGP Series E Preferred Stock, $100 par value per share ("GGP Series E Preferred Stock") and GGP Series F Preferred Stock, $100 par value per share ("GGP Series F Preferred Stock"), respectively. Prior to or as of the Effective Time, the GGP Charter shall be amended in accordance with the Delaware General Corporation Law, as amended (the "DGCL") in order to create the GGP Series D Preferred Stock, GGP Series E Preferred Stock and the GGP Series F Preferred Stock, each series of which will have substantially the same terms and rights as the JP Series A Preferred Stock, JP Series B Preferred Stock and JP Series C Preferred Stock, respectively, including with respect to distribution, voting rights and rights upon liquidation, dissolution or winding-up.

          (iii) Each share, if any, of Excess Stock (as defined herein) which is not redeemed by JP prior to the Effective Time and remains issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $26.10 in cash without interest.

          (iv) At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate"), shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration described above and any dividends declared and unpaid thereon payable to holders of record thereof as of a record date preceding the Effective Time. Following the Effective Time, upon surrender of Certificates representing shares of JP Common Stock, Price Group Stock or JP Preferred Stock in accordance with Section 1.8, the Surviving Company shall pay to the holders of such Certificates as of the Effective Time any unpaid dividends declared in respect of the JP Common Stock, the Price Group Stock and JP Preferred Stock with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

     (d) Stock Options. Each JP Stock Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive an amount of cash equal to (i) the excess, if any, of $26.10 over the exercise price of such JP Stock Option, multiplied by (ii) the number of shares of JP Common Stock subject thereto which have not theretofore been exercised.

     (e) No Appraisal Rights. The holders of JP Common Stock, Price Group Stock and JP Preferred Stock are not entitled under applicable law to appraisal, dissenters' or similar rights as a result of the Mergers.

     (f) Adjustments to Merger Consideration. The Merger Consideration payable upon the conversion of JP Common Stock, Price Group Stock or JP Preferred Stock, as applicable, shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, stock split, reverse split, stock dividend (including any stock dividend or distribution of securities convertible into JP Common Stock, Price Group Stock or JP Preferred Stock, as applicable), reorganization, recapitalization or other like change with respect to JP Common Stock, Price Group Stock or JP Preferred Stock, as applicable, occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

     1.8 Surrender of Certificates.

     (a) Paying Agent. Prior to the Effective Time, GGP shall designate a bank or trust company reasonably acceptable to JP to act as agent for the payment of the Merger Consideration upon surrender of Certificates evidencing JP Common Stock and Price Group Stock (the "Paying Agent"). GGP shall take all steps necessary to enable, and shall cause, the Surviving Company to provide to the Paying Agent immediately following the Effective Time the Merger Consideration issuable in exchange for the shares of JP Common Stock and Price Group Stock pursuant to Section 1.7(c), plus any amounts payable in respect of unpaid dividends declared in respect of the JP Common Stock and Price Group Stock with a record date prior to the Effective Time and which remain unpaid at the Effective Time (such consideration being hereinafter referred to as the "Exchange Fund").

     (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as
GGP may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by GGP, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration in respect of the shares formerly represented by such Certificate pursuant to Section 1.7(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of JP Common Stock or Price Group Stock that is not registered in the stock transfer books of JP, payment may be paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of GGP that such Tax has been paid or is not applicable. No interest shall be paid or shall accrue on the Merger Consideration, or unpaid dividends declared in respect of the JP Common Stock or Price Group Stock with a record date prior to the Effective Time and which remain unpaid at the Effective Time, payable upon surrender of any Certificate.

     (c) No Further Ownership Rights. All cash and securities paid upon the surrender of a Certificate in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of JP Common Stock or Price Group Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of JP shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of JP Common Stock or Price Group Stock that were outstanding, immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article I.

     (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

          (i) If and to the extent necessary for JP to satisfy the requirements of Section 857(a)(1) of the Code (as defined herein) for the taxable year of JP ending at the Effective Time of the Merger (and to avoid the payment of any tax with respect to undistributed income or gain), JP shall declare a dividend (the "Final JP Dividend") to holders of shares of JP Common Stock and Price Group Stock, if and to the extent required by the terms thereof the record date for which shall be the close of business on the last business day prior to the Effective Time of the Merger, in an amount equal to the minimum dividend sufficient to permit JP to satisfy such requirements. Any dividends payable hereunder to holders of JP Common Stock or

     Price Group Stock shall be paid on the last business day immediately preceding the Closing Date. In the event that JP is required to declare a Final JP Dividend with respect to the JP Common Stock and/or Price Group Stock, PDC LP shall simultaneously declare a distribution (the "Final PDC LP Distribution") to holders of PDC OP Units in an amount per JP Common OP Unit equal to the Final JP Dividend payable on each share of JP Common Stock. The record date for the payment of the Final PDC LP Distribution shall be the close of business on the last business day prior to the Effective Time of the Partnership Merger. The distribution payable hereunder to holders of PDC Common OP Units shall be paid on the last business day immediately preceding the Closing Date.

          (ii) If JP determines that it is necessary to declare the Final JP Dividend, JP shall notify GGP at least 20 days prior to the date for the JP Stockholders Meeting.

     (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of JP Common Stock and Price Group Stock for one year after the Effective Time shall be delivered to the Surviving Company, upon demand, and any holder of JP Common Stock or Price Group Stock who has not theretofore complied with this Article I shall thereafter look only to the Surviving Company for payment of its claim for Merger Consideration.

     (f) No Liability. None of GGP, GGP Partnership, the Surviving Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity(as defined herein)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

     (g) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by GGP, on a daily basis; provided, however, that such investments shall be in (i) obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, (iii) certificates of deposit maturing not more than 180 days after the date of purchase issued by a bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $500,000,000 or (iv) a money market fund having assets of at least $3,000,000,000. Any interest and other income resulting from such investments shall be paid to GGP Partnership.

     (h) Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Company, the posting by such Person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration.

     (i) Withholding Rights. GGP, GGP Partnership, the Surviving Company or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of JP Common Stock, Price Group Stock and JP Preferred Stock such amounts as it is required to withhold with respect to such payments under the Code or any other provision of state, local or foreign tax law.

     (j) JP Preferred Stock. In the event that any Shares of JP Preferred Stock are outstanding prior to the Effective Time of the Merger, GGP and JP shall mutually agree upon and establish procedures to be applicable to the exchange of certificates evidencing JP Preferred Stock for the applicable Merger Consideration.

     1.9 Conversion of Equity Securities in the Partnership Merger. At the Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder of partnership interests or limited liability company interests of PDC LP or Partnership Acquisition:

     (a) Ownership Interests of Partnership Acquisition. The issued and outstanding ownership interests in Partnership Acquisition immediately prior to the Effective Time shall be converted into the number of PDC Common OP Units held by holders of PDC Common OP Units other than JP as of such time.

     (b)  Partnership  Merger  Consideration.  The  consideration  to be paid to
holders  of  partnership   interests  in  PDC  LP  in  the  Partnership   Merger
(collectively, the "Partnership Merger Consideration") is as follows:

          (i) Each JP Common OP Unit outstanding immediately prior to the Effective Time of the Partnership Merger (other than PDC Common OP Units held by JP) shall be exchanged for $26.10 per JP Common OP Unit in cash without interest, provided that if the holder of a JP Common OP Unit is an "accredited investor" (as defined in Rule 501, promulgated under the Securities Act (as defined herein)), and submits to GGP Partnership a Form of Election (as defined herein) in accordance with the procedures and time periods specified in Section 5.1(c) hereof, such holder shall have the right to receive for each JP Common OP Unit then held by it .522 8.5% Series B Cumulative Preferred Units of limited partnership of GGP Partnership (the "GGP Series B Preferred OP Units").

          (ii) Prior to or as of the Effective Time, the GGP Partnership Agreement shall be amended by the adoption of an amendment in substantially the form attached hereto as Exhibit E providing for the creation of the GGP Series B Preferred OP Units. The holders of the GGP Series B Preferred OP Units issued in the Partnership Merger shall be entitled to the redemption rights provided for in the redemption rights agreement, substantially in the form attached hereto as Exhibit F (the "GGP Series B Preferred OP Units Redemption Agreement") or, if they convert such GGP Series B Preferred OP Units into GGP Common OP Units pursuant to the GGP Partnership Agreement amendment described above, the redemption rights provided for in the redemption rights agreement, substantially in the form attached hereto as Exhibit G (the "GGP Common OP Units Redemption Agreement"). Pursuant to the terms of the GGP Series B Preferred OP Units Redemption Agreement, each GGP Series B Preferred OP Unit will be redeemable by the holder thereof, for, at the option of GGP, cash or 0.025 shares of GGP Series C Preferred Stock, $100 par value per share ("GGP Series C Preferred Stock"). Prior to or as of the Effective Time, the GGP Charter shall be amended in accordance with the DGCL by the adoption by the Board of Directors of GGP of a Certificate of Designations, in substantially the form of Exhibit H hereto, providing for the creation of the GGP Series C Preferred Stock.

          (iii) Holders of PDC Common OP Units may elect to receive GGP Series B Preferred Units in accordance with the provisions of Section 5.1(c) hereof. If a holder of PDC Common OP Units fails to comply with the provisions of
     Section 5.1(c) hereof with respect to some or all of its PDC Common OP Units, such holder shall receive cash pursuant to this Section 1.9(b) upon the conversion of such PDC Common OP Units into GGP Series B Preferred OP Units in the Partnership Merger.

          (iv) The PDC Series A OP Units (as defined herein) outstanding immediately prior to the Effective Time of the Partnership Merger shall remain outstanding, except that, immediately following the Effective Time, each such Series A OP Unit, shall, in accordance with the terms of the PDC LP Agreement, become exchangeable into the right to receive .025 shares of GGP Series D Preferred Stock.

          (v) The PDC Series B OP Units (as defined herein) outstanding immediately prior to the Effective Time of the Partnership Merger shall remain outstanding, except that, immediately following the Effective Time, each such Series B OP Unit, shall, in accordance with the terms of the PDC LP Agreement, become exchangeable into the right to receive .025 shares of GGP Series E Preferred Stock.

          (vi) The PDC Series C OP Units (as defined herein) outstanding immediately prior to the Effective Time of the Partnership Merger shall remain outstanding, except that, immediately following the Effective Time, each such Series C OP Unit, shall, in accordance with the terms of the PDC LP Agreement, become exchangeable into the right to receive .025 shares of GGP Series F Preferred Stock.

          (vii) Any PDC OP Units (as defined herein) outstanding and held by JP immediately prior to the Effective Time of the Partnership Merger shall remain outstanding.

          (viii) At the Effective Time of the Partnership Merger, each holder of a JP Common OP Unit outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except the right to receive the applicable Partnership Merger Consideration described above and any dividends declared and unpaid thereon payable to holders of record thereof as of a record date preceding the Effective Time. Following the Effective Time, upon delivery to the Paying Agent of such duly executed documents, including a Form of Election, as may be required by the Paying Agent or GGP Partnership, the Surviving Partnership shall pay to such former holders any unpaid dividends declared in respect of the PDC Common OP Units with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

     (c) Appraisal Rights. The holders of PDC Common OP Units are entitled to appraisal rights in accordance with the MRULPA as a result of the Partnership Merger, but are not entitled to any other similar rights as a result of the Mergers. The holders of PDC Preferred OP Units are not entitled under applicable law to appraisal, dissenters' or similar rights as a result of the Mergers.

     (d) Adjustments to Partnership Merger Consideration. The Partnership Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, split, reverse split, distribution of securities convertible into PDC Common OP Units, reorganization, recapitalization or other like change with respect to PDC Common OP Units occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

     1.10 Procedures for Exchange of PDC Common OP Units in the Partnership Merger. Except for the provisions relating to the Certificates, all other provisions of Section 1.8 shall apply to PDC LP, GGP Partnership and the PDC Common OP Units with respect to the Partnership Merger, except as otherwise provided in Section 1.9 and Section 5.1(c).

                                   ARTICLE 2

                      REPRESENTATIONS AND WARRANTIES OF JP

     Except as set forth in the JP SEC Documents (as defined herein) or in the letter of even date herewith signed by the Chairman and Chief Executive Officer or the President and Chief Operating Officer of JP and delivered to GGP and GGP Partnership prior to the execution hereof (the "JP Disclosure Letter"), JP and PDC LP jointly and severally represent and warrant to GGP, GGP Partnership, Acquisition and Partnership Acquisition as follows:

     2.1 Organization, Standing and Power. JP has been duly organized and is validly existing and in good standing under the laws of the State of Maryland. JP has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. The JP Amended and Restated Articles of Incorporation, as amended (the "JP Articles"), are in effect, and no dissolution, revocation or forfeiture proceedings regarding JP have been commenced. JP is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a JP Material Adverse Effect (as herein defined). As used in this Agreement, a "JP Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of JP and PDC LP, taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect JP or PDC LP, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other JP Material Adverse Effect, changes in the trading prices of JP Common Stock. JP has delivered to GGP and GGP Partnership true, complete and correct copies of the JP Articles and JP's Amended and Restated Bylaws, as amended (the "JP Bylaws"), in each case, as amended or supplemented to the date of this Agreement.

     2.2 JP Subsidiaries.

     (a) Schedule 2.2 to the JP Disclosure Letter sets forth (i) each Subsidiary (as defined herein) of JP, including PDC LP (the "JP Subsidiaries"), (ii) the ownership interest therein of JP, (iii) if not directly wholly owned by JP, the identity and ownership interest of each of the other owners of such JP Subsidiary, (iv) each regional mall, community center, free-standing retail property, mixed-use commercial property and other commercial property in which such JP Subsidiary owns a fee or leasehold interest, and (v) if not wholly owned in fee by JP or a JP Subsidiary, the identity and ownership interest of each of the other Persons having a fee ownership interest in such property. As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest or (ii) 10% or more of the voting stock or other equity securities or value of equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture, trust or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, or any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), or any other entity. Schedule 2.2 of the JP Disclosure Letter sets forth a true, complete and correct list of the equity securities owned by JP, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, trust or other legal entity, excluding JP Subsidiaries.

     (b) Except as set forth in Schedule 2.2 to the JP Disclosure Letter, (i) all of the outstanding shares of capital stock of each JP Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by JP or by another JP Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each JP Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by JP, by another JP Subsidiary or by JP and another JP Subsidiary are owned free and clear of all Liens other than pledges, if any, contained in organizational documents of such JP Subsidiary and given to secure performance thereunder or Liens granted to secure outstanding indebtedness of JP or any JP Subsidiary and which indebtedness is disclosed in the JP Disclosure Letter. Each JP Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each JP Subsidiary that is a partnership, joint venture, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Except as set forth in
Schedule 2.2 to the JP Disclosure Letter, each JP Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a JP Material Adverse Effect. True, complete and correct copies of the articles or certificate of incorporation, bylaws, other organizational documents and partnership, joint venture and operating agreements of each JP Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to GGP Partnership, and all of such documents are listed in Schedule 2.2 to the JP Disclosure Letter.

     2.3 Capital Structure.

     (a) The authorized shares of capital stock of JP consist of: (i) 7,690,000 shares of preferred stock, of which (A) 510,000 shares have been designated 8.75% Series A Cumulative Redeemable Preferred Stock, $.0001 par value per share (the "JP Series A Preferred Stock"), none of which are outstanding, (B)
3,800,000 shares have been designated 8.95% Series B Cumulative Redeemable Preferred Stock, $.0001 par value per share (the "JP Series B Preferred Stock"), none of which are outstanding, (C) 320,000 shares have been designated 8.75% Series C Cumulative Redeemable Preferred Stock, $.0001 par value per share (the "JP Series C Preferred Stock"), none of which are outstanding, and (D) 3,060,000 shares have been designated Series A Junior Participating Preferred Stock, $.0001 par value per share (the "JP Junior Preferred Stock"), none of which are outstanding, (ii) 117,110,000 shares of Common Stock, par value $.0001 per share ("JP Common Stock"), of which 16,151,769 are outstanding on the date of this Agreement, (iii) 200,000 shares of Price Group Stock, par value $.0001 per share ("Price Group Stock"), of which 200,000 shares are issued and outstanding on the date of this Agreement and (iv) 75,000,000 shares of Excess Stock, par value $.0001 per share ("Excess Stock"), none of which are outstanding.

     (b) Set forth in Schedule 2.3(b) to the JP Disclosure Letter is a true, complete and correct list of the following: (i) each qualified or nonqualified option to purchase shares of JP Common Stock granted under JP's 1993 Stock Option Plan or any other formal or informal arrangement to purchase shares of JP Common Stock, Price Group Stock, JP Preferred Stock or any other equity securities of JP (collectively, the "JP Stock Options"); and (ii) all other warrants or other rights to acquire JP Common Stock, Price Group Stock, JP Preferred Stock or any other equity securities of JP, stock appreciation rights, restricted stock, dividend equivalents, deferred compensation accounts, performance awards, restricted stock unit awards and other awards which are outstanding on the date of this

Agreement ("JP Stock Rights"). Schedule 2.3(b) to the JP Disclosure Letter sets forth, as applicable, for each JP Stock Option and JP Stock Right the name of the grantee, the date of the grant, the number of shares of JP Common Stock, Price Group Stock or other equity securities of JP subject to each option or other award, and the exercise price per share. On the date of this Agreement, except as set forth in this Section 2.3 or in Schedule 2.3(b) to the JP Disclosure Letter, no shares of JP Common Stock, Price Group Stock, preferred stock of JP or Excess Stock were outstanding or reserved for issuance.

     (c) Except as set forth in Schedule 2.3(c) to the JP Disclosure Letter, all outstanding shares of JP Common Stock and Price Group Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the JP Articles or JP By-Laws or any contract or instrument to which JP is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of JP or any JP Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of JP may vote.

     (d) Other than (i) as set forth in this Section 2.3 or in Schedule 2.3(b), 2.3(c) or 2.3(d) to the JP Disclosure Letter, (ii) non-preferred units of limited partnership in PDC LP ("PDC Common OP Units"), which may be exchanged for cash or, at the option of JP, JP Common Stock at a rate of one share of JP Common Stock for each JP Common OP Unit, (iii) the 8.75% Series A Cumulative Redeemable Preferred Units of limited partnership interest (the "PDC Series A OP Units") of PDC LP, which are exchangeable in accordance with their terms, for shares of JP Series A Preferred Stock, (iv) the 8.95% Series B Cumulative Preferred Units of limited partnership interest of PDC LP (the "PDC Series B OP Units"), which are exchangeable in accordance with their terms, for shares of JP Series B Preferred Stock, (v) the 8.75% Series C Cumulative Preferred Units of limited partnership interest of PDC LP (the "PDC Series C OP Units," and collectively with the PDC Series A OP Units and PDC Series B OP Units, the "PDC Preferred OP Units"), which are exchangeable in accordance with their terms, for shares of JP Series C Preferred Stock, (vi) the JP Rights (as defined herein), which entitle the holders of shares of JP Common Stock to purchase units of JP Junior Preferred Stock upon the terms and conditions specified therein or, upon the occurrence of certain events, shares of JP Common Stock, or (vii) the Price Group Stock, which is convertible at the option of JP into an equal number of shares of JP Common Stock, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which JP or any JP Subsidiary is a party or by which such entity is bound, obligating JP or any JP Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of JP or any JP Subsidiary or obligating JP or any JP Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to JP or a JP Subsidiary).

     (e) As of the date of this Agreement, 510,000 PDC Series A OP Units, 3,800,000 PDC Series B OP Units, 320,000 PDC Series C OP Units and 19,990,331 PDC Common OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights under law or the PDC LP Agreement or any contract or instrument to which JP or PDC LP is a party or by which either is bound, of which 16,351,769 are owned by JP. The PDC Common OP Units and the PDC Preferred OP Units are collectively referred to as the "PDC OP Units." The above-described PDC OP Units are the only authorized and outstanding partnership interests in PDC LP as of the date of this Agreement.
Schedule 2.3(e) to the JP Disclosure Schedule sets forth the name of each holder of PDC OP Units and the number and type of PDC OP Units owned by each such holder as of the date of this Agreement. Except as provided in the PDC LP Agreement, or as set forth on Schedule 2.3(d) to the JP Disclosure Letter, PDC LP has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in PDC LP, whether issued or unissued, or securities convertible or exchangeable into interests in PDC LP.

     (f) All dividends on JP Common Stock and Price Group Stock and all distributions on PDC OP Units, which have been declared prior to the date of this Agreement, have been paid in full. Neither JP nor PDC LP is in arrears with respect to dividends or other distributions on any of its outstanding shares of capital stock or partnership interests.

     (g) Set forth on Schedule 2.3(g) to the JP Disclosure Letter is a list of each registration rights agreement or other agreement between JP and/or PDC LP, on the one hand, and one or more other parties, on the other hand, which sets forth the obligations of JP and/or PDC LP with respect to the registration of any securities of JP, PDC LP and/or any other JP Subsidiary pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     2.4 Other Interests. Except for interests in the JP Subsidiaries, interests valued at less than $100,000 and certain other entities as set forth in Schedule
2.4 to the JP Disclosure Letter (the "JP Other Interests"), none of JP, PDC LP or any other JP Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities and notes receivable from tenants). With respect to the JP Other Interests, PDC LP owns such interests free and clear of all Liens other than pledges, if any, contained in organizational documents of such JP Other Interests and given to secure performance thereunder. Other than any breach which, individually or in the aggregate, would not have a JP Material Adverse Effect, none of JP, PDC LP or any other JP Subsidiary is in breach of any provision of any agreement, document or contract relating to the JP Other Interests, all of which agreements, documents and contracts are (a) listed in
Schedule 2.4 to the JP Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of JP, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

     2.5 Authority; Noncontravention; Consents.

     (a) JP has the requisite corporate power and authority to enter into this Agreement and, subject to (i) the requisite JP stockholder approval of this Agreement and the Merger (the "JP Stockholder Approval"), and (ii) the requisite approval of the holders of PDC OP Units, as specified in Schedule 2.5(a) to the JP Disclosure Letter, of this Agreement, the PDC LP Amendment described in
Schedule 2.5(a) to the JP Disclosure Letter (the "PDC LP Amendment") and the Partnership Merger (collectively, the "JP Partner Approvals"), to consummate the transactions contemplated by this Agreement to which JP is a party. PDC LP has the requisite power and authority to enter into this Agreement and, subject to the requisite JP Partner Approvals, to consummate the transactions contemplated by this Agreement to which PDC LP is a party. The execution and delivery of this Agreement by JP and PDC LP and the consummation by JP and PDC LP of the transactions contemplated by this Agreement to which they are parties have been duly authorized by all necessary action on the part of JP and PDC LP, except for and subject to the JP Stockholder Approval and the JP Partner Approvals. This Agreement has been duly executed and delivered by JP and PDC LP and constitutes a valid and binding obligation of each of JP and PDC LP, enforceable against each of them in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 2.5(b)(1) to the JP Disclosure Letter and subject to obtaining the JP Stockholder Approval and the JP Partner Approvals, the execution and delivery of this Agreement by JP and PDC LP do not, and the consummation of the transactions contemplated by this

Agreement to which either of JP or PDC LP is a party and compliance by JP and PDC LP with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to material loss of a benefit under, or give rise to a right of purchase under, or result in the creation of any Lien upon any of the properties or assets of JP or any JP Subsidiary under, (i) the JP Articles or JP Bylaws or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any JP Subsidiary, each as amended or supplemented, (ii) any Material Contract (as defined herein) applicable to JP or any JP Subsidiary or the respective properties or assets of JP or any JP Subsidiary or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation
(collectively, "Laws") applicable to JP or any JP Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, loss or Liens that, individually or in the aggregate, would not (x) have a JP Material Adverse Effect or (y) prevent or delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to JP or any JP Subsidiary in connection with the execution and delivery of this Agreement by JP or the consummation by JP of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined herein),
(ii) the filing and acceptance for record of the Maryland Articles of Merger by the Department, (iii) the filing and acceptance for record of the Delaware Certificate of Merger with the Secretary of State, (iv) the filing and acceptance for record of the Maryland Articles of Partnership Merger by the Department or (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5(b)(2) to the JP Disclosure Letter, (B) as may be required under (w) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the blue sky laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent JP or PDC LP from performing their obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a JP Material Adverse Effect.

     2.6 SEC Documents; Financial Statements; Undisclosed Liabilities. Each of JP and PDC LP has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 through the date hereof (collectively, the "JP SEC Documents"). Schedule 2.6(a) to the JP Disclosure Letter contains a true, complete and correct list of all JP SEC Documents filed by JP or PDC LP with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), between January 1, 1997 and the date of this Agreement. All of the JP SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such JP SEC Documents. None of the JP SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later JP SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of JP and PDC LP, respectively, included in the JP SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of (a) in the case of JP, JP and the consolidated JP Subsidiaries taken as a whole, and (b) in the case of PDC LP, PDC LP and its consolidated JP Subsidiaries taken as a whole, in each case, as of the dates thereof, and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in
Schedule 2.6(b) to the JP Disclosure Letter, JP has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the JP SEC Documents or in Schedule 2.6(c) to the JP Disclosure Letter or incurred by JP or any JP Subsidiary in the ordinary course of business since December 31, 2001, none of JP or any JP Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of JP or in the notes thereto and which, individually or in the aggregate, would have a JP Material Adverse Effect.

     2.7 Absence of Certain Changes or Events. Except as disclosed in the JP SEC Documents or in Schedule 2.7 to the JP Disclosure Letter, since the date of the most recent audited financial statements included in the JP SEC Documents (the "JP Financial Statement Date"), JP and the JP Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and there has not been (a) a JP Material Adverse Effect through the date hereof, (b) except for regular quarterly distributions not in excess of $0.51 per share of JP Common Stock or JP Common OP Unit, $0.408 per share of Price Group Stock, $0.546875 per JP Series A OP Unit, $0.559375 per JP Series B OP Unit and $0.546875 per JP Series C OP Unit (or, in each case, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT (as defined herein) status), in each case, with customary record and payment dates (subject to Section 5.9), any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the JP Common Stock, Price Group Stock or the PDC OP Units or any other equity security of JP or PDC LP, (c) any split, combination or reclassification of the JP Common Stock, the Price Group Stock or the PDC OP Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of JP or partnership interests in PDC LP, or any issuance of an ownership interest in any other JP Subsidiary, (d) any damage, destruction or loss through the date hereof, whether or not covered by insurance, that, individually or in the aggregate, has or would have a JP Material Adverse Effect, (e) any change in accounting methods, principles or practices by JP or any JP Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in JP SEC Documents or required by a change in GAAP, or (f) except as expressly contemplated by this Agreement, any amendment of any employment, consulting, severance, retention or any other agreement between JP or any JP Subsidiary and any of their respective officers, directors or managers.

     2.8 Litigation.  Except as disclosed in the JP SEC Documents or in Schedule
2.8 to the JP Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of JP and the JP Subsidiaries (a) which are covered by adequate insurance subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of JP or a JP Subsidiary) or, to the Knowledge of JP, threatened against or affecting JP or any JP Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a JP Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against JP, any JP Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would reasonably be expected to have, any such effect. Notwithstanding the foregoing, no claim has been made under any directors' and officers' liability insurance policy maintained at any time by JP or any of the JP Subsidiaries.

     2.9 Properties.

     (a) Except as provided in Schedule 2.2 to the JP Disclosure Letter, JP or the JP Subsidiary set forth on Schedule 2.2 to the JP Disclosure Letter owns fee simple title to or holds a leasehold interest in each of the real properties identified in Schedule 2.2 to the JP Disclosure Letter (the "JP Properties"), which are all of the real estate properties owned by them, in each case (except for the Permitted Title Exceptions (as defined herein) free and clear of Liens or other encumbrances on title ("Encumbrances"). Schedule 2.2 to the JP Disclosure Letter further identifies which of the JP Properties are owned in fee simple by JP or a JP Subsidiary, and which of the JP Properties are subject to a ground lease. Except as set forth in Schedule 2.2 to the JP Disclosure Letter, no other Person has any ownership interest in any of the JP Properties, and any such ownership interest so scheduled does not materially detract from the value of the JP Subsidiary's interest in, or materially interfere with the present use of, any of the JP Properties subject thereto or affected thereby. Except as set forth in Schedule 2.9(a) to the JP Disclosure Letter, none of the JP Properties is subject to any restriction on the sale or other disposition thereof (including, without limitation, rights of first refusal) or on the financing or release of financing thereon. The JP Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building, development, use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for the following (collectively, the "Permitted Title Exceptions"): (i) Property Restrictions and Encumbrances set forth in Schedule 2.9(a) to the JP Disclosure Letter or those that will not have a JP Material Adverse Effect, (ii) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, to the knowledge of JP, are not violated by the current use of the Properties, (iii) the JP Space Leases, the Ground Leases, other leases and the REAs, (iv) Property Restrictions and Encumbrances disclosed on the Existing Title Policies (as defined herein), the title reports listed in Schedule 2.9(a) to the JP Disclosure Letter or existing surveys (true, complete and correct copies of which surveys have been delivered to GGP and GGP Partnership) (provided, however, that ground leases and mortgage indebtedness shall not be Permitted Title Exceptions unless specifically noted on Schedules 2.9(f) and 2.5(b)(i) to the JP Disclosure Letter), and (v) Liens for real estate Taxes not yet due and payable, mechanics', carriers', workmen's, and repairmen's liens, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the JP Properties subject thereto or affected thereby. Schedule 2.9(a) to the JP Disclosure Letter lists each of the JP Properties which are under development or substantial renovation as of the date of this Agreement and describes generally the status of such development or renovation as of the date hereof.

     (b) Schedule 2.9(b) to the JP Disclosure Letter sets forth a list of policies of title insurance (the "Existing Title Policies") that have been issued insuring the applicable JP Subsidiary's fee simple title or leasehold estate, as the case may be, to the JP Properties owned by it. True, complete and correct copies of such policies have been provided or made available to GGP. Such policies are, at the date hereof, in full force and effect. Except as provided in Schedule 2.9(b) to the JP Disclosure Letter, no claim has been made against any such policy.

     (c) Except as provided in Schedule 2.9(c) to the JP Disclosure Letter, JP has received no written notice and otherwise has no Knowledge (i) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the JP Properties, or any agreement, easement or other right, which is in either case necessary, in any material respect, to permit the lawful use and operation of the buildings and improvements on any of the JP Properties or which is necessary, in any material respect, to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the JP Properties, has not been obtained or is not in full force and effect, or of any pending threat of modification or cancellation of any of the same which would have a material adverse effect on such JP Property, or (ii) of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the JP Properties issued by any Governmental Entity which would have a material adverse effect on such JP Property.

     (d) Neither JP nor any JP Subsidiary has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the JP Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the JP Properties or by the continued maintenance, operation or use of the parking areas which would have a material adverse effect on such Property.

     (e) Schedule 2.9(e) sets forth the rent rolls for each JP Property, which rent rolls are not dated earlier than December 31, 2001 (the "JP Rent Roll"). JP has made available to GGP and GGP Partnership true, complete and correct copies of all JP Space Leases as defined herein, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. "JP Space Lease" means each lease or other right of occupancy affecting or relating to a property in which JP, PDC LP or any other JP Subsidiary (or an entity in which any of the foregoing directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any Ground Lease (as defined herein) and excluding any lease, license or occupancy agreement with a term of less than 6 months and/or terminable upon not more than 30 days notice. Except for discrepancies that, either individually or in the aggregate, would not have a material adverse effect on the applicable JP Property, all information set forth in the JP Rent Roll is true, complete and correct as of the date thereof. Except as set forth in a delinquency report made available to GGP and GGP Partnership, none of JP or any JP Subsidiary, on the one hand, nor, to the Knowledge of JP, any other party, on the other hand, is in default (whether monetary or non-monetary) under any JP Space Lease, except for such defaults that individually or in the aggregate, would not have a JP Material Adverse Effect.

     (f) With regard to any JP Property where JP or any JP Subsidiary holds a leasehold estate or is the lessor under any ground lease (a "Ground Lease"), each such Ground Lease (and whether JP or such JP Subsidiary is lessor or lessee with respect thereto) is identified on Schedule 2.9(f) to the JP Disclosure Letter and JP has provided to GGP and GGP Partnership true, complete and correct copies of all Ground Leases, including all amendments, modifications, supplements, renewals, extensions and guaranties related thereto, as of the date hereof. Each Ground Lease is a valid and subsisting lease and none of JP or any JP Subsidiary, on the one hand, nor, to the Knowledge of JP, none of the other parties under the Ground Lease, on the other hand, is in default under any terms thereunder, except for such defaults that, individually or in the aggregate, would not have a JP Material Adverse Effect.

     (g) With regard to any JP Property where JP or any JP Subsidiary is a party to a reciprocal easement agreement, operating agreement or similar agreement imposing obligations on, and granting rights to, a JP Property and an adjacent property owned by a third party (any such agreement, a "REA"), each such REA is identified on Schedule 2.9(g) to the JP Disclosure Letter and JP has provided to GGP and GGP Partnership true, complete and correct copies of all REAs, including all amendments, modifications, supplements, renewals, extensions and guaranties related thereto, as of the date hereof. Each REA is a valid agreement and none of JP or any JP Subsidiary, on the one hand, nor, to the Knowledge of JP, any other party to a REA, on the other hand, is in default under any terms thereunder, except for such defaults that, individually or in the aggregate, would not have a JP Material Adverse Effect.

     (h) To the Knowledge of JP, there are no pending threats of modification or cancellation of any Property Permits that, individually or in the aggregate, would have a material adverse effect on the JP Property for which such Property Permits are required, and no Property Permit for any JP

Property will cease to be effective as a result of the consummation of transactions contemplated by this Agreement which would have a material adverse effect on such JP Property.

     (i) Schedule 2.9(i) to the JP Disclosure Letter contains a true, complete and correct list, by type of insurance, carrier, coverages (including limits)
and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by JP or any JP Subsidiary, as applicable, with respect to the JP Properties. All such policies are in full force and effect and none of JP or any JP Subsidiary, as applicable, has received from any insurance company notice of any material defects or deficiencies affecting the insurability of JP or any JP Subsidiary, as applicable, or any of their respective assets thereunder, including the JP Properties.

     2.10 Environmental Matters.

     (a) "Environmental Law" shall mean all applicable Laws, including any plans, other criteria, or guidelines promulgated pursuant to such Laws, relating to the protection of human health, safety and natural resources, animal health or welfare or the environment, including, without limitation, Laws relating to the use, manufacturing, production, generation, installation, recycling, reuse, sale, storage, handling, transport, treatment, release, threatened release or disposal of any Hazardous Materials (including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA")). "Hazardous Materials" shall mean substances, wastes, radiation or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic, (ii) which are listed, regulated or defined under any Environmental Law, and shall include "hazardous wastes," "hazardous substances," "hazardous materials," "pollutants," "contaminants," "toxic substances," "radioactive materials" or "solid wastes,"
(iii) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment. "Release" shall have the meaning set forth in Section 101 of CERCLA, without regard to the exclusions set forth therein.

     (b) Except as disclosed in the JP SEC Documents or in Schedule 2.10(b) to the JP Disclosure Letter or in the environmental audits or reports listed thereon,

          (i) none of JP, any of the JP Subsidiaries or, to JP's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the JP Properties and JP does not have any Knowledge of the presence of any Hazardous Materials at, on or under any of the JP Properties, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the JP Properties) would, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect;

          (ii) except in accordance with the Environmental Permits (as defined herein), to the Knowledge of JP, there have been no Releases of Hazardous Materials at, on, under or from (A) the JP Properties or (B) any real property previously owned, operated or leased by JP or the JP Subsidiaries (the "Former JP Properties"), in the case of (B), during the period of JP's or a JP Subsidiary's ownership, operation or tenancy, which with respect to any such Releases as described in this clause (ii) would, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect;

          (iii) JP and the JP Subsidiaries have not received any written notice that any of them has failed to comply with Environmental Laws, or has any liability under the

     Environmental Laws, except to the extent that such failures to comply and liabilities, individually or in the aggregate, would not reasonably be expected to have a JP Material Adverse Effect; and

          (iv) JP and the JP Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law (collectively, the "Environmental Permits") to operate their businesses as currently operated except where the failure to obtain and maintain such Environmental Permits would not, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect. JP and the JP Subsidiaries have timely filed applications for all Environmental Permits, except where failure to do so would not have a JP Material Adverse Effect.

     (c) JP has previously delivered or made available to GGP true, complete and correct copies of all material third party reports, including, without limitation, environmental site assessment reports and environmental investigations and testing or analysis that are dated within 5 years of the date of this Agreement and are, to the Knowledge of JP, in the possession or control of JP or any of the JP Subsidiaries and which relate to the presence or release of Hazardous Materials, or any non-compliance with Environmental Laws by any of them.

     2.11 Related Party Transactions. Set forth in Schedule 2.11 to the JP Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by JP or any JP Subsidiary with (a) any investment banker or financial advisor, or (b) any Person who is an officer, director or Affiliate (as defined herein) of JP, any JP Subsidiary, any relative of any of the foregoing, or any entity of which any of the foregoing is an Affiliate or (c) any Person who acquired JP Common Stock, Price Group Stock or PDC OP Units, in each case, which remain in effect. True, complete and correct copies of all of such documents have previously been delivered or made available to JP, and are listed in Schedule 2.11 to the JP Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

     2.12 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, fringe benefit, profit sharing, deferred compensation, stock option or grant, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by JP, any JP Subsidiary or any entity that presently would be deemed to be a single employer with JP or any JP Subsidiary under Section 414(b), (c), (m) or (o) of the Code (each, a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee
Plan). Each Employee Plan is listed on Schedule 2.12 to the JP Disclosure Letter. Except as disclosed in Schedule 2.12 to the JP Disclosure Letter, with respect to the Employee Plans:

     (a) No Controlled Group Member has any liability under any Welfare Plan or otherwise for continuing benefits or coverage for any participant or any spouse or beneficiary of a participant after such participant's termination of employment, except as may be required by Section

4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 601 (et seq.) of ERISA, or under any applicable state law.

     (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified under
Section 401(a) of the Code ("Qualified Pension Plan") has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan, if any, is tax-exempt under Section 501(a) of the Code and no event has occurred which would reasonably be expected to jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and
Section 501(a) of the Code, respectively. Each Qualified Pension Plan has been or will be timely amended for the requirements of the tax legislation commonly known as "GUST" and will be submitted to the Internal Revenue Service for a favorable determination letter within the remedial amendment period prescribed by "GUST." None of the Employee Plans is a multiple employer plan subject to
Section 413(c) of the Code or a multiple employer welfare arrangement as defined in Section 3(40) of ERISA. None of the Employee Plans is currently subject to an audit, investigation or review by a Governmental Entity pursuant to a voluntary compliance program or otherwise. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Entity have been filed, are pending or, to the Knowledge of JP, are threatened with respect to any Employee Plan and, to the Knowledge of JP, there is no fact or contemplated event which would reasonably be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

          (i) all Controlled Group Members have complied in all material respects with the reporting and disclosure requirements of ERISA, the Code, or both, with respect to each Employee Plan and no Controlled Group Member has incurred any material liability in connection with such reporting or disclosure;

          (ii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

          (iii) to the extent applicable, JP has delivered to GGP and GGP Partnership true, complete and correct copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the Internal Revenue Service, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contracts or other funding agreements that implement each such Employee Plan.

     (c) With respect to each Employee Plan there has not occurred, and no Person is contractually bound to enter into, any prohibited transaction within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA and which could subject JP or any Controlled Group Member to material liability.

     (d) No Controlled Group Member has ever maintained, participated in or been obligated to contribute to any Pension Plan subject to Code Section 412 or Title IV of ERISA, including without limitation, to a multiemployer plan as defined in
Section 3(37) of ERISA. No Controlled Group Member or any trade or business which is or has been for the last six years under common control with a Controlled Group Member under Section 414 of the Code or Section 4001(b) of ERISA ("ERISA Affiliate") has (while under common control) incurred any liability under Title IV of ERISA or Section 412 of the Code and no event or condition exists with respect to a Pension Plan, including, without limitation, a multiemployer plan as defined in Section 3(37) of ERISA which could give rise to a lien on any of the assets of a Controlled Group Member or an ERISA Affiliate.

     (e) With respect to each Welfare Plan maintained by any Controlled Group Member, such Plan provides the Plan Sponsor the authority to amend or terminate such Welfare Plan at any time, without liability after such amendment or termination for continuation of benefits provided prior to such amendment or termination.

     (f) Except as provided in Section 5.7(c), Section 5.7(e) or as disclosed in
Schedule 2.12 of the JP Disclosure Letter, no employee of a Controlled Group Member will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby. Except as disclosed in Schedule 2.12 of the JP Disclosure Letter, without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any employee of a Controlled Group Member in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     2.13 Employees; Employee Policies. A true, complete and correct list of (a) the names, job titles, annual salaries and all bonuses of all salaried employees of JP and the JP Subsidiaries, and (b) the wage rates for all non-salaried employees of JP and the JP Subsidiaries as of the date hereof, and true, complete and correct copies of all employee handbooks of JP and the JP Subsidiaries currently in effect, have been provided to GGP and GGP Partnership separately. None of JP or any of the JP Subsidiaries is subject to a union organizing effort or a party to a union contract or collective bargaining agreement. None of JP or any of the JP Subsidiaries is a party to any pending, or to the Knowledge of JP, threatened labor dispute. JP and the JP Subsidiaries are in material compliance with employment and labor laws. There are no claims pending, or to the Knowledge of JP, threatened to be brought, in any court or administrative agency or before any arbitrator by any former or current employees of JP or the JP Subsidiaries (i) for compensation, severance benefits, vacation pay or pension benefits or (ii) arising out of the status of JP or any of the JP Subsidiaries as an employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge or otherwise.

     2.14 Taxes.

     (a) Each of JP and the JP Subsidiaries (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects,
(ii) has paid (or JP has paid on its behalf) all Taxes (as defined herein) shown on such returns and reports as required to be paid by it, and (iii) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing clauses
(a)(i), (a)(ii) and

(a)(iii), where the failure to file such Tax returns and reports or failure to pay such Taxes or failure to comply with such withholding requirements would not, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect. The most recent audited financial statements contained in the JP SEC Documents reflect an adequate reserve for all material Taxes payable by JP and the JP Subsidiaries for all taxable periods and portions thereof through the JP Financial Statement Date. Since the JP Financial Statement Date, JP has incurred no liability for material Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and none of JP or any JP Subsidiary has incurred any material liability for Taxes other than in the ordinary course of its trade or business and other than transfer or similar Taxes arising in connection with the sales of property. No event has occurred, and no condition or circumstance exists, which could reasonably be expected to result in any Tax described in the preceding sentence being imposed upon JP or any JP Subsidiary. None of JP or any JP Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to JP's Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving any of JP or any JP Subsidiary is being considered by any Tax authority. To the Knowledge of JP, no deficiencies for any Taxes have been proposed, asserted or assessed against JP or any JP Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending. Except as set forth in Schedule 2.14 of the JP Disclosure Letter, none of JP or any JP Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that are not fully deductible under Sections 162(m) or 280G of the Code. None of the assets of JP or any JP Subsidiary is subject to any Lien arising in connection with any failure or alleged failure to pay any Tax. As used in this Agreement, "Taxes" shall include all taxes, charges, fees, levies and other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding (including, without limitation, dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the
Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

     (b) JP (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) has operated since December 31, 2001 to the date of this representation, and will continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on the earlier of December 31, 2002 or the Closing Date and, if later, for the taxable year of JP ending on the Closing Date (provided that, for purposes of applying Section 857 of the Code for the taxable year of JP ending on the Closing Date, the earnings and profits of JP for such taxable year shall be computed assuming that (A) Section 562(e) of the Code applies to the deemed sale of JP's assets pursuant to the Merger and (B) that the Merger will be treated for federal income tax purposes in the manner described in paragraph G of the Recitals hereof), and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to JP's Knowledge, no such challenge has been proposed, is pending or threatened. Each JP Subsidiary which is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded entity and not as a corporation or an association taxable as a corporation. PDC LP is not a publicly-traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each JP Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. Neither JP nor any JP Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. Sec. 1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. JP does not own, directly or indirectly, any interest in any "taxable REIT subsidiary," as that term is defined by Section 856(l) of the Code.

     2.15 No Payments to Employees, Officers or Directors. Schedule 2.15 to the JP Disclosure Letter contains a true, complete and correct list of all arrangements, agreements or plans pursuant to which cash and non-cash payments will become payable, and the maximum aggregate amount which may be payable thereunder to each employee, officer or director of JP or any JP Subsidiary as a result of the Mergers or a termination of service subsequent to the consummation of the Mergers. Except as described in Schedule 2.15 to the JP Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of JP or any JP Subsidiary. There is no agreement or arrangement with any employee, officer or other service provider under which JP or any JP Subsidiary has agreed to pay any Tax that might be owed under Section 4999 of the Code with respect to payments to such individuals. Schedule 2.15 to the JP Disclosure Letter contains a true, complete and correct list of each indemnification or similar agreement under which JP or any JP Subsidiary has agreed to indemnify any current or former director, officer, manager, trustee or employee of any such entity.

     2.16 Broker. Except as set forth in Schedule 2.16 to the JP Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of JP or any JP Subsidiary.

     2.17 Compliance with Laws. Except as set forth on Schedule 2.17 to the JP Disclosure Letter, none of JP or any JP Subsidiary has violated or failed to comply with any Laws applicable to its business, properties or operations, except to the extent that such violations and failures would not, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect.

     2.18 Contracts; Debt Instruments.

     (a) None of JP or any JP Subsidiary has received a written notice that it is in violation of or in default under any Material Contract, as defined herein, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of JP does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not reasonably be expected to have a JP Material Adverse Effect. For purposes of this Agreement, "Material Contract" shall mean (i) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or other Indebtedness (as defined herein) to any Person, (ii) each material instrument, contract or agreement (exclusive of any JP Space Lease) entered into by JP or any JP Subsidiary which may result in total payments by or liability of JP or any JP Subsidiary in excess of $500,000, and (iii) any other agreements filed or required to be filed as exhibits to the JP SEC Documents pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act. For purposes of this Section 2.18, "Indebtedness" shall mean (A) indebtedness for borrowed money, whether secured or unsecured, (B) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (C) capitalized lease obligations, (D) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (E) guarantees of any such indebtedness of any other Person. Schedule 2.18(a) to the JP Disclosure Schedule sets forth a list of each such Material Contract, which is not listed in any other subpart to the JP Disclosure Schedule, and the outstanding principal balance of each component of Indebtedness of JP, PDC LP and each other JP Subsidiary as of the date specified in the schedule. JP and PDC LP, have not received any notice and otherwise do not have Knowledge that any other party to any Material Contract is in default (whether monetary or non-monetary) thereunder, other than such defaults that individually or in the aggregate would not result in a JP Material Adverse Effect.

     (b) To the extent not set forth in response to the requirements of Section 2.18(a), Schedule 2.18(b) to the JP Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which JP or any JP Subsidiary is a party or an obligor with respect thereto, true, complete and correct copies of which have been previously delivered or made available to GGP and GGP Partnership. There are no loans by JP or a JP Subsidiary to any non wholly-owned JP Subsidiary except as set forth on Schedule 2.18(b) to the JP Disclosure Letter (which Schedule indicates the outstanding amount of Indebtedness as of the date hereof).

     (c) Except as set forth in Schedule 2.18(c) to the JP Disclosure Letter, none of JP or any JP Subsidiary is a party to any agreement relating to the management of any JP Property by any Person other than JP or a JP Subsidiary.

     (d) None of JP or any JP Subsidiary is a party to any agreement pursuant to which JP or any JP Subsidiary manages or provides services with respect to any real properties other than JP Properties, except for the agreements described in
Schedule 2.18(d) to the JP Disclosure Letter, true, complete and correct copies of which have been delivered to GGP.

     (e) JP has delivered to GGP and GGP Partnership prior to the date of this Agreement a true, complete and correct capital budget for the year 2002 relating to budgeted capital improvements and development. Schedule 2.18(e) to the JP Disclosure Letter lists all material agreements entered into by JP or each of the JP Subsidiaries relating to the development or construction of, or additions or expansions to, any JP Properties (or any properties with respect to which JP has executed as of the date of this Agreement a purchase agreement or other similar agreement) which are currently in effect and under which JP or any of the JP Subsidiaries currently has, or expects to incur, an obligation in excess of $250,000 in the aggregate. True, complete and correct copies of such agreements have previously been delivered or made available to GGP and GGP Partnership.

     (f) Schedule 2.18(f) to the JP Disclosure Letter lists all agreements entered into by JP or any JP Subsidiary providing for the sale of, or option to sell, any JP Properties or the purchase of, or option to purchase, by JP or any JP Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate which are currently in effect.

     (g) Except as set forth in Schedule 2.18(g) to the JP Disclosure Letter, none of JP or any JP Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by JP or any JP Subsidiary or (B) to pay any additional purchase price for any of the JP Properties.

     (h) Except as set forth in Schedule 2.18(h) to the JP Disclosure Letter, none of JP or any JP Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, (i) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to PDC LP or any other JP Subsidiary that is treated as a partnership for federal income tax purposes, and that (A) prohibits or restricts in any manner the disposition of any assets of JP or any JP Subsidiary, (B) requires that JP or any JP Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the JP

Properties, or (C) requires that JP or any JP Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a deficit restoration obligation, indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of JP or any JP Subsidiary, (ii) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of JP or a JP Subsidiary, or (iii) that requires a particular method for allocating one or more liabilities of JP or a JP Subsidiary under
Section 752 of the Code. None of JP or any JP Subsidiary is in violation of or in default under any Tax Protection Agreement.

     (i) Except as set forth in Schedule 2.18(i) to the JP Disclosure Letter and except for the Nondisclosure Agreement, dated January 31, 2002, between JP and GGP (the "Confidentiality Agreement"), and other confidentiality agreements entered into in the ordinary course of business, neither JP nor any JP Subsidiary is a party to any confidentiality, standstill, lock-up or voting agreement.

     (j) Other than any breach which, individually or in the aggregate, would not have a JP Material Adverse Effect, none of JP, PDC LP or any other JP Subsidiary is in breach of any provision of any agreement, document or contract relating to the capital stock or other equity interests of a non-wholly-owned JP Subsidiary, all of which agreements, documents and contracts are (a) listed in
Schedule 2.18(j) to the JP Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of JP, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

     2.19 Opinion of Financial Advisor. JP has received the written opinion of UBS Warburg LLC, JP's financial advisor, to the effect that the proposed consideration to be received by the holders of JP Common Stock is fair to such holders from a financial point of view.

     2.20 State Takeover Statutes; JP Rights Plan; Ownership Limits. JP has taken all action necessary to exempt the transactions contemplated by this Agreement (including the actions and transactions contemplated by the Voting Agreement) from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the laws of the State of Maryland, the State of Delaware or federal laws of the United States or similar statute or regulation (a "Takeover Statute") and the limitations imposed by Article IX of the JP Articles. The Board of Directors of JP has resolved to, and prior to the Closing, JP shall, take all action necessary to render the rights (the "JP Rights") issued and/or outstanding under or pursuant to the terms of the Amended and Restated Rights Agreement, dated as of January 13, 2001, as amended, between JP and Mellon Investor Services LLC, as rights agent (the "JP Rights Agreement"), inapplicable to the Mergers, this Agreement and the other transactions contemplated hereby (including the actions and transactions contemplated by the Voting Agreement).

     2.21 Investment Company Act of 1940. None of JP or any JP Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     2.22 Definition of Knowledge of JP. As used in this Agreement, the phrase "Knowledge of JP" (or words of similar import) means the actual (and not constructive or imputed) knowledge of those individuals identified in Schedule
2.22 to the JP Disclosure Letter.

     2.23 Required Stockholder Approvals and Partner Approvals. The affirmative vote of the holders of at least a majority of the outstanding shares of JP Common Stock and Price Group Stock, voting together as a single class with respect to the Merger, is the only vote or consent of the holders of any class or series of JP capital stock necessary or required under this Agreement, the JP Articles, JP Bylaws or applicable law to approve the Mergers, this Agreement and the transactions contemplated hereby. The affirmative vote or consent of JP, in its capacity as the general partner of PDC LP, and the holders of PDC OP Units as described on Schedule 2.5 to the JP Disclosure Letter are the only votes or consents of the holders of any class or series of PDC LP's partnership interests necessary or required under this Agreement, the PDC LP Agreement, any other agreement or applicable law to approve the Mergers, this Agreement, the PDC LP Amendment and the transactions contemplated hereby. By virtue of executing this Agreement, JP, in its capacity as general partner, shall be deemed to have approved the matters described in the second sentence of this Section 2.23.

     2.24 Intellectual Property. JP and each JP Subsidiary, as applicable own, or are licensees of or otherwise possess legally enforceable rights to use, all material patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct their business as currently conducted, except where the failure to own, be so licensed or otherwise possess, individually or in the aggregate, would not have a JP Material Adverse Effect.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF GGP,
                         GGP PARTNERSHIP AND ACQUISITION

     Except as set forth in the GGP SEC Documents (as defined herein) or in the letter of even date herewith signed by a duly authorized representative of GGP and delivered to JP prior to the execution hereof (the "GGP Disclosure Letter"), GGP, GGP Partnership and Acquisition jointly and severally represent and warrant to JP as follows:

     3.1 Organization, Standing and Power of GGP, GGP Partnership, Acquisition and Partnership Acquisition.

     (a) GGP is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. GGP is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an GGP Material Adverse Effect, as defined herein. GGP has made available to JP complete and correct copies of the charter and by-laws of GGP, in each case, as amended or supplemented to the date of this Agreement (respectively, the "GGP Charter" and "GGP Bylaws").

     (b) GGP Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. GGP Partnership is duly qualified or licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a GGP Material Adverse Effect, as defined herein. As used in this Agreement, a "GGP Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of GGP, GGP Partnership and any Subsidiary of GGP or GGP Partnership (collectively, "GGP Subsidiaries"), taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect GGP or GGP Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other GGP Material Adverse Effect, changes in the trading prices of GGP Common Stock or GGP Preferred Stock (as defined herein). All partnership interests in GGP Partnership have been duly authorized and are validly issued and outstanding. GGP Partnership has made available to JP complete and correct copies of its Second Amended and Restated Agreement of Limited Partnership of GGP Partnership, as amended to the date of this Agreement (the "GGP Partnership Agreement"), which is the partnership agreement of GGP Partnership in effect as of the date hereof.

     (c) Acquisition is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Acquisition is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a GGP Material Adverse Effect. GGP and GGP Partnership have made available to JP complete and correct copies of the organizational documents of Acquisition.

     (d) Partnership Acquisition is a Maryland limited liability company duly organized, validly existing and in good standing under the laws of Maryland and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Partnership Acquisition is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an GGP Material Adverse Effect. GGP and GGP Partnership have made available to JP complete and correct copies of the organizational documents of Partnership Acquisition.

     3.2 Capital Stock.

     (a) As of February 22, 2002, the authorized shares of capital stock of GGP consist of: (i) 5,000,000 shares of preferred stock, $100 par value per share, of which (A) 345,000 shares have been designated 7.25% Preferred Income Equity Redeemable Stock (the "GGP Series A Preferred Stock"), 337,500 of which are outstanding, (B) 175,000 shares have been designated 8.95% Cumulative Redeemable Preferred Stock, Series B (the "GGP Series B Preferred Stock"), none of which are outstanding, and (C) 100,000 shares have been designated Series A Junior Participating Preferred Stock (the "GGP Series A Junior Preferred Stock"), none of which are outstanding, and (ii) 210,000,000 shares of Common Stock, par value $.10 per share ("GGP Common Stock"), of which 61,989,803 are outstanding. The GGP Series A Preferred Stock, the GGP Series B Preferred Stock and GGP Series A Junior Preferred Stock are referred to herein collectively as the "GGP Preferred Stock").

     (b) As of December 31, 2001, 81,327,739.0515 non-preferred units of limited partnership in GGP Partnership (the "GGP Common OP Units") and 337,500 7.25% Series A Cumulative Redeemable Preferred Units in GGP Partnership (the "GGP Series A Preferred OP Units" and, together with the GGP Common OP Units and the GGP Series B Preferred OP Units described in clause (c), the

"GGP OP Units") are issued and outstanding, fully paid and non-assessable and not subject to preemptive or similar rights under law or the GGP Partnership Agreement or any contract or instrument to which GGP or GGP Partnership is a party or by which either is bound, of which 61,755,246.1942 GGP Partnership Common OP Units and all of the GGP Partnership Series A Preferred Units are owned by GGP.

     (c) As of the date of this Agreement, except as set forth above in Section 3.2(a) and 3.2(b) or in the GGP SEC Documents, no GGP OP Units, GGP Common Stock, shares of any series of GGP Preferred Stock or other voting securities of GGP Partnership or GGP were issued, reserved for issuance or outstanding. All outstanding GGP Partnership OP Units, shares of GGP Common Stock, and shares of GGP Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The GGP Series B Preferred OP Units to be issued in the Partnership Merger and the securities to be issued upon conversion or exchange of such units have been or will be, as the case may be, when issued, duly authorized by all necessary corporate or partnership action and upon issuance of such GGP Series B Preferred OP Units or such securities to be issued upon conversion or exchange of such GGP Series B Preferred OP Units, the relevant security will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and the holders will be entitled to the full rights associated with such securities as holders under the applicable organizational documents.

     3.3 Authority; Noncontravention; Consents.

     (a) Each of GGP, GGP Partnership, Acquisition and Partnership Acquisition has the requisite power and authority to enter into this Agreement and the Related Agreements (as herein defined) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by GGP, GGP Partnership, Acquisition and Partnership Acquisition and the consummation by GGP, GGP Partnership, Acquisition and Partnership Acquisition of the transactions contemplated by this Agreement and the Related Agreements to which any of GGP, GGP Partnership, Acquisition or Partnership Acquisition is a party have been (or, in the case of the Certificates of Designation relating to the GGP Series C Preferred Stock, GGP Series D Preferred Stock, GGP Series E Preferred Stock, GGP Series F Preferred Stock and GGP Series G Preferred Stock and the Amendment to the GGP Partnership Agreement creating the GGP Series B Preferred Units, will be, prior to the Closing) duly authorized by all necessary action on the part of GGP, GGP Partnership, Acquisition and Partnership Acquisition. This Agreement has been, and at the Effective Time each Related Agreement will be, duly executed and delivered by each of the foregoing which is a party thereto and constitute or will constitute valid and binding obligations of GGP, GGP Partnership, Acquisition and Partnership Acquisition, as applicable, enforceable against GGP, GGP Partnership, Acquisition and Partnership Acquisition, as applicable, in accordance with and subject to their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. GGP Partnership will obtain prior to the Closing the requisite approval of the holders of GGP OP Units to the amendment of the GGP Partnership Agreement for the purpose of creating the new GGP Series B Preferred OP Units to the extent such approval is required. No other consent of any holder of capital stock of GGP or partner interest in GGP Partnership is required in connection with the Mergers or any of the transactions contemplated by this Agreement.

     (b) The execution and delivery of this Agreement and/or the Related Agreements by GGP, GGP Partnership, Acquisition and Partnership Acquisition do not, and the consummation of the transactions contemplated by this Agreement and/or the Related Agreements to which any of GGP, GGP Partnership, Acquisition or Partnership Acquisition is a party and compliance by GGP, GGP Partnership, Acquisition or Partnership Acquisition with the provisions of this Agreement and/or the Related Agreements will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or give rise to a right of purchase under, or result in the creation of any Lien upon any of the properties or assets of GGP, GGP Partnership or any GGP Subsidiary under, require the consent or approval of any third party lender or otherwise result in a material detriment to GGP, GGP Partnership, Acquisition, Partnership Acquisition or any other GGP Subsidiary under, any provision of (i) the GGP Charter or Bylaws, the GGP Partnership Agreement or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of GGP or any GGP Subsidiary, each as amended or supplemented to the date of this
Agreement, (ii) any Material Contract applicable to GGP, GGP Partnership, Acquisition, Partnership Acquisition or any other GGP Subsidiary, the respective properties or assets of GGP Partnership, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to GGP, GGP Partnership or any GGP Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not (x) reasonably be expected to have a GGP Material Adverse Effect or (y) prevent or delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to GGP, GGP Partnership or any GGP Subsidiary in connection with the execution and delivery of this Agreement or the consummation by GGP or GGP Partnership of any of the transactions contemplated by this Agreement, except for (i) the filing and acceptance for record of the Maryland Articles of Merger by the Department, (ii) the filing and acceptance for record of the Delaware Certificate of Merger with the Secretary of State, (iii) the filing and acceptance for record of the Maryland Articles of Partnership Merger by the Department, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes, (v) such filings as may be required pursuant to the Exchange Act with respect to the Voting Agreement, (vi) the filing of the Form D relating to the private placement of the GGP Series B Preferred OP Units with the SEC, (vii) the filing and acceptance for record of the Certificates of Designation contemplated by Exhibits I, J, K and L with the Secretary of State, and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.3(b) to the GGP Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the blue sky laws of various states, to the extent applicable, or (C) which, if not obtained or made, individually or in the aggregate, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent GGP and GGP Partnership from performing their obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a GGP Material Adverse Effect.

     3.4 Litigation. There is no suit, action or proceeding pending (in which service of process has been received by an employee of GGP or an GGP Subsidiary), or, to the Knowledge of GGP, GGP Partnership, Acquisition or Partnership Acquisition, threatened against or affecting GGP, GGP Partnership, Acquisition, Partnership Acquisition or any other GGP Subsidiary that would be reasonably likely to prevent the consummation of the transactions contemplated by this Agreement.

     3.5 Interim Operations of Acquisition and Partnership Acquisition. Each of Acquisition and Partnership Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing Date and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions, agreements and arrangements contemplated by this Agreement, has engaged in no business or activities, has incurred no other obligations or liabilities, and has no assets other than in connection with the transactions, agreements and arrangements contemplated by this Agreement.

     3.6 Capital Resources. GGP and GGP Partnership will have prior to the Closing amounts available under credit facilities, which, together with available cash and marketable securities, will be sufficient to fully fund the cash consideration requirement for the Merger, the Partnership Merger, and the other transactions contemplated by this Agreement (the "Required Funding").

     3.7 GGP SEC Documents; Information Supplied.

     (a) GGP has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 through the date hereof (collectively, the "GGP SEC Documents"). All of the GGP SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such GGP SEC Documents. None of the GGP SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later GGP SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of GGP included in the GGP SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of GGP and the consolidated GGP Subsidiaries taken as a whole as of the dates thereof, and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the GGP SEC Documents or in Schedule 3.7(a) to the GGP Disclosure Letter or incurred by GGP, GGP Partnership or any GGP Subsidiary in the ordinary course of business since December 31, 2001, none of GGP, GGP Partnership, or any GGP Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of GGP or in the notes thereto and which, individually or in the aggregate, would have a GGP Material Adverse Effect.

     (b) None of the information supplied or to be supplied by GGP, GGP Partnership, Acquisition or Partnership Acquisition specifically for inclusion in the Proxy Statement or the Partner Solicitation Materials (as herein defined) will, at the date the Proxy Statement is filed with the SEC or mailed to JP's stockholders or at the time of the JP Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.8 Taxes. GGP (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) has operated since December 31, 2001 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on December 31, 2002 and thereafter, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to the Knowledge of GGP (as defined below), no such challenge has been proposed, is pending or threatened. Each Subsidiary of GGP which is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership or a disregarded entity and not as a corporation or an association taxable as a corporation. GGP Partnership is not a publicly-traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each Subsidiary of GGP which is a corporation has been since its formation (i) a corporation subject to taxation as a REIT within the meaning of Section 856 of the Code and has for all such years satisfied all requirements for qualification and taxation as a REIT within the meaning of Section 856 of the Code and intends to continue to operate in such a manner as to qualify as a REIT, (ii) a qualified REIT subsidiary under
Section 856(i) of the Code or (iii) a "taxable REIT subsidiary," as that term is defined by Section 856(i) of the Code. Neither GGP nor any of its Subsidiaries holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. Sec. 1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. Except as set forth in Schedule 3.8 to the GGP Disclosure Letter, GGP does not own, directly or indirectly, any interest in any "taxable REIT subsidiary," as that term is defined by Section 856(l) of the Code.

     3.9 Definition of Knowledge of GGP. As used in this Agreement, the phrase "Knowledge of GGP" (or words of similar import) means the actual (and not constructive or imputed) knowledge of those individuals identified in Schedule
3.9 to the GGP Disclosure Letter.

     3.10 Broker. Except as set forth in Schedule 3.10 to the GGP Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of GGP, GGP Partnership or any GGP Subsidiary.

                                   ARTICLE 4

                                    COVENANTS

     4.1 Conduct of JP's and PDC LP's Business Pending Mergers. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by GGP and GGP Partnership or as expressly provided for in this Agreement, each of JP and PDC LP shall, and shall cause (or, in the case of JP Subsidiaries that JP or PDC LP do not control, shall use commercially reasonable efforts to cause) each of the JP Subsidiaries to:

     (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

     (b) use commercially reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

     (c) report on a regular basis to one or more representatives of GGP with respect to operational matters of materiality;

     (d) promptly notify GGP and GGP Partnership of any change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) that, individually or in the aggregate, has had or would reasonably be expected to have a JP Material Adverse Effect;

     (e) promptly deliver to GGP and GGP Partnership true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

     (f) preserve JP's qualification as a REIT within the meaning of Section 856 of the Code;

     (g) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the JP Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

     (h) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided JP notifies GGP and GGP Partnership that it is availing itself of any such extensions and provided such extensions do not adversely affect JP's status as a qualified REIT under the Code;

     (i) not make or rescind any election relating to Taxes (unless required by law or necessary to preserve JP's status as a REIT or the status of any JP Subsidiary as a partnership or disregarded entity for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be) provided, that nothing in this Agreement shall preclude JP from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code, subject to the reasonable consent of GGP;

     (j) not (i) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property other than the acquisition of the real properties described on Schedule 4.1(j) of the JP Disclosure Letter in accordance with the terms thereof, (ii) enter into any Commitment to develop or construct other real estate projects, except in accordance with the 2002 JP Operating Budget, a copy of which previously was delivered to GGP (the "JP Budget"), (iii) incur or enter into any Commitment to incur additional Indebtedness (secured or unsecured) except under its existing revolving line(s) of credit and Commitments for Indebtedness described in Schedule 4.1(j) to the JP Disclosure Letter or in furtherance of the completion of the transactions contemplated by this Agreement or (iv) modify, amend or terminate, or enter into any Commitment to modify, amend or terminate, any Indebtedness (secured or unsecured) in existence as of the date hereof;

     (k) not amend the JP Articles or the JP Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement (including, without limitation, the PDC LP Agreement), operating agreement or joint venture agreement or other charter or organizational document of any JP Subsidiary;

     (l) make no change in the number of issued and outstanding shares of capital stock, units of limited partnership interest, or other equity interests in JP, PDC LP or any other JP Subsidiary (including by way of redemption or repurchase), other than pursuant to (i) the exercise of options disclosed in
Schedule 2.3 to the JP Disclosure Letter, (ii) the exchange of PDC OP Units by the holders thereof or the issuance of other securities in exchange for convertible or exchangeable stock described in Schedule 2.3 to the JP Disclosure Letter, (iii) the exercise of any other convertible securities described in
Schedule 2.3 to the JP Disclosure Letter or (iv) the exchange of JP Common Stock for Excess Stock or Excess Stock for Common Stock, or repurchase of Excess Stock in accordance with Article Ninth of the JP Articles;

     (m) grant no option or other right or commitment relating to its shares of capital stock, units of limited partnership interest or other equity interests or any security convertible into its shares of capital stock, units of limited partnership interest or other equity interests, or any security the value of which is measured by shares of stock, or any security subordinated to the claim of its general creditors and, other than pursuant to Section 5.7(c) of this Agreement, not amend or waive any rights under any of the JP Stock Options or JP Stock Rights;

     (n) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the JP Properties, except that JP may lease the JP Properties in accordance with the 2002 JP leasing plan, a copy of which previously was delivered to GGP;

     (o) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except for any such transaction which is in the ordinary course of business consistent with past practice and is not material, individually or in the aggregate;

     (p)  not  make  any  loans,   advances  or  capital  contributions  to,  or
investments in, any other Person, other than loans, advances and capital contributions to JP Subsidiaries in existence on the date hereof and expense advances to employees which, in each case, are made in the ordinary course of business consistent with past practice and except in connection with a transaction permitted by Section 4.1(j);

     (q) not incur, pay, discharge or satisfy (i) any of the Indebtedness described on Schedule 2.18(a) other than the payment of regularly scheduled principal and interest payments or (ii) any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities prudently incurred or otherwise reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to GGP and GGP Partnership or incurred in the ordinary course of business consistent with past practice or in furthermore of the transactions contemplated by this Agreement;

     (r) not enter into any guarantee relating to the Indebtedness of another Person, enter into any keep well or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

     (s) except as disclosed in Schedule 4.1(s) to the JP Disclosure Letter, not enter into or modify or amend any Commitment with any officer, director or Affiliate of JP or any of the JP Subsidiaries;

     (t) except as disclosed in Schedule 4.1(t) to the JP Disclosure Letter, not increase any compensation of, or enter into or amend any employment agreement with, any of its officers, directors or employees earning more than $50,000 per annum, other than as required by any contract or Plan or in accordance with waivers by employees of benefits under such agreements;

     (u) other than as permitted by Section 5.7(e), not adopt any new employee benefit plan or amend any existing plans or rights;

     (v) not settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

     (w) not change the ownership of any of the JP Subsidiaries, except changes which arise as a result of the acquisition of PDC OP Units pursuant to the PDC LP Agreement;

     (x) not accept a promissory note in payment of the exercise price payable under any option to purchase shares of JP Common Stock;

     (y) not enter into any Tax Protection Agreement;

     (z) not settle or compromise any material federal, state, local or foreign Tax liability; and

     (aa) not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

     4.2 No Solicitation.

     (a) Subject to Section 4.3, JP for itself and in its capacity as the sole general partner of PDC LP (i) shall not, and shall not authorize or permit, directly or indirectly, any officer, director, employee, Affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other representative of JP, PDC LP or any other JP Subsidiary (each, a "JP Representative") to invite, initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance or by amending or granting any waiver under the JP Rights Agreement), directly or indirectly, any inquiries or the making of any proposal (including, without limitation, any proposal or offer to its stockholders, the partners of PDC LP or other holders of equity securities of JP, PDC LP or any other JP Subsidiary) or other action that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as herein defined), or enter into, maintain, or continue discussions or negotiate with any Person in furtherance of such inquiries or in order to obtain a Competing Transaction or publicly propose to do any of the foregoing and (ii) will take the reasonable steps necessary to inform JP Representatives of the obligations undertaken in this Section 4.2 and to cause them to comply with all such obligations.

     (b) JP shall notify GGP and GGP Partnership orally and in writing (as promptly as practicable but in any event within 48 hours) of its receipt of any inquiries and proposals (including the identity of the parties, price and all other material terms thereof) and shall provide GGP a copy of all written inquiries, proposals or requests which it, PDC LP, any other JP Subsidiary, or any JP Representative may receive relating to any of such matters and shall promptly (but in any event within 48 hours) inform GGP and GGP Partnership orally and in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a Superior Competing Transaction (as defined herein).

     (c) For purposes of this Agreement, a "Competing Transaction" shall mean any of the following, whether occurring directly or indirectly (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving JP (or any of the JP Subsidiaries, including PDC LP); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets or equity securities of JP, PDC LP or any other JP Subsidiary in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 20% or more of the outstanding equity securities of JP, PDC LP or any other JP Subsidiary or any transaction resulting in the issuance of such amount of securities; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     (d) For purposes of this Agreement, a "Superior Competing Transaction" means a bona fide written proposal that was not invited, initiated, solicited or encouraged, directly or indirectly, by JP, PDC LP, any other JP Subsidiary or any JP Representative for a Competing Transaction made by a third party which a majority of the entire Board of Directors of JP determines after consultation with its financial advisor, in good faith, taking into account financial considerations and other relevant factors, including relevant legal, financial, tax, regulatory and other aspects of such proposal, and the conditions, prospects and time required for completion of such proposal, to be more favorable than the Mergers to the JP stockholders and the holders of PDC Common OP Units.

     4.3 Board Actions. Notwithstanding Section 4.2 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of JP as determined by a majority of such board in good faith after consultation with outside counsel, JP may:

     (a) disclose to its stockholders or holders of PDC OP Units any information required to be disclosed under applicable Law;

     (b) to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction; provided, however, that neither JP nor its Board of Directors shall be permitted to approve or recommend a Competing Transaction which is not a Superior Competing Transaction;

     (c) if it receives a proposal for a Competing Transaction that was unsolicited and its Board of Directors determines in good faith (after consulting with its outside counsel and its financial advisor) that such proposal is reasonably likely to lead to a Superior Competing Transaction and provided further that JP provides prompt oral and written notice to GGP and GGP Partnership to the effect that it is furnishing information to such Person, (x) furnish non-public information with respect to JP, PDC LP or any JP Subsidiary to the Person who made such proposal (provided that JP shall furnish such information pursuant to a confidentiality agreement which is no more favorable to such Person than the Confidentiality Agreement) and (y) participate in negotiations regarding such proposal, provided that JP provides prompt oral and written notice to GGP and GGP Partnership to the effect that it is entering into discussions with such Person; and

     (d) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Mergers) a Superior Competing Transaction or enter into an agreement with respect to such Superior Competing Transaction.

     4.4 Conduct of GGP's and GGP Partnership's Business Pending Mergers. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by JP or as expressly contemplated in this Agreement, GGP, GGP Partnership, Acquisition and Partnership Acquisition shall, and shall cause each of the GGP Subsidiaries to:

     (a) take no action that would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

     (b) promptly deliver to JP true and correct copies of any report, statement, schedule or other document filed with the SEC by GGP subsequent to the date of this Agreement; and

     (c) not amend the articles or certificate of incorporation, bylaws, partnership agreement, operating agreement or other charter or organizational document of GGP or GGP Partnership, in a manner which would require the consent of the Contributing Holders of PDC Common OP Units if such amendment were effected following the Closing;

     4.5 Other Actions. Each of JP and PDC LP, on the one hand, and GGP, GGP Partnership, Acquisition and Partnership Acquisition, on the other hand, shall not take, and shall cause their respective Subsidiaries not to take, any action that would result in (a) any of the representations and warranties of such party (without giving effect to any knowledge qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (b) any of such representations and warranties (without giving effect to any knowledge qualification) that are not so qualified becoming untrue in any material respect or (c) except as contemplated by Section 4.2 or 4.3, any of the conditions to the Mergers set forth in Article 6 not being satisfied.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

     5.1 Preparation of the Proxy Statement; Stockholders Meeting; Partner Solicitation; Partner Approvals.

     (a) As promptly as reasonably practicable following the date of this Agreement, JP shall prepare and file with the SEC under the Exchange Act a proxy statement and form of proxy (such proxy statement and proxy together with any amendments and supplements thereto, the "Proxy Statement") and JP shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to JP's stockholders as promptly as practicable following the date of this Agreement. JP shall promptly notify GGP and GGP Partnership upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide GGP and GGP Partnership with copies of all correspondence between JP and its representatives, on the one hand, and the SEC and its staff, on the other hand. GGP and GGP Partnership shall promptly provide any information or responses to comments, or other assistance, reasonably requested in connection with any of the foregoing. Prior to filing or mailing the Proxy Statement or responding to any comments of the SEC with respect thereto, JP (i) shall provide GGP and GGP Partnership an opportunity to review and comment on such document or response and (ii) shall give reasonable consideration to all comments proposed by GGP and GGP Partnership. Each of JP, PDC LP, GGP and GGP Partnership shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and JP shall cause such corrected information to be included in the Proxy Statement.

     (b) JP shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "JP Stockholders Meeting") for the purpose of obtaining the JP Stockholder Approval. Subject to Section 4.3, JP shall, through its Board of Directors, recommend to its stockholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement, and shall include such recommendation in the Proxy Statement.

     (c) The Holders of PDC Common OP Units.

          (i) As promptly as reasonably practicable following the date of this Agreement, JP, PDC LP, GGP and GGP Partnership shall prepare certain solicitation materials (the "Partner Solicitation Materials"), which will be used by GGP Partnership as a private placement memorandum to offer the GGP Series B Preferred OP Units to the holders of the PDC Common OP Units and by JP and PDC LP to solicit the JP Partner Approvals. Such Partner Solicitation Materials shall include or incorporate by reference information about GGP and GGP Partnership, a description of the transaction, the position of JP as the general partner of PDC LP with respect to such transaction, available appraisal rights for holders of PDC Common OP Units, the impact of the Voting Agreement and other matters that the parties reasonably determine are to be specified therein. The parties shall reasonably cooperate with each other in the preparation of the Partner Solicitation Materials.

          (ii) JP and PDC LP, on the one hand, and GGP and GGP Partnership, on the other hand, agree that none of the information supplied or to be supplied by them for inclusion or incorporation by reference in the Partner Solicitation Materials will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Each party agrees that if it shall become aware prior to the Partnership Merger Effective Time of any information that would cause any of the statements in the Partner Solicitation Materials to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading, it shall promptly inform the other parties thereof and shall take the necessary steps, in cooperation with the other parties, to correct such information and to disseminate updated information.

          (iii) Subject to the fiduciary duties of JP, as the general partner of PDC LP, JP (A) agrees to seek the written consents and approvals of the holders of PDC Common OP Units on each of the matters specified in the definition of JP Partner Approvals and recommend to the holders of PDC Common OP Units approval of such matters, and include such recommendation in the Partnership Solicitation Materials and (B) hereby approves and consents to each of the matters specified in the definition of JP Partner Approvals and agrees to vote all of its PDC OP Units in favor of such matters (or to provide its consent with respect thereto).

          (iv) As promptly as reasonably practicable following the date of this Agreement, GGP and GGP Partnership shall prepare a form of election in form and substance reasonably acceptable to JP and PDC LP (the "Form of Election"), pursuant to which each holder of PDC Common OP Units will specify (A) the number of PDC Common OP Units which it desires to have converted into the right to receive GGP Series B Preferred OP Units and (B) the number of PDC Common OP Units which it desires to have converted into the right to receive cash in the Partnership Merger. Any holder electing option (A) must also agree to become a party to the GGP Partnership Agreement, the GGP Series B OP Units Redemption Agreement, the GGP Common OP Units Redemption Agreement and the Tax Matters Agreement in substantially the form of Exhibit I attached hereto (together, the "Related Agreements"). In order to be eligible to elect to receive GGP Series B Preferred OP Units in the Partnership Merger, a holder of PDC Common OP Units must qualify as an "accredited investor" under the Securities Act.

          (v) Concurrently with the mailing of the Proxy Statement to JP Shareholders, GGP Partnership shall mail Forms of Election to holders of record of PDC Common OP Units, together with the Partner Solicitation Materials. An election to subscribe for the GGP Series B Preferred Units shall be effective only if a properly executed Form of Election is received by GGP Partnership prior to 5:00 p.m., Eastern Standard Time, on the second business day preceding the JP Stockholders Meeting. If a holder of PDC Common OP Units fails to return a duly completed Form of Election within the time period specified above and does not duly perfect its appraisal rights pursuant to the MRULPA, such holder shall be deemed to have elected to receive cash upon the conversion of its PDC Common OP Units in the Partnership Merger. GGP Partnership and PDC LP by mutual agreement shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Forms of Election and the issuance and delivery of GGP Series B Preferred OP Units in the Partnership Merger.

          (vi) JP shall not exercise any appraisal, dissenters' or other similar rights with respect to any of its PDC OP Units, including, without limitation, any rights under Section 10-208(f) of the MRULPA.

          (vii) The parties shall reasonable cooperate with each other with respect to the matters set forth in this Section 5.1(c), and intend that the offer of the GGP Series B Preferred Units shall be conducted as a private placement, exempt from the registration requirements of the Securities Act.

     (d) GGP and GGP Partnership covenant and agree that, concurrently with the Closing, they will each enter into, with each holder of PDC Common OP Units who validly elects to receive GGP Series B Preferred OP Units in the Partnership Merger, the Related Agreements to which they are parties, and will reasonably cooperate with such holders so that such holders become limited partners of GGP Partnership and enjoy the full rights and benefits of the GGP Series B Preferred OP Units.

     5.2 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties in existence on the date hereof, JP and PDC LP shall, and shall cause each of the JP Subsidiaries to, afford to GGP and GGP Partnership and to the officers, employees, accountants, counsel, financial advisors and other representatives of GGP and GGP Partnership, reasonable access during normal business hours prior to the Effective Times to all their respective properties, books, contracts, commitments, personnel and records and, during such period, JP and PDC LP shall, and shall cause each of the JP Subsidiaries to, furnish promptly to GGP and GGP Partnership (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as GGP and GGP Partnership may reasonably request.

     5.3 Commercially Reasonable Efforts; Notification.

     (a) Subject to the terms and conditions herein provided, (i) each of the parties shall use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Times with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Times from, Governmental Entities and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) JP and PDC LP shall use commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the Mergers and the other transactions contemplated hereby, such consents to be in form reasonably satisfactory to GGP and GGP Partnership; and
(iii) each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Times any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

     (b) JP and PDC LP shall use commercially reasonable efforts to obtain from PricewaterhouseCoopers LLP access to all work papers relating to audits of JP and PDC LP performed by PricewaterhouseCoopers LLP, and the continued cooperation of PricewaterhouseCoopers LLP with regard to the preparation of consolidated financial statements for the Surviving Company.

     (c) JP and PDC LP shall give prompt notice to GGP and GGP Partnership, and GGP and GGP Partnership shall give prompt notice to JP, (i) if any representation or warranty made by it or them contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it or them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.4 Tax Matters.

     (a) Purchase Price Allocation. On or prior to the Closing Date, GGP, GGP Partnership, JP and PDC LP shall reach agreement as to the manner in which the consideration to be paid pursuant to this Agreement, together with any assumed liabilities (the "Allocable Consideration"), shall be allocated among the assets of JP and, to the extent applicable, the JP Subsidiaries. Such allocation shall be made in the manner required by Section 1060 of the Code and the regulations promulgated thereunder. In making such allocation, the fair market values as reasonably determined by the parties shall apply. GGP, GGP Partnership, JP and PDC LP hereby agree that IRS Form 8594 will be timely filed based on such fair market values.

     (b) Tax Treatment of Merger. The parties shall treat the Merger for all income tax purposes as a taxable purchase of assets by GGP Partnership in exchange for the Allocable Consideration and a liquidating distribution of the Merger Consideration by JP to the JP shareholders within the meaning of Section 562(b)(1) of the Code including, without limitation, filing JP final Tax returns consistent with such treatment, and no party shall take any position inconsistent with such treatment.

     (c) Tax Treatment of Partnership Merger. The parties shall treat the Partnership Merger, for all tax purposes, as a tax-free contribution by the Contributing Holders of PDC Common OP Units of their limited partnership interests in PDC LP to GGP Partnership in exchange for GGP Series B Preferred OP Units under Section 721 of the Code and a sale by the Selling Holders of PDC Common OP Units of their limited partnership interests in PDC LP to GGP Partnership in exchange for cash, including without limitation, filing PDC LP and GGP Partnership Tax returns consistent with such treatment, and no party shall take any position inconsistent with such treatment.

     (d) Payroll Records. GGP, GGP Partnership and JP agree that, for federal income tax purposes, GGP Partnership will have purchased substantially all of the property used in the business of JP as a result of the transactions contemplated by this Agreement, and that, in connection therewith, GGP and/or GGP Partnership will employ individuals who immediately before the Closing Date were employed in such business by JP. Accordingly, pursuant to Rev. Proc. 96-60, 1996-2 C.B. 399, JP shall make available to GGP and GGP Partnership all necessary payroll records for the calendar year that includes the Closing Date, with the result that GGP or GGP Partnership will furnish a Form W-2 to each employee employed by GGP or GGP Partnership who had been employed by JP, disclosing all wages and other compensation paid for such calendar year and Taxes withheld therefrom, and JP will be relieved of the responsibility to do so.

     5.5 Public Announcements. Each party will consult with each other party before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements, including, without limitation, any press release or other written public statement which addresses in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, in which case the disclosing party will use its reasonable efforts to advise the other parties prior to making the relevant disclosure. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties prior to the execution of this Agreement.

     5.6 Transfer and Gains Taxes. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "Transfer and Gains Taxes"). On, from and after the Effective Time, GGP and GGP Partnership shall pay or cause to be paid all Transfer and Gains Taxes (which term shall include any transfer taxes resulting from or relating to the Mergers, but shall not in any event be construed to include for these purposes any Tax imposed under the Code or state income taxes) without deduction or withholding from any amounts payable to the holders of JP shares or limited partnership interests of PDC LP.

     5.7 Benefit Plans and Other Employee Arrangements.

     (a) Benefit Plans. After the Effective Time, all employees of JP who are employed by the Surviving Company shall, at the option of the Surviving Company, either continue to be eligible to participate in an employee benefit plan, as defined in Section 3(3) of ERISA, of JP which is, at the option of the Surviving Company, continued by the Surviving Company, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of GGP Partnership in any employee benefit plan, as defined in Section 3(3) of ERISA, sponsored or maintained by GGP and GGP Partnership after the Effective Time. With respect to each such employee benefit plan, service with JP or any JP Subsidiary (as applicable) and the predecessor of any of them shall be included for purposes of determining eligibility to participate and vesting (if applicable) under such employee benefit plan. GGP and GGP Partnership shall, or shall cause the Surviving Company and its Subsidiaries to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to all employees of JP who are employed by the Surviving Company under any Welfare Plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any Welfare Plan maintained for such employees immediately prior to the Effective Time, and (ii) provide each such employee of JP who is employed by the Surviving Company with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Welfare Plans that such employees are eligible to participate in after the Effective Time.

     (b) Stock Option and Restricted Stock Plans. At the Effective Time, the stock option plans or programs of JP and the restricted stock plans or programs of JP shall be discontinued.

     (c) JP Stock Options. As soon as practicable following the date of this Agreement, JP shall ensure that the Board of Directors of JP (or, if appropriate, any committee administering the JP Stock Option plans) shall adopt such resolutions or take such other actions (if any) to provide that each JP Stock Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time in the manner contemplated by Section 1.7(d). All amounts payable pursuant to this Section 5.7(c) shall be subject to any required withholding of Taxes and shall be paid as soon as practicable following the Effective Time, without interest. JP shall take all actions determined to be necessary to effectuate the provisions of this Section 5.7(c) as mutually agreed by GGP and GGP Partnership and JP. Prior to the Effective Time, JP shall ensure that the Board of Directors of JP (or, if appropriate, any committee administering the JP Stock Option plans) shall take or cause to be taken such actions as are required to cause the JP Stock Option plans to terminate as of the Effective Time.

     (d) Withholding. To the extent required by applicable law, JP shall require each employee who exercises a JP Stock Option or who receives JP Common Stock or Price Group Stock pursuant to any existing commitment to pay to JP in cash or JP Common Stock an amount sufficient to satisfy in full JP's obligation to withhold Taxes incurred by reason of such exercise or issuance (unless and to the extent such withholding is satisfied pursuant to the provision regarding withholding in Section 1.8(i)).

     (e) JP Severance Agreements. No later than the Closing Date, GGP or GGP Partnership shall negotiate and enter into severance agreements, which shall not be subject to amendment or modification for the one-year period beginning on the Closing Date without the mutual consent of the parties, with the JP and PDC LP employees identified on Exhibit J attached hereto upon substantially the economic terms set forth on such Exhibit J.

     5.8 Indemnification; Exculpation; Insurance.

          (a) (i) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of JP, PDC LP or any other JP Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of JP, PDC LP or any other JP Subsidiary, or is or was serving at the request of JP, PDC LP or any other JP Subsidiary as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that JP shall indemnify, and hold harmless, and after the Effective Time GGP and GGP Partnership (JP, or GGP and GGP Partnership, as applicable, being the "Indemnifying Parties") shall jointly and severally indemnify, and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses (to the extent permitted below)), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), JP, and GGP and GGP Partnership after the Effective Time, shall promptly pay reasonable expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party upon the submission of appropriate invoices and to the full extent permitted by law, and subject to the limitations described below and the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts. Notwithstanding the foregoing, the Indemnifying Parties shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (ii) Any Indemnified Party wishing to claim indemnification under this
     Section 5.8, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall promptly notify JP and, after the Effective Time, GGP and GGP Partnership, thereof; provided that the failure to so notify shall not affect the obligations of JP, GGP and GGP Partnership except to the extent such failure to notify materially prejudices such party. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume and control the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties; provided, further, that no Indemnifying Party, in the defense of any such action shall, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which event counsel for the Indemnified Partner may participate in the defense of such action) or (iii) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties.

          (iii) It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time for all such Indemnified Parties.

          (iv) The Indemnifying Parties will not be liable for any settlement of any action or claim effected without their written consent (which consent shall not be unreasonably withheld).

     (b) For six years after the Effective Time, GGP and GGP Partnership shall maintain in effect JP's current directors' and officers' liability insurance covering each person currently covered by JP's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in the aggregate to such directors and officers than those of such policy as in effect on the date of this Agreement; provided that GGP and GGP Partnership may substitute therefor policies of a reputable insurance company the terms of which, including coverage and amount, are no less favorable in the aggregate to such directors and officers than the insurance coverage otherwise required under this Section 5.8(b); provided, however, that in no event shall GGP or GGP Partnership be required to pay aggregate annual premiums for insurance under this Section 5.8(b) in excess of $200,000.00, provided that GGP and GGP Partnership shall nevertheless be obligated to provide such a policy with the best coverage reasonably available as may be obtained for such amount.

     (c) In the event that GGP, GGP Partnership or any of their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, GGP and GGP Partnership shall cause proper provision to be made so that the successors and assigns of GGP and GGP Partnership assume the obligations set forth in this
Section 5.8.

     (d) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the directors and officers of JP and the JP Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in, with respect to JP, the JP Articles and the JP Bylaws, or, with respect to the JP Subsidiaries, their respective certificates of incorporation and by-laws (or similar organizational documents) in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force indefinitely.

     (e) The provisions of this Section 5.8 are intended to be for the irrevocable benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives. Each Indemnified Party shall be entitled to enforce the covenants under this Section 5.8(e).

     5.9 Declaration of Dividends and Distributions. From and after the date of this Agreement, JP shall not make any dividend or distribution to its stockholders without the prior written consent of GGP and GGP Partnership; provided, however, the written consent of GGP and GGP Partnership shall not be required for the authorization and payment of (a) quarterly distributions with respect to the JP Common Stock of up to $0.51 per share for the quarter ending March 31, 2002 and, if the Closing occurs after March 31, 2002, up to $0.51 per share for each full quarter thereafter, with the dividend for the quarter in which the Closing occurs to be prorated for the number of days in such quarter elapsed prior to the Closing and (b) quarterly distributions with respect to the Price Group Stock of up to $0.408 per share for the quarter ending March 31, 2002 and, if the Closing occurs after March 31, 2002, up to $0.408 per share for each full quarter thereafter, with the dividend for the quarter in which the Closing occurs to be prorated for the number of days in such quarter elapsed prior to the Closing (each such per share amount in (b) being 80% of the corresponding per share amount in (a)), provided that JP shall notify GGP and GGP Partnership of the proposed record date for any such distribution prior to such date. From and after the date of this Agreement, PDC LP shall not make any distribution to the holders of PDC OP Units except (a) a distribution per JP Common OP Unit in the same amount as a dividend per share of JP Common Stock permitted pursuant to this Section 5.9, with the same record and payment dates as such dividend on JP Common Stock and (b) quarterly dividends with respect to the PDC Preferred OP Units which are required by the terms of the PDC LP Agreement. The foregoing restrictions shall not apply, however, to the extent a distribution (or an increase in a distribution) by JP is permitted under Section 1.8(d), or is necessary for JP to maintain REIT status, avoid the incurrence of any Taxes under Section 857 of the Code, avoid the imposition of any excise Taxes under Section 4981 of the Code, or avoid the need to make one or more extraordinary or disproportionately larger distributions to meet any of the three preceding objectives.

     5.10 Resignations. On the Closing Date, JP shall cause the directors and officers of JP and of each of the JP Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

     5.11 Registration Rights Agreements. At the Closing, JP shall assign and GGP shall assume by appropriate instrument the Registration Rights Agreements described in Schedule 5.11 to the JP Disclosure Letter relating to the registration rights granted to the holders of PDC Series A OP Units, PDC Series B OP Units and PDC Series C OP Units.

     5.12 Information Supplied. None of JP, PDC LP, GGP or GGP Partnership shall supply information for inclusion or incorporation by reference in the Proxy Statement or in the Partner Solicitation Materials that will, at the date mailed to JP stockholders, at the time of the JP Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.13 The JP Rights Plan. JP shall either (i) redeem, effective immediately, prior to the Effective Time, all of the then outstanding Rights (as defined in the Rights Agreement) for cash pursuant to and in compliance with Section 23 of the Rights Agreement or (ii) take such other action to terminate the Rights Agreement as of that time, as JP and GGP may mutually agree. JP shall not redeem the Rights issued under the Rights Agreement, or terminate the Rights Agreement, prior to the Effective Time of the Merger (other than in accordance with the preceding sentence) unless required to do so by a court of competent jurisdiction; provided, however, that JP may take any of the foregoing actions if the Board of Directors of JP shall have accepted a proposal for a Superior Competing Transaction in accordance with the terms of Section 4.2.

     5.14 Noncompetition Agreements. At or prior to Closing, JP shall cause John Price and the individuals identified in Schedule 5.14 to the JP Disclosure
Schedule to enter into noncompetition and confidentiality agreements substantially in the form attached hereto as Exhibit K.

                                   ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) JP Stockholder and Partner Approvals. The JP Stockholder Approval and JP Partner Approvals shall have been obtained.

     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated hereby shall be in effect.

     6.2 Conditions to Obligations of GGP, GGP Partnership, Acquisition and Partnership Acquisition. The obligations of GGP, GGP Partnership, Acquisition and Acquisition Partnership Acquisition to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by GGP and GGP Partnership:

     (a) Representations and Warranties. Each of the representations and warranties of JP and PDC LP set forth in this Agreement which is qualified by materiality shall be true and correct, and each of the representations and warranties of JP and PDC LP set forth in this Agreement which is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date). This condition shall be
deemed to have been satisfied unless all breaches of the representations and warranties of JP and PDC LP in this Agreement (without giving effect to any materiality, any JP Material Adverse Effect or any similar qualification or limitation) would, in the aggregate, reasonably be expected to have a JP Material Adverse Effect. GGP and GGP Partnership shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of JP by the chief executive officer and the chief financial officer of JP, in such capacities, to such effect.

     (b) Performance of Obligations of JP and PDC LP. JP and PDC LP shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and GGP and GGP Partnership shall have received a certificate signed on behalf of JP by the chief executive officer and the chief financial officer of JP, in such capacities, to such effect.

     (c) Material Adverse Change. Since the date of this Agreement, there shall have been no JP Material Adverse Effect, and GGP shall have received a certificate of the chief executive officer and chief financial officer of JP, in such capacities, certifying to such effect.

     (d) Tax Opinions Relating to REIT Status and Partnership Status. GGP and GGP Partnership shall have received an opinion of Clifford Chance Rogers & Wells LLP or other counsel to JP reasonably satisfactory to GGP and GGP Partnership, dated as of the Closing Date, to the effect that, (i) for all taxable years for which the Internal Revenue Service could assert a Tax liability with respect to JP, JP was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and (ii) for all taxable years for which the Internal Revenue Service could assert a Tax liability with respect to PDC LP, PDC LP has been, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations). For purposes of such opinion, Clifford Chance Rogers & Wells LLP may rely on (in addition to customary assumptions and representations for opinions of this type) assumptions to the effect that (A) Code Section 562(e) applies to the deemed sale of assets by JP pursuant to the Merger in computing the earnings and profits of JP for the taxable year ending on the Closing Date, (B) that the Merger will be treated for federal income tax purposes in the manner described in paragraph G of the Recitals hereof, and (C) no action will be taken following the Mergers that is inconsistent with JP's status as a REIT for any period prior to the Mergers.

     (e) Consents. The consents (or waivers of such consents) from third parties, specified in Schedule 6.2(e) of the JP Disclosure Letter shall have been obtained and remain in full force and effect.

     6.3 Conditions to Obligations of JP and PDC LP. The obligations of JP and PDC LP to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by JP and PDC LP:

     (a) Representations and Warranties. Each of the representations and warranties of GGP, GGP Partnership, Acquisition and Partnership Acquisition set forth in this Agreement which is qualified by materiality shall be true and correct, and each of the representations and warranties of GGP, GGP Partnership, Acquisition and Partnership Acquisition set forth in this Agreement which is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date). This condition shall be deemed to have been satisfied unless all breaches of the representations and warranties of GGP and GGP

Partnership in this Agreement (without giving effect to any materiality, JP Material Adverse Effect or any similar qualification or limitation) would, in the aggregate, reasonably be expected to have a GGP Material Adverse Effect. JP shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of GGP by a duly authorized representative of GGP, in such capacity, to such effect.

     (b) Performance of Obligations of GGP, GGP Partnership, Acquisition and Partnership Acquisition. GGP, GGP Partnership, Acquisition and Partnership
Acquisition shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and JP shall have received a certificate signed on behalf of GGP by a duly authorized representative of GGP, in such capacity, to such effect.

     (c) Tax Opinions Relating to REIT Status and Partnership Status. Contributing Holders of PDC Common OP Units shall have received an opinion of Neal, Gerber & Eisenberg or other counsel to GGP reasonably satisfactory to Contributing Holders of PDC Common OP Units, dated as of the Closing Date, to the effect that, (i) for all taxable years for which the Internal Revenue Service could assert a Tax liability with respect to GGP, GGP was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and (ii) for all taxable years for which the Internal Revenue Service could assert a Tax liability with respect to GGP Partnership, GGP Partnership has been, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

                                   ARTICLE 7

                TERMINATION, AMENDMENT AND WAIVER; BOARD ACTIONS

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Partnership Merger, whether such action occurs before or after any of the JP Stockholder Approval or JP Partner Approvals are obtained:

     (a) by mutual written consent duly authorized by the Board of Directors of JP and GGP;

     (b) by GGP and GGP Partnership, or upon a breach of or failure to perform any representation, warranty, covenant, obligation or agreement on the part of JP or PDC LP set forth in this Agreement, or if any representation or warranty of JP or PDC LP shall become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by July 31, 2002 (or as otherwise extended by mutual agreement of the parties hereto);

     (c) by JP upon a breach of any representation, warranty, covenant, obligation or agreement on the part of GGP, GGP Partnership, Acquisition or Partnership Acquisition set forth in this Agreement, or if any representation or warranty of GGP, GGP Partnership, Acquisition or Partnership Acquisition shall become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by July 31, 2002 (or as otherwise extended by mutual agreement of the parties hereto);

     (d) by either GGP, GGP Partnership or JP, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Mergers shall have become final and non-appealable; provided, however, that a party may not terminate pursuant to this clause (d) if the terminating party shall have materially breached its obligations under this Agreement;

     (e) by either GGP, GGP Partnership or JP, if the Mergers shall not have been consummated before July 31, 2002; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have materially breached its obligations under this Agreement;

     (f) by either GGP, GGP Partnership or JP, if, upon a vote at a duly held JP Stockholders Meeting or any adjournment thereof, the JP Stockholder Approval shall not have been obtained as contemplated by Section 5.1 or the JP Partner Approvals shall not have been obtained as contemplated by Section 5.1;

     (g) by JP, if the Board of Directors of JP shall have withdrawn, modified, amended or qualified in any manner adverse to GGP or GGP Partnership its approval or recommendation of either of the Mergers or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction in compliance with the provisions of Sections 4.2 and 4.3; and

     (h) by GGP or GGP Partnership, if (i) prior to the JP Stockholder Meeting, the Board of Directors of JP or any committee thereof shall have failed to recommend or withdrawn, modified, amended or qualified in any manner adverse to GGP or GGP Partnership its approval or recommendation of the Mergers or this Agreement, or approved or recommended any Superior Competing Transaction, (ii) JP or PDC LP shall have entered into any agreement with respect to any Competing Transaction or (iii) the Board of Directors of JP or any committee thereof shall have resolved or publicly disclosed its intent to do any of the foregoing.

     7.2 Certain Fees, Expenses and Rights. If this Agreement is terminated pursuant to Section 7.1(b), then JP and PDC LP shall be jointly liable to pay to GGP Partnership an amount equal to the GGP Break-Up Expenses (as defined herein). If this Agreement shall be (i) terminated pursuant to Section 7.1(b), 7.1(e) (if JP shall have exercised such termination right) or 7.1(f), and (A) on or after January 31, 2002 and prior to such termination a Person has made a proposal relating to a Competing Transaction and (B) within one year of any such termination JP shall consummate a Competing Transaction or execute a definitive agreement providing for a transaction or series of transactions which would otherwise constitute a Competing Transaction (a "JP Acquisition Agreement") with such Person or its Affiliates or associates or Persons acting in concert with such Person (whether or not any JP Acquisition Agreement relates to the same Competing Transaction which had been received at the time of the termination of this Agreement) or (ii) terminated pursuant to Section 7.1(g) or 7.1(h), then JP and PDC LP shall be jointly liable to pay to GGP Partnership an amount equal to the GGP Break-Up Fee (as defined below) less any GGP Break-Up Expenses otherwise to be paid hereunder.

     The payment of the GGP Break-Up Fee or GGP Break-Up Expenses shall be compensation for the loss suffered by GGP, GGP Partnership and their Affiliates as a result of the failure of the Mergers to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The GGP Break-Up Fee shall be paid by JP to GGP Partnership, or the GGP Break-Up Expenses shall be paid by JP to GGP Partnership, in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred. JP and PDC LP acknowledge that the agreements contained in this Section 7.2 are integral parts of this Agreement; accordingly, if JP fails to promptly pay the GGP Break-Up Fee or GGP Break-Up Expenses due pursuant to this Section 7.2 and, in order to obtain payment, GGP or GGP Partnership commences a suit which results in a judgment against JP or PDC LP for any amounts owed pursuant to this Section 7.2, JP and PDC LP shall pay to GGP Partnership its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

As used in this Agreement, "GGP Break-Up Fee" shall be an amount equal to the lesser of (i) $19,000,000 (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to GGP Partnership without causing GGP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to GGP, and (B) in the event GGP or GGP Partnership receives a letter from its outside counsel (the "GGP Break-Up Fee Tax Opinion") or a private letter ruling from the Internal Revenue Service ("IRS GGP Break-Up Fee Ruling") stating that GGP Partnership's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of GGP within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by GGP Partnership of the remaining balance of the Base Amount following the receipt of and pursuant to such GGP Break-Up Fee Tax Opinion or IRS GGP Break-Up Fee Ruling would not cause GGP to be deemed to have constructively received such remaining balance prior thereto, the Base Amount less the amount payable under clause (A) above. In the event that GGP Partnership is not able to receive the full Base Amount, JP shall place the unpaid amount in escrow and shall not release any portion thereof to GGP Partnership unless and until JP receives one of the following: (i) a letter from GGP's or GGP Partnership's independent accountants indicating the maximum amount that can be paid at that time to GGP Partnership without causing GGP to fail to meet the REIT Requirements, (ii) a GGP Break-Up Fee Tax Opinion or (iii) a copy of the IRS GGP Break-Up Fee Ruling, in any of which events JP shall pay to GGP Partnership the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. JP's obligation to pay any unpaid portion of the GGP Break-Up Fee shall terminate three years from the date of this Agreement (and any amounts still held in escrow shall be released to JP). Subject to satisfaction of the conditions set forth in the penultimate sentence of this paragraph, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of this Agreement.

     The "GGP Break-Up Expenses" payable to GGP Partnership shall be an amount equal to the lesser of (i) $2,000,000 and (ii) GGP's and GGP Partnership's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses). If the GGP Break-Up Expenses payable to GGP Partnership exceed the maximum amount that can be paid to GGP Partnership without causing GGP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to GGP (the "Maximum Amount"), the amount initially payable to GGP Partnership shall be limited to the Maximum Amount. If, however, within the three-year period commencing on the date of this Agreement, GGP or GGP Partnership receives a letter from its outside counsel ("GGP Break-Up Expenses Tax Opinion") or a private letter ruling from the Internal Revenue Service ("IRS GGP Break-Up Expenses Ruling") stating that GGP Partnership's receipt of the GGP Break-Up Expenses would either constitute Qualifying Income or would be excluded from GGP's gross income within the meaning of the REIT Requirements or that receipt by GGP Partnership of the remaining balance of the GGP Break-Up Expenses above the Maximum Amount following the receipt of and pursuant to such GGP
Break-Up Expenses Tax Opinion or IRS GGP Break-Up Expenses Ruling would not cause GGP to be deemed to have constructively received such remaining balance prior thereto, GGP Partnership shall be entitled to have payable to it the full amount of the GGP Break-Up Expenses. In the event that GGP Partnership is not able to receive the full GGP Break-Up Expenses, JP shall place the unpaid amount in escrow and shall not release any portion thereof to GGP Partnership unless and until JP receives one of the following: (i) a letter from the independent accountants of GGP or GGP Partnership indicating the maximum amount that can be paid at that time to GGP Partnership without causing GGP to fail to meet the REIT Requirements, (ii) a GGP Break-Up Expenses Tax Opinion or (iii) a copy of the IRS GGP Break-Up Expenses Ruling, in any of which events JP shall pay to GGP Partnership the lesser of the unpaid GGP Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above. The obligation of JP to pay any unpaid portion of the GGP Break-Up Expenses shall terminate three years from the date of this Agreement. Subject to satisfaction of the conditions set forth in the penultimate sentence of this paragraph, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of this Agreement.

     If this Agreement shall be terminated pursuant to Section 7.1(c), then GGP and GGP Partnership thereupon shall be jointly liable to pay to JP an amount equal to the lesser of (i) $2,000,000 and (ii) JP's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) (the "JP Break-Up Expenses"). GGP acknowledges that if JP commences a suit which results in a judgment against GGP or GGP Partnership for any amounts owed pursuant to this Section 7.2, GGP and GGP Partnership shall be jointly and severally liable to JP for JP's costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

     The foregoing provisions of this Section 7.2 have been agreed to by each of the parties hereto in order to induce the other parties to enter into this Agreement and to consummate the Mergers and the other transactions contemplated by this Agreement, it being agreed and acknowledged by each of them that the execution of this Agreement by them constitutes full and reasonable consideration for such provisions.

     7.3 Effect of Termination. In the event of termination of this Agreement by either JP, GGP or GGP Partnership as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of JP, PDC LP, GGP, GGP Partnership, Acquisition or Partnership Acquisition, other than Section 7.2, this Section 7.3 and Article 8, and except to the extent that such termination results from a willful breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement or a failure or refusal by such party to consummate the transactions contemplated hereby when such party was obligated to do so in accordance with the terms hereof.

     7.4 Amendment. This Agreement may be amended by the parties in writing by the Board of Directors of JP (on behalf of itself and PDC LP) or GGP (on behalf of itself, GGP Partnership, Acquisition and Partnership Acquisition) at any time before or after any JP Partners Approvals or JP Stockholder Approval are obtained and prior to the filing of the Maryland Articles of Merger and/or the Maryland Articles of Partnership Merger with the Department and/or the Delaware Certificate of Merger with the Secretary of State; provided, however, that, after the JP Partner Approvals and JP Stockholder Approval are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of stockholders or partners without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to continue the status of each of JP and GGP as a REIT. Acquisition and Partnership Acquisition hereby agree that any consent or waiver of compliance given by GGP and GGP Partnership hereunder shall be conclusively binding on each of them, whether given expressly or on its behalf.

     7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, (b) waive any inaccuracies in the representations and warranties of the other party or parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party or parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2   Notices.   All   notices,   requests,   claims,   demands  and  other
communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or sent by telecopy (providing confirmation of transmission) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) if to GGP, GGP Partnership, Acquisition or Partnership Acquisition, to:

                  General Growth Properties, Inc.
                  110 North Wacker Drive
                  Chicago, Illinois 60606
                  Attention:  Bernard Freibaum
                  Fax No.:  (312)  960-5463

                  with a copy to:

                  Neal, Gerber & Eisenberg
                  Two North LaSalle Street
                  Suite 2200
                  Chicago, Illinois  60602
                  Attention:  Marshall E. Eisenberg, Esq.
                  Fax No.:  (312) 269-1747

     (b) if to JP or PDC LP, to:

                  JP Realty, Inc.
                  35 Century Park-Way
                  Salt Lake City, Utah  84115
                  Attention:  Paul K. Mendenhall
                  Fax No.:  (801) 486-7653

                  with a copy to:

                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue
                  New York, NY  10166
                  Attention:  Jay L. Bernstein, Esq.
                  Fax No.:  (212) 878-8375

     8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     8.4   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the JP Disclosure Letter, the GGP Disclosure Letter, the Schedules, the Confidentiality Agreement, the Voting Agreement, and the other agreements entered into in connection with the Merger and the Partnership Merger (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except as provided in Sections 5.7 and 5.8, are not intended to confer upon any Person other than the parties hereto any rights or remedies.

     8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND (AND SOLELY WITH RESPECT TO THE CONSUMMATION OF THE MERGER, THE APPLICABLE LAWS OF THE STATE OF DELAWARE AND THE STATE OF MARYLAND), REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Notwithstanding the foregoing, each of Acquisition and Partnership Acquisition may assign, in its sole discretion, any of or all its respective rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of GGP and GGP Partnership with written notice to JP, but no such assignment shall relieve GGP or GGP Partnership of any of their obligations hereunder. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

     8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without any requirement for posting bond) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland or, to the extent such courts do not have subject matter jurisdiction, in any state court located in Maryland, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or to the extent such courts do not have subject matter jurisdiction, or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.10 Exculpation. This Agreement shall not impose any personal liability on any stockholder, trustee, trust manager, manager, director, officer, employee or agent of JP, PDC LP, GGP, GGP Partnership, Acquisition or Partnership Acquisition, and all Persons shall look solely to the property of JP, PDC LP, GGP or GGP Partnership for the payment of any claim hereunder or for the performance of this Agreement.

     8.11 Joint and Several Obligations. GGP, GGP Partnership, Acquisition and Partnership Acquisition shall be jointly and severally liable hereunder. JP and PDC LP shall be jointly and severally liable hereunder.

     8.12 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR ITSELF AND FOR THE THIRD PARTY BENEFICIARIES HEREUNDER, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     8.13 Knowledge of GGP. If, to the Knowledge of GGP on the date hereof, there is a matter which should be set forth on any JP Disclosure Schedule, such matter shall be deemed to be set forth thereon to the extent of such Knowledge.

     IN WITNESS WHEREOF, GGP, GGP Partnership, Acquisition, Partnership Acquisition, JP and PDC LP have caused this Agreement to be signed by their respective officers, general partners or members thereunto duly authorized all as of the date first written above.

                                          GENERAL GROWTH PROPERTIES, INC.



                                          By: ________________________________
                                              Name:
                                              Title


                                          GGP LIMITED PARTNERSHIP

                                          By: General Growth Properties, Inc.,
                                              General Partner


                                              By:_____________________________
                                                 Name:
                                                 Title:


                                          GGP ACQUISITION, L.L.C.

                                          By:  GGP Limited Partnership, Member

                                              By:  General Growth Properties,
                                                   Inc., General Partner


                                              By:_____________________________
                                                 Name:
                                                 Title:


                                          GGP ACQUISITION II, L.L.C.

                                          By: GGP Limited Partnership, Member

                                              By:  General Growth Properties,
                                                   Inc., General Partner


                                              By:_____________________________
                                                 Name:
                                                 Title:

                                          JP REALTY, INC.


                                          By: ________________________________
                                              Name:
                                              Title:


                                          PRICE DEVELOPMENT COMPANY, LIMITED
                                              PARTNERSHIP

                                          By:  JP Realty, Inc., General
                                              Partner


                                              By:_____________________________
                                                 Name:
                                                 Title:

                                                                       Exhibit E


                                FOURTH AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             GGP LIMITED PARTNERSHIP

     THIS FOURTH AMENDMENT (the "Fourth Amendment") is made and entered into on the _____ day of _____________, 2002, by and among the undersigned parties.

                              W I T N E S S E T H:

     WHEREAS, a Delaware limited partnership known as GGP Limited Partnership (the "Partnership") exists pursuant to that certain Second Amended and Restated Agreement of Limited Partnership of GGP Limited Partnership dated as of April 1, 1998, as amended by that certain First Amendment thereto dated as of June 10, 1998, that certain Second Amendment thereto dated as of June 29, 1998 and that certain Third Amendment thereto dated as of ______________ (such Second Amended and Restated Agreement of Limited Partnership, as so amended, the "Second Restated Partnership Agreement"), and the Delaware Revised Uniform Limited Partnership Act;

     WHEREAS, General Growth Properties, Inc., a Delaware corporation, is the general partner of the Partnership (the "General Partner");

     WHEREAS, upon the closing of the transactions contemplated pursuant to that certain Agreement and Plan of Merger dated as of __________, 2002, among the Partnership, the General Partner and the other parties thereto (the "Merger Agreement"), the parties whose names are set forth under the caption "New Limited Partners" on the signature pages hereto (collectively, the "New Limited Partners") are to receive Series B Preferred Units (as defined below); and

     WHEREAS, the parties hereto, being the sole general partner of the Partnership, the holders of a Majority-in-Interest of the Common Units (as defined in the Second Restated Partnership Agreement) and the New Limited Partners, desire to amend the Second Restated Partnership Agreement to effect the creation and issuance of the Series B Preferred Units and to reflect certain other understandings among them as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Capitalized Terms. Capitalized terms used but not defined herein (including without limitation in attached Schedule A) shall have the definitions assigned to such terms in the Second Restated Partnership Agreement, as amended hereby.

     2. Additional Definitions. Section 1.1 of the Second Restated Partnership Agreement is hereby amended by inserting the following new definitions:

            "Aggregate Protected Amount" shall mean, with respect to the Obligated Partners, as a group, the aggregate amount of the Protected Amounts, if any, of the Obligated Partners, as determined on the date in question.

            "Indirect Owner" means, in the case of an Obligated Partner that is an entity that is classified as a partnership or disregarded entity for federal income tax purposes, any person owning an equity interest in such Obligated Partner, and, in the case of any Indirect Owner that itself is an entity that is classified as a partnership or disregarded entity for federal income tax purposes, any person owning an equity interest in such entity.

            "Obligated Partner" shall mean that or those Limited Partners listed as Obligated Partners on Exhibit D attached hereto and made a part hereof, as such Exhibit may be amended from time to time by the General Partner, whether by express amendment to this Agreement or by execution of a written instrument by and between any additional Obligated Partner being directly affected thereby and the General Partner acting on behalf of the Partnership and without the prior consent of the Limited Partners (other than the Obligated Partners being affected thereby).

            "Partner Nonrecourse Debt" shall mean a liability as defined in Regulations Section 1.704-2(b)(4).

            "Protected Amount" shall mean, with respect to any Obligated Partner, the amount set forth opposite the name of such Obligated Partner on Exhibit D hereto and made a part hereof, as such Exhibit may be amended from time to time by an amendment to the Partnership Agreement or by execution of a written instrument by and between any Obligated Partners being affected thereby and the General Partner, acting on behalf of the Partnership and without the prior consent of the Limited Partners (other than the Obligated Partners being affected thereby); provided, however, that, in the case of an Obligated Partner that is an entity that is classified as a partnership or disregarded entity for federal income tax purposes, upon the date nine months after the death of any Indirect Owner in such Obligated Partner, or upon a fully taxable sale or exchange of all of an Indirect Owner's equity interest in such Obligated Partner (i.e., a sale or exchange in which the transferee's basis in the Indirect Owner's equity interest in the Obligated Partner is not determined, in whole or in part, by reference to the Indirect Owner's basis in the Obligated Partner), the Protected Amount of such Obligated Partner shall be reduced to the extent of the Indirect Owner's allocable share of the Obligated Partner's Protected Amount. The principles of the preceding sentence shall apply in the same manner in the case of any Indirect Owner that itself is an entity that is classified as a partnership or disregarded entity for federal income tax purposes..

            "Recourse Liabilities" shall mean, as of the date of determination, the amount of indebtedness of the Partnership on that date other than Nonrecourse Liabilities and Partner Nonrecourse Debt.

     3. Establishment and Issuance of Series B Preferred Units. A new series of Preferred Units designated as the "8.5% Series B Cumulative Convertible Preferred Units" (the "Series B Preferred Units") is hereby established and shall have such rights, preferences, limitations and qualifications as are described on Schedule A, attached hereto and by this reference made a part hereof (in addition to the rights, preferences, limitations and qualifications contained in the Second Restated Partnership Agreement to the extent applicable). Pursuant to the Merger Agreement, the Partnership hereby issues to each New Limited Partner the number of Series B Preferred Units set forth opposite its name on Exhibit A, attached hereto and by this reference made a part hereof. Each New Limited Partner is hereby admitted as a Limited Partner in respect of the Series B Preferred Units issued to it, and such New Limited Partner hereby agrees to be bound by the provisions of the Second Restated Partnership Agreement, as the same is amended hereby and as the same may be amended from time to time, with respect to such Series B Preferred Units (including without limitation the provisions of Sections 8.2, 8.4, 9.1, 9.2 and 9.3 thereof).

     4. Negative Capital Accounts. The following new Section 7.8 is hereby added to the Second Restated Partnership Agreement:

          "7.8 Negative Capital Accounts.

          (a) Except as provided in the next sentence and Section 7.8(b), no Partner shall be liable to the Partnership or to any other partner for any deficit or negative balance which may exist in its Capital Account. Upon liquidation of any Obligated Partner's interest in the Partnership, whether pursuant to a liquidation of the Partnership or by means of a distribution to the Obligated Partner by the Partnership, if such Obligated Partner has a deficit balance in its Capital Account, after giving effect to all contributions, distributions, allocations and adjustments to Capital Accounts for all periods, each such Obligated Partner shall contribute to the capital of the Partnership an amount equal to its respective deficit balance. Each Obligated Partner having such an obligation to restore a deficit Capital Account shall satisfy such obligation by the end of the fiscal year of liquidation (or, if later, within ninety (90) days following the liquidation and dissolution of the Partnership). Any such contribution by an Obligated Partner shall be used to make payments to creditors of the Partnership and such Obligated Partners (i) shall not be subrogated to the rights of any such creditor against the General Partner, the Partnership, another Partner, or any Person related thereto, and (ii) hereby waive any right to reimbursement, contribution or similar right to which such Obligated Partners might otherwise be entitled as a result of the performance of their obligations under this Agreement.

          (b) Notwithstanding any other provision of this Agreement, an Obligated Partner shall cease to be an Obligated Partner upon the earlier of (i) nine months after the death of such Obligated Partner or (ii) six months after (A) any date after the third anniversary date of the date hereof which is selected by the Obligated Partner as the date upon which such Obligated Partner's obligation hereunder shall terminate (and for which notice of such date shall be given at least 60 days prior to such selected date) or (B) an exchange of all of such Obligated Partner's remaining Units for shares of Common Stock or Preferred Stock (pursuant to a Rights Agreement) or in an otherwise taxable sale or exchange of all of such Obligated Partner's Units provided that at the time of, or during such six-month period following such event set forth in (ii)(A) or (B), there has not been: (X) an entry of a decree or order for relief in respect of the Partnership by a court having jurisdiction over a substantial part of the Partnership's assets, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or ordering the winding up or liquidation of the Partnership's affairs, in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or (Y) the commencement against the Partnership of an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or
     (Z) the commencement by the Partnership of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Partnership generally to pay its debts as such debts become due or the taking of any action in furtherance of any of the foregoing. Following the passage of the six-month period after the event set forth in clause (ii)(A) or (B) of this paragraph, an Obligated Partner shall cease to be an Obligated Partner at the first time, if any, that all of the conditions set forth in (X) through
     (Z) above are no longer in existence."

     5. New Exhibit A. Exhibit A to the Second Restated Partnership Agreement, identifying the Partners, the number of Units owned by them and their respective Percentage Interests, if any, is hereby deleted in its entirety and the Exhibit A in the form attached hereto is hereby inserted in its place and stead.

     6. Allocations. Exhibit C of the Second Restated Partnership Agreement, describing the allocations of the Net Income, Net Loss and/or other Partnership items, is hereby deleted in its entirety and the Exhibit C in the form attached hereto is hereby inserted in its place and stead.

     7. Other Provisions Unaffected. Except as expressly amended hereby, the Second Restated Partnership Agreement shall remain in full force and effect in accordance with its terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment on the day and year first above written.

GENERAL PARTNER:

GENERAL GROWTH PROPERTIES, INC.,
a Delaware corporation


By:
    ---------------------------
    Its:
        -----------------------


LIMITED PARTNERS:


NEW LIMITED PARTNERS:

                                    EXHIBIT C

                                   Allocations

[TO COME]

                                   SCHEDULE A

     1. Definitions. As used herein, the following terms shall have the meanings set forth below, unless the context otherwise requires:

     "Distribution Period" shall mean the quarterly period that is then the dividend period with respect to the Common Stock or, if no such dividend period is established, the calendar quarter shall be the Dividend Period; provided that
(a) the initial distribution period shall commence on _____________, 2002 and end on and include _____________, 2002 and (b) the distribution period in which the final liquidation payment is made pursuant to Section 7.2 of the Second Restated Partnership Agreement shall commence on the first day following the immediately preceding Distribution Period and end on the date of such final liquidation payment.

     "Distribution Payment Date" shall mean, with respect to any Distribution Period, the payment date for the distribution declared by the General Partner on its shares of Common Stock for such Distribution Period or, if no such distribution payment date is established, the last business day of such Distribution Period.

     "Fair Market Value" shall mean the average of the daily Closing Price during the five consecutive Trading Days selected by the General Partner commencing not more than 20 Trading Days before, and ending not later than, the day in question with respect to the issuance or distribution requiring such computation.

     "Fifteenth Anniversary Date" shall mean ________________, 2017(1).

     2. Designation and Number; Etc. The Series B Preferred Units have been established and shall have such rights, preferences, limitations and qualifications as are described herein (in addition to the rights, preferences, limitations and qualifications contained in the Second Restated Partnership Agreement to the extent applicable). The authorized number of Series B Preferred Units shall be __________. Notwithstanding anything to the contrary contained herein, in the event of a conflict between the provisions of this Schedule A and any other provision of the Second Restated Partnership Agreement, the provisions of this Schedule A shall control . For purposes of this Amendment, the rights of the Series B Preferred Units shall be construed to include their rights under the Redemption Rights Agreement (Common Units) and Redemption Rights Agreement (Preferred Units).

     3. Rank. The Series B Preferred Units shall, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, rank as follows:

     (a) senior to all classes or series of Common Units and to all Units the terms of which provide that such Units shall rank junior to such Series B Preferred Units;

----------
(1)  This date will be the fifteenth anniversary of the closing.

     (b) on a parity with the Series A Preferred Units and each other series of Preferred Units issued by the Partnership which does not provide by its express terms that it ranks junior in right of payment to the Series B Preferred Units with respect to payment of distributions or amounts upon liquidation, dissolution or winding-up; and

     (c) junior to any class or series of Preferred Units issued by the Partnership that ranks senior to the Series B Preferred Units in accordance with
Section 4 of this Schedule A.

     4. Voting.

     (a) Holders of Series B Preferred Units shall not have any voting rights, except as provided by applicable law and as described below in this Section 4.

     (b) So long as any Series B Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote or consent of the holders of at least a majority of the Series B Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create, issue or increase the authorized or issued amount of, any class or series of partnership interests in the Partnership ranking prior to the Series B Preferred Units with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership or reclassify any Common Units into such partnership interests, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such partnership interests; or (ii) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger or consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Units or the holders thereof. Notwithstanding anything to the contrary contained herein, none of the following shall be deemed to materially and adversely affect any such right, preference, privilege or voting power or otherwise require the vote or consent of the holders of the Series B Preferred
Units: (X) the occurrence of any Event so long as either (1) the Partnership is the surviving entity, such entity is the principal direct subsidiary of a publicly traded REIT whose common equity is traded on the New York Stock Exchange and the Series B Preferred Units remain outstanding with the terms thereof materially unchanged or (2) interests in an entity having substantially the same rights and terms as the Series B Preferred Units are substituted for the Series B Preferred Units and such entity is the principal direct subsidiary of a publicly traded REIT whose common equity is traded on the New York Stock Exchange, (Y) any increase in the amount of the authorized Preferred Units or the creation or issuance of any other series or class of Preferred Units or any increase in the amount of any other series of Preferred Units, in each case ranking on a parity with or junior to the Series B Preferred Units with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership and (Z) the dissolution, liquidation and/or winding up of the Partnership.

     The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Units shall have been converted or redeemed.

     For purposes of the foregoing provisions of this Section 4, each Series B Preferred Unit shall have one (1) vote. Except as otherwise required by applicable law or as set forth herein, the Series B Preferred Units shall not have any voting rights or powers and the consent of the holders thereof shall not be required for the taking of any action.

     5. Distributions.

     (a) With respect to each Distribution Period and subject to the rights of the holders of Preferred Units ranking senior to or on parity with the Series B Preferred Units, the holders of Series B Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Partnership legally available for the payment of distributions, quarterly cumulative cash distributions in an amount per Series B Preferred Unit equal to the greater of (i) $1.0625 and (ii) the amount of the regular quarterly cash distribution for such Distribution Period upon the number of Common Units (or portion thereof) into which such Series B Preferred Unit is then convertible in accordance with Section 7 of this Schedule A (but, with respect to any Distribution Period ending after the Fifteenth Anniversary Date, no amount shall be paid in respect of clause (ii) of this paragraph in respect of the portion of such Distribution Period occurring after the Fifteenth Anniversary Date). Notwithstanding anything to the contrary contained herein, the amount of distributions described under either clause (i) or (ii) of this paragraph for the initial Distribution Period, or any other period shorter than a full Distribution Period, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year. The distributions upon the Series B Preferred Units for each Distribution Period shall, if and to the extent declared or authorized by the General Partner on behalf of the Partnership, be paid in arrears (without interest or other amount) on the Distribution Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not there are funds legally available for the payment thereof and whether or not such distributions are declared or authorized. The record date for distributions upon the Series B Preferred Units for any Distribution Period shall be the same as the record date for the distributions upon the Common Units for such Distribution Period (or, if no such record is set for the Common Units, the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls). Accumulated and unpaid distributions for any past Distribution
Periods may be declared and paid at any time, without reference to any Distribution Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the General Partner. Any distribution payment made upon the Series B Preferred Units shall first be credited against the earliest accumulated but unpaid distributions due with respect to such Units which remains payable. No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any distribution payment or payments on the Series B Preferred Units, whether or not in arrears.

     (b) No distribution on the Series B Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, distributions on the Series B Preferred Units shall accumulate whether or not any of the foregoing restrictions exist.

     (c) Except as provided in Section 5(d) of this Schedule A, so long as any Series B Preferred Units are outstanding, (i) no distributions (other than in Common Units or other Units ranking junior to the Series B Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership) shall be declared or paid or set apart for payment upon the Common Units or any other class or series of partnership interests in the Partnership or Units ranking, as to payment of distributions or amounts distributable upon liquidation, dissolution or winding-up of the Partnership, on a parity with or junior to the Series B Preferred Units, for any period and (ii) no Common Units or other Units ranking junior to or on a parity with the Series B Preferred Units as to payment of distributions or amounts upon liquidation, dissolution or winding-up of the Partnership, shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Units) by the Partnership (except by conversion into or exchange for other Units ranking junior to the Series B Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership or by redemptions pursuant to Rights Agreements) unless, in the case of either clause
(i) or (ii), full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Units for all Distribution Periods ending on or prior to the distribution payment date for the Common Units or such other class or series of Unit or the date of such redemption, purchase or other acquisition.

     (d) When distributions are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series B Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series B Preferred Units, all distributions declared upon the Series B Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series B Preferred Units shall be declared pro rata so that the amount of distributions declared per Unit of Series B Preferred Units and such other partnership interests in the Partnership or Units shall in all cases bear to each other the same ratio that accrued distributions per Unit on the Series B Preferred Units and such other partnership interests in the Partnership or Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Units do not have cumulative distributions) bear to each other.

     (e) Holders of Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, property or Units, in excess of the cumulative distributions described in Section 5(a) above.

     (f) Distributions with respect to the Series B Preferred Units are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Treasury Regulation ss.1.707-4 and the provisions of this Schedule A shall be construed and applied consistently with such Treasury Regulations.

     (g) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of Section 5(a) hereof), if the distributions with respect to the Series B Preferred Units made on or prior to the second anniversary of the issuance of the Series B Preferred Units would result in any holder of Series B Preferred Units receiving an annual return on such holder's

"unreturned capital" (as defined for purposes of Treasury Regulation Section 1.707-4(a)) for a fiscal year (treating the fiscal year in which such second anniversary occurs as ending on such date) in excess of the Safe Harbor Rate (as defined below), then the distributions to such holder in excess of such Safe Harbor Rate will be deferred, will cumulate and will be paid, if and to the extent declared or authorized by the General Partner on behalf of the Partnership and subject to the provisions of Section 5(b) hereof, on the earlier to occur of (i) the disposition of the Series B Preferred Units to which such deferred distributions relate in a transaction in which the disposing holder recognizes taxable gain thereon or (ii) the first distribution payment date with respect to the Series B Preferred Units following the second anniversary of the issuance of the Series B Preferred Units. For purposes of the foregoing, the "Safe Harbor Rate" shall equal 150% of the highest applicable federal rate, based on quarterly compounding, in effect for purposes of Section 1274(d) of the Code at any time between the date of the issuance of the Series B Preferred Units and the date on which the relevant distribution payment is made. Notwithstanding anything to the contrary contained herein, any distributions that are deferred under this section shall be deemed to have been paid in full for purposes of Sections 5(c) and (d) of this Schedule A until the end of the Dividend Period during which they are to be paid as provided above.

     (h) For any quarterly period, any amounts paid with respect to the Series B Preferred Units in excess of the amount that would have been paid with respect to such Units for such period had they been converted into Common Units in accordance with the terms of Section 7 of this Schedule A are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of allocating Net Income and Net Loss or otherwise maintaining Capital Accounts.

     6. Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common Units or any other partnership interests in the Partnership or Units ranking junior to the Series B Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding-up of the Partnership, the holders of the Series B Preferred Units shall, with respect to each such Unit, be entitled to receive, out of the assets of the Partnership available for distribution to Partners after payment or provision for payment of all debts and other liabilities of the Partnership, an amount equal to the greater of (i) $50.00, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution and (ii) the amount that a holder of such Series B Preferred Unit would have received upon final distribution in respect of the number of Common Units into which such Series B Preferred Unit was convertible immediately prior to such date of final distribution (but no amount shall be paid in respect of the foregoing clause (ii) after the Fifteenth Anniversary Date). If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series B Preferred Units are insufficient to pay in full the preferential amount aforesaid on the Series B Preferred Units and liquidating payments on any other Units or partnership interests in the Partnership of any class or series ranking, as to payment of distributions and amounts upon the liquidation, dissolution or winding-up of the Partnership, on a parity with the Series B Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Units and any such other Units or partnership interests in the Partnership ratably in accordance with the respective amounts that would be payable on such Series B Preferred
Units and such other Units or partnership interests in the Partnership if all amounts payable thereon were paid in full. For the purposes of this Section 6, none of (i) a consolidation or merger of the Partnership with or into another entity, (ii) a merger of another entity with or into the Partnership or (iii) a sale, lease or conveyance of all or substantially all of the Partnership's assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Partnership.

     (b) Written notice of such liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

     (c) After payment of the full amount of liquidating distributions to which they are entitled as provided in Section 6(a) of this Schedule A, the holders of Series B Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

     7. Conversion. Holders of Series B Preferred Units shall have the right to convert all or a portion of such Units into Common Units, as follows:

     (a) A holder of Series B Preferred Units shall have the right, at such holder's option, at any time, to convert any whole number of Series B Preferred Units, in whole or in part, into Common Units. Each Series B Preferred Unit shall be convertible into the number of Common Units determined by dividing (i) the $50 face amount per Share, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the end of the last Distribution Period ending prior to the conversion, by (ii) a conversion price of $50.00 per Common Unit (equivalent to an initial conversion rate of one Common Unit for each Series B Preferred Unit), subject to adjustment as described in Section 7(c) hereof (the "Conversion Price"); provided, however, that the right to convert Series B Preferred Units may not be exercised after the Fifteenth Anniversary Date. No fractional Common Units will be issued upon any conversion of Series B Preferred Units. Instead, the number of Common Units to be issued upon each conversion shall be rounded to the nearest whole number of Common Units.

     (b) To exercise the conversion right, the holder of each Preferred Unit to be converted shall execute and deliver to the General Partner, at the principal office of the Partnership, a written notice (the "Conversion Notice") indicating that the holder thereof elects to convert such Series B Preferred Unit. Unless the Units issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Unit is registered, each Series B Preferred Unit surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Partnership, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

     As promptly as practicable after delivery of the Conversion Notice as aforesaid, the Partnership shall amend the Partnership Agreement to reflect the conversion and the issuance of Common Units issuable upon the conversion of such Series B Preferred Units in accordance with the provisions of this Section 7. In addition, the Partnership shall deliver to the holder at its address as reflected on the records of the Partnership, a copy of such amendment.

     A holder of Series B Preferred Units at the close of business on the record date for any Distribution Period shall be entitled to receive the distribution payable on such Units on the corresponding Distribution Payment Date notwithstanding the conversion of such Series B Preferred Units following such record date and prior to such Distribution Payment Date and shall have no right to receive any distribution for such Distribution Period in respect of the Common Units into which such Series B Preferred Units were converted. Except as provided herein, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted Series B Preferred Units or for distributions on the Common Units that are issued upon such conversion.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice is received by the Partnership as aforesaid, and the person or persons in whose name or names any Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Units at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Units have been surrendered and such notice received by the Partnership.

     (c) The Conversion Price shall be adjusted from time to time as follows:

          (i) If the Partnership shall, after the date on which the Series B Preferred Units are first issued (the "Issue Date"), (A) pay or make a distribution to holders of its partnership interests or Units in Common Units, (B) subdivide its outstanding Common Units into a greater number of Units or distribute Common Units to the holders thereof, (C) combine its outstanding Common Units into a smaller number of Units or (D) issue any partnership interests or Units by reclassification of its Common Units, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders entitled to receive such distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Unit thereafter surrendered for conversion shall be entitled to receive the number of Common Units or other partnership interests or securities that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series B Preferred Unit been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (g) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Partnership shall issue after the Issue Date rights, options or warrants to all holders of Common Units entitling them to subscribe for or purchase Common Units (or securities convertible into or exchangeable for Common Units) at a price per Unit less than the Fair Market Value per Common Unit on the record date for the determination of holders of Common Units entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of Common Units that the aggregate proceeds to the Partnership from the exercise of such rights, options or warrants for Common Units would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of additional Common Units offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (g) below). In determining whether any rights, options or warrants entitle the holders of Common Units to subscribe for or purchase Common Units at less than the Fair Market Value, there shall be taken into account any consideration received by the Partnership upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of the General Partner.

          (iii) If the Partnership shall distribute to all holders of Common Units any other securities or evidences of its indebtedness or assets (excluding those rights, options and warrants referred to in and treated under subsection (ii) above, and excluding distributions paid exclusively in cash) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Units entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Unit on the record date mentioned below less the then fair market value (as determined in good faith by the Board of the General Partner) of the portion of the securities so distributed applicable to one Common Unit, and the denominator of which shall be the Fair Market Value per Common Unit on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (g) below) the record date for the determination of holders of Common Units entitled to receive such distribution. For the purposes of this subsection
     (iii), a distribution in the form of a Security, which is distributed not only to the holders of the Common Units on the date fixed for the determination of holders of Common Units entitled to such distribution of such Security, but also is distributed with each Common Unit delivered to a person converting a Series B Preferred Unit after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series B Preferred Unit would no longer be entitled to receive such Security with a Common Unit, a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the holders of Common Units entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

          (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Units. Notwithstanding any other provisions of this Section 7, the Partnership shall not be required to make any adjustment to the Conversion Price for the issuance of any Common Units pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Partnership and the investment of additional optional amounts in Common Units under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a Unit (with .05 of a Unit being rounded upward), as the case may be. Anything in this subsection (c) to the contrary notwithstanding, the Partnership shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (c), as it in its discretion shall determine to be advisable in order that any Unit distributions, subdivision of Units, reclassification or combination of Units, distribution of rights, options or warrants to purchase Units or securities, or a distribution consisting of other assets (other than cash distributions) hereafter made by the Partnership to its holders of Units shall not be taxable but any such adjustment shall not adversely affect the value of the Series B Preferred Units.

     (d) If the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, self tender offer for all or substantially all of the Common Units, sale of all or substantially all of the Partnership's assets or recapitalization of the Common Units and excluding any transaction as to which subsection (c)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Units shall be converted into the right to receive other partnership interests, shares, stock, securities or other property (including cash or any combination thereof), each Series B Preferred Unit which is not converted into the right to receive other partnership interests, shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series B Preferred Unit was convertible immediately prior to such Transaction, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person. The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Units that will contain provisions enabling the holders of Series B Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Common Units at the Conversion Price in effect immediately prior to such Transaction (with the holder having the option to elect the type of consideration if a choice was offered in the Transaction). The provisions of this subsection (d) shall similarly apply to successive Transactions.

     (e) If:

          (i) the Partnership shall declare a distribution on the Common Units (other than a cash distribution) or there shall be a reclassification, subdivision or combination of Common Units; or

          (ii) the Partnership shall authorize the granting to the holders of the Common Units of rights, options or warrants to subscribe for or purchase any Units of any class or any other rights, options or warrants; or

          (iii) there shall be any reclassification of the Common Units or any consolidation or merger to which the Partnership is a party and for which approval of any partners of the Partnership is required, involving the conversion or exchange of Common Units into securities or other property, or a self tender offer by the Partnership for all or substantially all of the Common Units, or the sale or transfer of all or substantially all of the assets of the Partnership as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding-up of the Partnership,

then the Partnership shall cause to be mailed to the holders of the Series B Preferred Units at their addresses as shown on the records of the Partnership, as promptly as possible a notice stating (A) the date on which a record is to be taken for the purpose of such distribution of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Units of record to be entitled to such distribution of rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

     (f) Whenever the Conversion Price is adjusted as herein provided, the Partnership shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series B Preferred Unit at such holder's last address as shown on the records of the Partnership.

     (g) In any case in which subsection (c) of this Section 7 provides that an adjustment shall become effective on the date next following the record date for an event, the Partnership may defer until the occurrence of such event issuing to the holder of any Series B Preferred Unit converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment.

     (h) For purposes of this Section 7, the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the Partnership. The Partnership shall not make any distribution on Common Units held in the treasury of the Partnership.

     (i) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (j) If the Partnership shall take any action affecting the Common Units, other than action described in this Section 7, that in the reasonable judgment of the General Partner would materially and adversely affect the conversion rights of the holders of the Series B Preferred Units, the Conversion Price for the Series B Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the General Partner determines to be equitable in the circumstances.

     (k) The Partnership covenants that Common Units issued upon conversion of the Series B Preferred Units shall be validly issued, fully paid and nonassessable and the holder thereof shall be entitled to rights of a holder of Common Units specified in the Partnership Agreement. Prior to the delivery of any securities that the Partnership shall be obligated to deliver upon conversion of the Series B Preferred Units, the Partnership shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

     (l) The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of the Series B Preferred Units pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Units or other securities or property in a name other than that of the holder of the Series B Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

                                                                       Exhibit F


             REDEMPTION RIGHTS AGREEMENT (SERIES B PREFERRED UNITS)

     Redemption Rights Agreement, dated __________, 2002, among GGP Limited Partnership, a Delaware limited partnership (the "Partnership"), General Growth Properties, Inc., a Delaware corporation (the "General Partner"), and the parties whose names are set forth under the caption "Contributing Parties" on the signature pages hereof (the "Contributing Parties").

                               R E C I T A L S

     WHEREAS, the General Partner is the general partner of the Partnership;

     WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of March ___, 2002 (as the same has been amended and may be further amended from time to time, the "Merger Agreement"), among the Partnership, the General Partner and the other parties thereto, the Contributing Parties are being admitted as limited partners of the Partnership and the Partnership is issuing to them 8.5% Series B preferred units of limited partnership in the Partnership (such units that are being issued pursuant to the Merger Agreement or any other securities issued in substitution therefor pursuant to the Series A Preferred Unit Designation (as defined below), the "Series B Preferred Units"); and

     WHEREAS, the parties desire to set forth herein the terms and conditions upon which the Contributing Parties may cause the Partnership to redeem their Series B Preferred Units.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Acts" shall mean the Securities Act and the Exchange Act, collectively.

     "Affiliates" shall mean "affiliates" as defined pursuant to the Securities Act and the regulations promulgated thereunder.

     "Business Day" shall mean any day upon which commercial banks are open for business in Chicago, Illinois.

     "Cash Purchase Price" shall mean, with respect to any redeemed or purchased Series B Preferred Units, an amount of cash equal to the product of (i) the $50 face amount per Series B Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the closing date multiplied by (ii) the number of such redeemed or purchased Series B Preferred Units.

     "Certificate of Incorporation" shall mean the Certificate of Incorporation of the General Partner, as the same may be amended from time to time.

     "Claims" shall have the meaning set forth in Section 4.1(c).

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor code.

     "Common Units" shall mean common units of limited partnership in the Partnership.

     "Common  Units  Redemption   Rights  Agreement"  shall  mean  that  certain
Redemption Rights Agreement (Common Units) dated the date hereof, among the parties hereto.

     "Conversion Factor" shall mean .05, provided that such factor shall be adjusted in accordance with Section 6(a).

     "Contributing Party Representative" shall mean __________________.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Exchange Act Reporting Company" shall mean any corporation or other entity which is subject to the reporting requirements of the Exchange Act.

     "Expiration Date" shall mean the earlier of the fifteenth anniversary of the date hereof and the date upon which all Series B Preferred Units have been converted into Common Units or redeemed or purchased in accordance with the terms hereof.

     "Liens" shall have the meaning set forth in the Merger Agreement.

     "Major  Transaction Event" shall mean, with respect to the General Partner,
(a) a reclassification, capital reorganization or other similar change regarding or affecting outstanding Shares (other than a change addressed in Section 6(a));
(b) a merger or consolidation of the General Partner with one or more other corporations or entities, other than a merger pursuant to which the General Partner is the surviving corporation and the outstanding Shares are not affected, (c) a sale, lease or exchange of all or substantially all of the General Partner's assets or (d) the liquidation, dissolution or winding up of the General Partner.

     "Merger Agreement" shall have the meaning set forth in the recitals.

     "Notice" shall have the meaning set forth in Section 3.2.

     "Partnership Agreement" shall mean that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 1, 1998, as amended by that certain First Amendment thereto dated as of June 10, 1998, that certain Second Amendment thereto dated as of June 29, 1998, that certain Third Amendment thereto dated as of February 15, 2002 and that certain Fourth Amendment thereto dated as ________________, 2002 and as the same may be further amended from time to time.

     "Person"  shall  mean  any  natural   person,   corporation,   partnership,
association, limited liability company, trust or other entity.

     "Prospectus" shall have the meaning set forth in Section 4.1(a).

     "Preferred Stock" shall mean the 8.5% Series C Cumulative Convertible Preferred Stock, $100 par value per share, of the General Partner.

     "Purchase Price" shall mean the Cash Purchase Price or the Share Purchase Price, or a combination thereof.

     "Redemption Rights" shall have the meaning set forth in Section 2.

     "Registration  Statement"  shall  have the  meaning  set  forth in  Section
4.1(a).

     "REIT" shall mean real estate investment trust as such term is defined under the Code.

     "REIT Requirements" shall have the meaning set forth in the Partnership Agreement, as the same may change from time to time.

     "Rights" shall have the meaning set forth in Section 6(b).

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

     "Series B Preferred Units" shall have the meaning set forth in the recitals.

     "Series B Preferred Unit Designation" shall mean Schedule A to the Fourth Amendment referred to in the definition of "Partnership Agreement".

     "Share Purchase Price" shall mean, with respect to the exercise of any Redemption Rights and subject to the provisions of Section 6(c), a number of Shares equal to the product of (a) the number of Series B Preferred Units being redeemed or purchased multiplied by (b) the Conversion Factor; provided, however, that, in the event the General Partner, after the date of this Agreement, issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase Shares (other than Rights referred to in Section 6(b)) or any other securities or property (other than distributions paid in cash), then the Share Purchase Price also shall include such rights, options, warrants or convertible or exchangeable securities or other securities or property that a holder of that number of Shares would have been entitled to receive had such holder held such Shares immediately prior to the time holders of Shares became entitled thereto.

     "Shares" shall mean shares of the Preferred Stock.

     2. Grant of Redemption Rights.

     (a) Upon the terms and subject to the conditions contained herein, the Partnership does hereby grant to each Contributing Party, and such Contributing Party does hereby accept, the right, but without obligation on the part of such Contributing Party, to require the Partnership to redeem from time to time part or all of the Series B Preferred Units of such Contributing Party for the Cash Purchase Price with respect to such Series B Preferred Units ("Redemption Rights").

     (b) Notwithstanding the provisions of Section 2(a), the General Partner may, in its sole and absolute discretion, assume and satisfy the obligation of the Partnership with respect to any Contributing Party's exercise of a Redemption Right by paying to such Contributing Party, at the General Partner's election (which may be exercised in the General Partner's sole discretion), either the Cash Purchase Price or the Share Purchase Price (or a combination thereof) with respect to the Series B Preferred Units for which such Contributing Party exercised its Redemption Rights. If the General Partner assumes such obligations with respect to the exercise by any Contributing Party of a Redemption Right as to certain Series B Preferred Units and makes the required payment of the Share Purchase Price, the Cash Purchase Price or any combination thereof, then the Partnership shall have no obligation to pay any amount to such Contributing Party with respect to the exercise of a Redemption Right for such Series B Preferred Units, and any Series B Preferred Units purchased shall be owned by the General Partner for all purposes.

     (c) If the General Partner shall assume and satisfy the obligations of the Partnership with respect to the exercise of a Redemption Right by any Contributing Party, the Partnership, such Contributing Party and the General Partner each shall treat the transaction between the General Partner and such Contributing Party as a sale of such Contributing Party's Series B Preferred Units (or a portion thereof) to the General Partner for federal income tax purposes.

     (d) Upon the redemption or purchase of part or all of any Contributing Party's Series B Preferred Units and the payment of the Purchase Price with respect thereto, such Person shall be deemed withdrawn as a Partner in the Partnership to the extent of the Series B Preferred Units redeemed or purchased and shall have no further rights or obligations under this Agreement with respect to such redeemed or purchased Series B Preferred Units; provided, however, that such Contributing Party's rights under this Agreement with regard to any other Series B Preferred Units will continue in full force and effect.

     (e) No fractional Shares shall be issued hereunder. In lieu of fractional Shares, the General Partner shall pay cash based on the per Share liquidation preference on the relevant closing date.

     (f) Notwithstanding anything to the contrary contained herein, the General Partner shall not issue the Share Purchase Price upon exercise of any Redemption Right by a Contributing Partner with respect to any Series B Preferred Units unless all of the Shares so issued are listed on the New York Stock Exchange and the Registration Statement (as herein defined) covering such Shares shall be in effect and available for use to effect a public distribution by the holder thereof of such Shares immediately upon such issuance and the General Partner only shall issue such Share Purchase Price to the extent that the issuance of such Shares to such Contributing Party does not violate the Certificate of Incorporation (assuming such Contributing Party owns no shares of capital stock of the General Partner other than those issued pursuant hereto and pursuant to the Common Units Redemption Rights Agreement).

     3. Exercise of Redemption Rights.

     3.1 Time for Exercise of Redemption Rights. Each Contributing Party may exercise its Redemption Rights in whole or in part and at any time and from time to time on or after the date hereof but prior to the Expiration Date; provided, however, that the Redemption Rights may not be exercised at any one time by any Contributing Party with respect to less than 2,000 Series B Preferred Units (or all the Series B Preferred Units then owned by such Contributing Party if such Contributing Party owns less than 2,000 Series B Preferred Units) or in the event that such exercise of Redemption Rights (or the assignment of Series B Preferred Units or delivery of either the Cash Purchase Price or the Share Purchase Price with respect thereto) violates the terms of the Partnership Agreement, the Certificate of Incorporation or applicable law. Once given, a Notice shall be irrevocable subject to the payment of the Purchase Price for the Series B Preferred Units specified therein in accordance with the terms hereof.

     3.2 Method of Exercise; Etc. The Redemption Rights shall be exercised by delivery to the Partnership of (a) written notice (the "Notice") in the form of Exhibit A specifying the number of the Series B Preferred Units to be redeemed and the name or names (with address) in which any Shares issuable upon such exercise shall be registered if different than the Contributing Party and (b) the certificates, if any, representing such Series B Preferred Units. Notwithstanding anything to the contrary contained herein, in the event that (A) all of the Series B Preferred Units of any deceased Contributing Party or the Series B Preferred Units of any partnership, limited liability company or pass-through entity that are allocable to a deceased partner, member or other Person have not been converted into Common Units on or prior to the date of death of such Contributing Party or other Person, and (B) the exercise of the Redemption Rights with respect to said Series B Preferred Units shall not result in the recognition of gain for federal income tax purposes by any party, the Partnership shall have the right to require the Contributing Party or partnership, limited liability company or other pass-through entity or its legal representative, to exercise the Redemption Rights as to all of such Series B Preferred Units and to take any and all necessary action hereunder to effect such exercise.

     3.3 Closing. The closing of the redemption or purchase and sale pursuant to an exercise of the Redemption Rights by any Contributing Party shall occur within 30 days following the giving of the Notice; provided, however, that no closing may occur hereunder prior to the earlier of the one hundred twentieth day after the date hereof and the date of effectiveness of the Registration Statement. Such Contributing Party shall execute such other documents as the General Partner may reasonably require in connection with the closing of such redemption or purchase and sale.

     3.4 Payment of Cash or Issuance of Shares. At the closing of the redemption or purchase and sale of Series B Preferred Units pursuant to an exercise of Redemption Rights by a Contributing Party, the Partnership shall deliver to such Contributing Party the Cash Purchase Price by check or, in the event that the General Partner has assumed the obligations of the Partnership with respect to such exercise of Redemption Rights, the General Partner shall deliver to such Contributing Party, at the election of the General Partner (which may be exercised in the General Partner's sole discretion) either (a) the Cash Purchase Price by check or (b) certificates representing the Shares and any other securities and/or other property constituting the Share Purchase Price, together with cash in lieu of the issuance of any fraction of a Share as provided in Section 2(e), or a combination thereof. In addition, in the event that the General Partner has assumed the obligations of the Partnership with respect to such exercise of Redemption Rights and delivers the Share Purchase Price, the General Partner also shall pay to such Contributing Partner the accrued and unpaid distributions in respect of the Series B Preferred Units that are acquired by the General Partner.

     4. Matters Relating to Shares.

     4.1 Registration.

     (a) As soon as practicable following the date hereof, the General Partner shall file a Registration Statement on Form S-3 or other appropriate registration form (the "Registration Statement") with the SEC covering the resale by Contributing Parties of the Shares and/or the shares of common stock of the General Partner to be issued upon their conversion (referred to in this
Section 4.1 as the "Shares") to be issued upon exercise of the Redemption Rights as to all Series B Preferred Units and full satisfaction of the Redemption Rights by delivery of Shares and shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter. Following the effective date of the Registration Statement and until the Shares covered by the Registration Statement have been sold or are eligible for resale under Rule 144(k) promulgated under the Securities Act, the General Partner shall keep the Registration Statement current, effective and available for the resale by Contributing Parties of the Shares delivered to them pursuant hereto. The General Partner shall bear all expenses relating to filing such Registration Statement and keeping such Registration Statement current, effective and available; provided, however, that the General Partner shall not be responsible for any brokerage fees or underwriting commissions due and payable by any Contributing Party.

     (b) During the time period when the Registration Statement is required to be current, effective and available under Section 4.1(a), the General Partner also shall:

          (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus constituting a part thereof, as amended or supplemented (the "Prospectus"), as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale of the Shares covered by such Registration Statement whenever any Contributing Party shall desire to sell or otherwise dispose of the same but in no event beyond the period in which the Registration Statement is required to be kept in effect;

          (ii) furnish to each Contributing Party, without charge, such number of authorized copies of the Prospectus, and any amendments or supplements to the Prospectus, in conformity with the requirements of the Securities Act, and such other documents as any Contributing Party may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by Contributing Parties.

          (iii) register or qualify the securities covered by the Registration Statement under state securities or blue sky laws of such jurisdictions as are reasonably required to effect a sale thereof and do any and all other acts and things which may be necessary or appropriate under such state securities or blue sky laws to enable Contributing Parties to consummate the public sale or other disposition in such jurisdictions of such securities;

          (iv) before filing any amendments or supplements to the Registration Statement or the Prospectus, furnish copies of all such documents proposed to be filed to the Contributing Party Representative who shall be afforded a reasonable opportunity to review and comment thereon; provided, however, that all such documents shall be subject to the approval of the Contributing Party Representative insofar as they relate to information concerning Contributing Parties (including, without limitation, the proposed method of distribution of any Contributing Party's securities);

          (v) notify Contributing Parties promptly (A) when any such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to such Registration Statement and the Prospectus or for additional information, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of any such Registration Statement or the initiation of any proceedings for the purpose, (D) if, between the effective date of any such Registration Statement and the sale of the Shares to which it relates, the General Partner receives any notification with respect to the suspension of the qualification of the Shares or initiation of any proceeding for such purpose, and (E) of the happening of any event during the period such Registration Statement is effective which in the judgment of the General Partner makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading;

          (vi) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest practicable time;

          (vii) cooperate with each Contributing Party to facilitate the timely preparation and delivery of certificates representing Shares being sold, which certificates shall not bear any restrictive legends provided the Shares evidenced thereby have been sold in a manner permitted by the Prospectus; and

          (viii) upon the occurrence of any event contemplated by Section 4.1(b)(v)(E) hereof, promptly prepare and file a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the obligation to prepare and file any such supplement or post-effective amendment shall be suspended if the General Partner, relying upon advice of counsel, determines that disclosure of any information required to be included therein would be adverse to its interests, but such suspension shall not extend beyond 90 days with respect to any such specified event.

     (c) The General Partner hereby agrees to indemnify and hold harmless each Contributing Party and each person, if any, who controls such Contributing Party (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, costs and expenses (including reasonable attorneys' fees) ("Claims") to which such Contributing Party or such controlling person may become subject, under the Securities Act or otherwise, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Contributing Party and each such controlling person for any legal or other expenses reasonably incurred by such Contributing Party in connection with investigating or defending any such loss as such expenses are incurred; provided, however, that the General Partner shall not be liable insofar as any such losses, claims, damages, costs and expenses (including reasonable attorneys' fees) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the General Partner by any Contributing Party expressly for use therein. Each Contributing Party agrees to indemnify and hold harmless the General Partner and each person, if any, who controls the General Partner (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all Claims to which the General Partner or such controlling person may become subject, under the Securities Act or otherwise, caused by any untrue statement or omission or alleged untrue statement or omission based upon such information furnished in writing to the General Partner by such Contributing Party.

     (d) Each Contributing Party agrees that, upon receipt of any notice from the General Partner of the happening of any event of the kind described in
Section 4.1(b)(v)(E), such Contributing Party will forthwith discontinue disposition of securities pursuant to the Registration Statement until such Contributing Party's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.1(b)(viii).

     (e) Upon the written request to the General Partner from time to time as below provided and subject to other contractual obligations of the General Partner, the Contributing Parties holding Shares covered by the Registration Statement who desire to do so may sell such Shares covered by the Registration Statement in an underwritten offering. In such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Contributing Parties; provided that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the General Partner. No Contributing Party may participate in any underwritten offering contemplated hereby unless such Contributing Party agrees to sell such Contributing Party's Shares covered by the Registration Statement in accordance with any approved underwriting arrangements and completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements. The General Partner shall be responsible for the costs of preparing and filing the amendment or supplement that is referred to below, and the selling securityholders shall pay their attorney's fees and underwriting discounts and commissions incurred in connection with such underwritten offerings. Notwithstanding the foregoing, upon receipt of a request from the managing underwriter or a representative of the Contributing Parties to prepare and file an amendment or supplement to the Registration Statement and Prospectus in connection with such underwritten offering, the General Partner may delay the filing of any such amendment or supplement or postpone taking action with respect to an underwritten offering for a period not to exceed an aggregate of 180 days in any calendar year, if the General Partner determines in its good faith judgment that the filing of such amendment or supplement or the taking of such action with respect to an underwritten offering would have a material adverse effect on the business, operations or prospects of the General Partner, or adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction. Notwithstanding anything to the contrary contained in the foregoing, the Contributing Parties shall not have the right to effect more than two underwritten offerings pursuant to this paragraph and each such offering shall be required to include minimum gross sales proceeds of $17,500,000.

     (f) Notwithstanding anything to the contrary contained herein, the General Partner shall have no obligation to keep any registration statement filed pursuant to this Section 4.1 effective after the Expiration Date or if the status of the General Partner (or its successor) as an Exchange Act Reporting Company is terminated.

     4.2 Reservation of Shares. At all times while the Redemption Rights are outstanding, the General Partner shall reserve for issuance such number of Shares as may be necessary to enable the General Partner to issue Shares in full satisfaction of all Redemption Rights which are from time to time outstanding (assuming that there are no limitations as to the ownership of such Shares under the Certificate of Incorporation which relate to compliance with the REIT Requirements and that the General Partner elected to pay the Share Purchase Price with respect to all such Redemption Rights).

     4.3 Fully Paid and Non-Assessable. All Shares which may be issued upon exercise of the Redemption Rights shall be duly and validly issued and fully paid and non-assessable.

     5. Transfer and Similar Taxes. The General Partner shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property pursuant hereto; provided, however, that the General Partner shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Common Units to be exchanged, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the General Partner the amount of any such tax or established, to the reasonable satisfaction of the General Partner, that such tax has been paid.

     6. Anti-Dilution and Adjustment Provisions.

     (a) The Conversion Factor shall be adjusted in the event that the General Partner (i) declares or pays a dividend or distribution on its outstanding
Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares. In such event, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) If at any time the holders of Shares are entitled to any right (a "Right") to subscribe pro rata for additional securities of the General Partner, whether Preferred Stock or other classifications, or for any other securities or interests that a Contributing Party would have been entitled to subscribe for if, immediately prior to such grant, such Contributing Party had exercised its Redemption Rights and received the Share Purchase Price in payment thereof, in lieu of any adjustment under any other subsection of this Section 6 or other provision of this Agreement and except to the extent that provision otherwise has been made for such Contributing Party to receive such Right, such Contributing Party also shall receive from the General Partner, prior to or concurrent with the time such Right becomes exercisable, the same Right that such Contributing Party would have been entitled to if such Contributing Party had exercised its Redemption Rights in full and received the Share Purchase Price in satisfaction thereof immediately prior to the time holders of Shares became entitled to such Right.

     (c) Upon the occurrence of a Major Transaction Event, the General Partner shall cause effective provision to be made so that, upon exercise of the Redemption Rights by any Contributing Party and the election of the General Partner to pay the Purchase Price at any time following such Major Transaction Event by means of the Share Purchase Price, such Contributing Party shall have the right to acquire, in lieu of the Shares which otherwise would have been issued to such Contributing Party, the kind and amount of shares of stock and other securities and property (and the provisions contained in Section 4.1 shall apply anew to the extent that such securities are of a class of securities of the General Partner or its successor that are registered under the Exchange Act) and interests as would be issued or payable with respect to or in exchange for the number of Shares constituting the Share Purchase Price as if such Redemption Rights had been exercised and the General Partner had satisfied the Redemption Rights by delivery of the Share Purchase Price immediately before such Major Transaction Event.

     (d) The Partnership shall give written notice to Contributing Parties of any Major Transaction Event promptly after such Major Transaction is announced to the public.

     (e) The provisions of this Section 6 shall apply to successive events that may occur from time to time but only shall apply to a particular event if it occurs prior to the exercise in full of the Redemption Rights or the liquidation of the Partnership. Nothing contained herein shall prevent or otherwise limit the liquidation of the Partnership pursuant to the Partnership Agreement, as amended from time to time.

     (f) Whenever the Conversion Factor is adjusted as herein provided, the General Partner shall compute the adjusted Conversion Factor in accordance with this Section 6 and shall prepare a certificate signed by the chief financial officer of the General Partner setting forth the adjusted

Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the General Partner.

     7. Miscellaneous Provisions.

     7.1 Notices. All notices or other communications given pursuant to this Agreement, including without limitation any Notice, shall be sent to the party to whom or to which such notice is being sent, by certified or registered mail, return receipt requested, commercial overnight delivery service, facsimile or delivered by hand with receipt acknowledged in writing and otherwise as set forth in this Section 7.1. All notices (a) shall be deemed given when received or, if mailed as described above, after 5 Business Days or, if sent by facsimile, upon receipt of confirmed answerback and (b) may be given either by a party or by such party's attorneys. For purposes of this Section 7.1, the addresses of the parties shall be, in the case of the Partnership and the General Partner, 110 N. Wacker Drive, Chicago, Illinois 60606, facsimile number
(312) 960-5463, Attention: Bernard Freibaum (with a copy to Neal, Gerber & Eisenberg, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, Attn:
Marshall E. Eisenberg, facsimile number (312) 269-1747), and, in the case of each Contributing Party, as set forth on the records of the Partnership. The address of any party may be changed by a notice in writing given in accordance with the provisions hereof.

     7.2 Assignment. The rights of any Contributing Party hereunder (including the Redemption Rights) shall automatically devolve upon any Person to the extent that such Person holds Series B Preferred Units, and becomes a substituted partner with respect to such Series B Preferred Units, in accordance with the Partnership Agreement and delivers to the Partnership a written instrument, in form reasonably satisfactory to the Partnership, pursuant to which such Person agrees to be bound by the terms hereof (but the rights of such Contributing Party hereunder are not otherwise assignable). Subject to the provisions of
Section 6, the General Partner may assign this Agreement without the consent of any Contributing Party, provided that no such assignment shall relieve the General Partner of its obligations under this Agreement.

     7.3 Binding Effect. Except as otherwise set forth herein, this Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns.

     7.4 Amendments. The provisions of this Agreement may be amended only with the written consent of the Partnership, the General Partner and the holders of at least a majority of the issued and outstanding Series B Preferred Units.

     7.5 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (without regard to its conflicts of law principles).

     7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one document.

     7.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings and/or agreements among them with respect thereto.

     7.8 Pronouns; Headings; Etc. As used herein, all pronouns shall include the masculine, feminine and neuter, and all terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to a "Section" or "Exhibit" shall refer to a Section or Exhibit of this Agreement unless otherwise specified.

     7.9 Survival. The representations, warranties and covenants contained herein or made pursuant hereto shall survive the execution and delivery of this Agreement and the closing of any redemption or purchase and sale pursuant to an exercise of Redemption Rights hereunder.

     7.10 Further Assurances. Each of the parties shall hereafter execute and deliver such other instruments and documents and do such further acts and things as may be required or useful to carry out the purposes of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


CONTRIBUTING PARTIES:



-----------------------------



PARTNERSHIP:

GGP LIMITED PARTNERSHIP,
a Delaware limited partnership

By:  General Growth Properties, Inc.
     a Delaware corporation, its general partner


      By:
            ---------------------------
      Its:
            ---------------------------


GENERAL PARTNER:

GENERAL GROWTH PROPERTIES, INC.
a Delaware corporation


By:
      ---------------------------------
Its:
      ---------------------------------

                                    EXHIBIT A

                              Notice of Redemption


     The undersigned hereby irrevocably (i) exercises its Redemption Rights as to ___________ Series B Preferred Units (the "Transferred Units") in GGP Limited Partnership (the "Partnership") in accordance with the terms of that certain Redemption Rights Agreement, dated ____________, 2002 (the "Agreement"), among the Partnership, General Growth Properties, Inc. (the "General Partner"), and the other parties thereto, (ii) transfers and surrenders such Transferred Units and all right, title and interest of the undersigned therein to the party, which shall be either the Partnership or the General Partner, that shall purchase or redeem such Transferred Units pursuant to the Agreement, and (iii) directs that the Cash Purchase Price or Share Purchase Price payable upon exercise of the Redemption Right be delivered to the address specified below and, if the Share Purchase Price is to be delivered, the Shares shall be registered or placed in the name(s) and at the address(es) specified below. Attached hereto are the certificates, if any, representing the Transferred Units.

     The undersigned hereby represents, warrants, certifies and agrees (i) that the undersigned has good and marketable title to the Transferred Units, free and clear of all Liens, (ii) that the undersigned has the full right, power and authority to transfer and surrender the Transferred Units as provided herein and such transfer and surrender has been authorized by all necessary action, and
(iii) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such transfer and surrender.

     Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Dated:
       ---------------------


                                      [NAME OF LIMITED PARTNER]

                                       By:
                                          ----------------------------------
                                          Its:
                                              ------------------------------


                                      --------------------------------------
                                      (Street Address)


                                      --------------------------------------
                                      (City, State, Zip Code)

                                      Signature Guaranteed By:


                                      --------------------------------------


If Shares are to be issued, issue to:




Please insert social security or identifying number:

                                                                       Exhibit G


                  REDEMPTION RIGHTS AGREEMENT (COMMON UNITS)

     Redemption Rights Agreement, dated __________, 2002, among Apollo Limited Partnership, a Delaware limited partnership (together with its successors and assigns, the "Partnership"), Apollo, Inc., a Delaware corporation (together with its successors and assigns, the "General Partner"), and the parties whose names are set forth under the caption "Contributing Parties" on the signature pages hereof (the "Contributing Parties").

                               R E C I T A L S

     WHEREAS, the General Partner is the general partner of the Partnership;

     WHEREAS, shares of common stock, $.10 par value per share, of the General Partner (the "Common Stock") are listed on the New York Stock Exchange;

     WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of __________, 2002 (as the same has been amended and may be further amended from time to time, the "Merger Agreement"), among the Partnership, the General Partner and the other parties thereto, the Contributing Parties are being admitted as limited partners of the Partnership and the Partnership is issuing to them 8.5% Series B Cumulative Preferred units of limited partnership in the Partnership (such units that are being issued pursuant to the Merger Agreement or any other securities issued in substitution therefor pursuant to the Series A Preferred Unit Designation, the "Series B Preferred Units");

     WHEREAS, pursuant to the Partnership Agreement (as defined below), the Series B Preferred Units may be converted into common units of limited partnership in the Partnership (such units into which Series B Preferred Units have been converted or any other securities issued in substitution therefor, the "Common Units"); and

     WHEREAS, the parties desire to set forth herein the terms and conditions upon which the Contributing Parties may cause the Partnership to redeem their Common Units.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Acts" shall mean the Securities Act and the Exchange Act, collectively.

     "Affiliates" shall mean "affiliates" as defined pursuant to the Securities Act and the regulations promulgated thereunder.

     "Business Day" shall mean any day upon which commercial banks are open for business in Chicago, Illinois.

     "Cash Purchase Price" shall mean, with respect to any redeemed or purchased Common Units, an amount of cash equal to the value of the Share Purchase Price (computed as of the Computation Date and equal to the Current Per Share Market Price on such Computation Date multiplied by the number of Shares included in the Share Purchase Price) that would be payable with respect to such Common Units assuming the Share Purchase Price were paid in full satisfaction of the Purchase Price for such Common Units. In the event that the Share Purchase Price includes securities and/or other property other than Shares, then the value of such other securities and/or property shall be determined by the General Partner acting in good faith on the basis of the closing prices of securities if listed on a nationally recognized exchange and otherwise on the basis of such quotations and other information as the General Partner considers, in its reasonable judgment, appropriate.

     "Certificate of Incorporation" shall mean the Certificate of Incorporation of the General Partner, as the same may be amended from time to time.

     "Claims" shall have the meaning set forth in Section 4.1(c).

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor code.

     "Common Stock" shall have the meaning set forth in the recitals.

     "Common Units" shall have the meaning set forth in the recitals.

     "Common  Units  Redemption   Rights  Agreement"  shall  mean  that  certain
Redemption Rights Agreement (Common Units) dated the date hereof, among the parties hereto.

     "Computation Date" shall mean the date on which the applicable Notice is received by the Partnership or, if such date is not a Business Day, the first Business Day thereafter.

     "Conversion Factor" shall mean 100%, provided that such factor shall be adjusted in accordance with Section 6(a).

     "Contributing Party Representative" shall mean _______________..

     "Current Per Share Market Price" shall have the meaning set forth in the Partnership Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Exchange Act Reporting Company" shall mean any corporation or other entity which is subject to the reporting requirements of the Exchange Act.

     "Expiration  Date"  shall mean the date upon  which all Series B  Preferred
Units have been converted to Common Units and all Common Units have been redeemed or purchased in accordance with the terms hereof.

     "Liens" shall have the meaning set forth in the Merger Agreement.

     "Major  Transaction Event" shall mean, with respect to the General Partner,
(a) a reclassification, capital reorganization or other similar change regarding or affecting outstanding Shares (other than a change addressed in Section 6(a));
(b) a merger or consolidation of the General Partner with one or more other corporations or entities, other than a merger pursuant to which the General Partner is the surviving corporation and the outstanding Shares are not affected, (c) a sale, lease or exchange of all or substantially all of the General Partner's assets or (d) the liquidation, dissolution or winding up of the General Partner.

     "Merger Agreement" shall have the meaning set forth in the recitals.

     "Notice" shall have the meaning set forth in Section 3.2.

     "Other Rights Agreement" shall mean the "Rights Agreements" referred to in the Partnership Agreement other than this Agreement and the Common Units Redemption Rights Agreement.

     "Partnership Agreement" shall mean that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 1, 1998, as amended by that certain First Amendment thereto dated as of June 10, 1998, that certain Second Amendment thereto dated as of June 29, 1998, that certain Third Amendment thereto dated as of February 15, 2002 and that certain Fourth Amendment thereto dated as of _____________, 2002 and as the same may be further amended from time to time.

     "Person"  shall  mean  any  natural   person,   corporation,   partnership,
association, limited liability company, trust or other entity.

     "Prospectus" shall have the meaning set forth in Section 4.1(a).

     "Purchase Price" shall mean the Cash Purchase Price or the Share Purchase Price, or a combination thereof.

     "Redemption Rights" shall have the meaning set forth in Section 2.

     "Registration  Statement"  shall  have the  meaning  set  forth in  Section
4.1(a).

     "REIT" shall mean real estate investment trust as such term is defined under the Code.

     "REIT Requirements" shall have the meaning set forth in the Partnership Agreement, as the same may change from time to time.

     "Rights" shall have the meaning set forth in Section 6(b).

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

     "Series B Preferred Units" shall have the meaning set forth in the recitals.

     "Series B Preferred Unit Designation" shall mean Schedule A to the Fourth Amendment referred to in the definition of "Partnership Agreement".

     "Share Purchase Price" shall mean, with respect to the exercise of any Redemption Rights and subject to the provisions of Section 6(c), a number of Shares equal to the product of (a) the number of Common Units being redeemed or purchased multiplied by (b) the Conversion Factor; provided, however, that, in the event the General Partner, after the date of this Agreement, issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase Shares (other than Rights referred to in Section 6(b) that have been issued pursuant thereto) or any other securities or property (other than distributions paid in cash), then the Share Purchase Price also shall include such rights, options, warrants or convertible or exchangeable securities or other securities or property that a holder of that number of Shares would have been entitled to receive had such holder held such Shares immediately prior to the time holders of Shares became entitled thereto (except to the extent that provision otherwise has been made for such holder to receive such rights, options, warrants or convertible or exchangeable securities or other securities or property under the Series B Preferred Unit Designation or otherwise).

     "Shares" shall mean shares of the Common Stock.

     2. Grant of Redemption Rights.

     (a) Upon the terms and subject to the conditions contained herein, the Partnership does hereby grant to each Contributing Party, and such Contributing Party does hereby accept, the right, but without obligation on the part of such Contributing Party, to require the Partnership to redeem from time to time part or all of the Common Units of such Contributing Party for the Cash Purchase Price with respect to such Common Units ("Redemption Rights").

     (b) Notwithstanding the provisions of Section 2(a), the General Partner may, in its sole and absolute discretion, assume and satisfy the obligation of the Partnership with respect to any Contributing Party's exercise of a Redemption Right by paying to such Contributing Party, at the General Partner's election (which may be exercised in the General Partner's sole discretion), either the Cash Purchase Price or the Share Purchase Price (or a combination thereof) with respect to the Common Units for which such Contributing Party exercised its Redemption Rights. If the General Partner assumes such obligations with respect to the exercise by any Contributing Party of a Redemption Right as to certain Common Units and makes the required payment of the Share Purchase Price, the Cash Purchase Price or any combination thereof, then the Partnership shall have no obligation to pay any amount to such Contributing Party with respect to the exercise of a Redemption Right for such Common Units, and any Common Units purchased shall be owned by the General Partner for all purposes.

     (c) If the General Partner shall assume and satisfy the obligations of the Partnership with respect to the exercise of a Redemption Right by any Contributing Party, the Partnership, such Contributing Party and the General Partner each shall treat the transaction between the General Partner and such Contributing Party as a sale of such Contributing Party's Common Units (or a portion thereof) to the General Partner for federal income tax purposes.

     (d) Upon the redemption or purchase of part or all of any Contributing Party's Common Units and the payment of the Purchase Price with respect thereto, such Person shall be deemed withdrawn as a Partner in the Partnership to the extent of the Common Units redeemed or purchased and shall have no further rights or obligations under this Agreement with respect to such redeemed or purchased Common Units; provided, however, that such Contributing Party's rights under this Agreement with regard to any other Common Units will continue in full force and effect.

     (e) No fractional Shares shall be issued hereunder. In lieu of fractional Shares, the General Partner shall pay cash based on the Current Per Share Market Price on the relevant Computation Date.

     (f) Notwithstanding anything to the contrary contained herein, the General Partner shall not issue the Share Purchase Price upon exercise of any Redemption Right with respect to any Common Units unless all of the Shares so issued are listed on the New York Stock Exchange and the Registration Statement (as herein defined) covering such Shares shall be in effect and available for use to effect a public distribution by the holder thereof of such Shares immediately upon such issuance and the General Partner only may issue the Share Purchase Price to the extent that the issuance of such Shares to such Contributing Party does not violate the Certificate of Incorporation (assuming such Contributing Party owns no shares of capital stock of the General Partner other than those issued pursuant hereto and pursuant to the Common Units Redemption Rights Agreement).

     3. Exercise of Redemption Rights.

     3.1 Time for Exercise of Redemption Rights. Each Contributing Party may exercise its Redemption Rights in whole or in part and at any time and from time to time on or after the date hereof but prior to the Expiration Date; provided, however, that the Redemption Rights may not be exercised at any one time by any Contributing Party with respect to less than 1,000 Common Units (or all the Common Units then owned by such Contributing Party if such Contributing Party owns less than 1,000 Common Units) or in the event that such exercise of Redemption Rights (or the assignment of Common Units or delivery of either the Cash Purchase Price or the Share Purchase Price with respect thereto) violates the terms of the Partnership Agreement, the Certificate of Incorporation or applicable law. Once given, a Notice shall be irrevocable subject to the payment of the Purchase Price for the Common Units specified therein in accordance with the terms hereof.

     3.2 Method of Exercise. The Redemption Rights shall be exercised by delivery to the Partnership of (a) written notice (the "Notice") in the form of Exhibit A specifying the number of the Common Units to be redeemed and the name or names (with address) in which any Shares issuable upon such exercise shall be registered if different than the Contributing Party and (b) the certificates, if any, representing such Common Units. Notwithstanding anything to the contrary contained herein, in the event that the exercise of the Redemption Rights with respect to all of the Common Units of any deceased Contributing Party or the Common Units of any partnership, limited liability company or pass-through entity that are allocable to a deceased partner, member or other Person shall not result in the recognition of gain for federal income tax purposes by any party, the Partnership shall have the right to require the Contributing Party or partnership, limited liability company or other pass-through entity or its legal representative to exercise the Redemption Rights as to all of such Common Units and to take any and all necessary action hereunder to effect such exercise.

     3.3 Closing. The closing of the redemption or purchase and sale pursuant to an exercise of the Redemption Rights by any Contributing Party shall occur within 30 days following the giving of the Notice; provided, however, that no closing may occur hereunder prior to the earlier of the one hundred twentieth day after the date hereof and the date of effectiveness of the Registration Statement. Such Contributing Party shall execute such other documents as the General Partner may reasonably require in connection with the closing of such redemption or purchase and sale.

     3.4 Payment of Cash or Issuance of Shares. At the closing of the redemption or purchase and sale of Common Units pursuant to an exercise of Redemption Rights by a Contributing Party, the Partnership shall deliver to such Contributing Party the Cash Purchase Price by check or, in the event that the General Partner has assumed the obligations of the Partnership with respect to such exercise of Redemption Rights, the General Partner shall deliver to such Contributing Party, at the election of the General Partner (which may be exercised in the General Partner's sole discretion) either (a) the Cash Purchase Price by check or (b) certificates representing the Shares and any other securities and/or other property constituting the Share Purchase Price, together with cash in lieu of the issuance of any fraction of a Share as provided in
Section 2(e), or a combination thereof.

     4. Matters Relating to Shares.

     4.1 Registration.

     (a) As soon as practicable following the date hereof, the General Partner shall file a Registration Statement on Form S-3 or other appropriate registration form (the "Registration Statement") with the SEC covering the resale by Contributing Parties of the Shares to be issued upon exercise of the Redemption Rights assuming full conversion of the Series B Preferred Units into Common Units and full satisfaction of the Redemption Rights by delivery of Shares and shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter. Following the effective date of the Registration Statement and until the Shares covered by the Registration Statement have been sold or are eligible for resale under Rule 144(k) promulgated under the Securities Act, the General Partner shall keep the Registration Statement current, effective and available for the resale by Contributing Parties of the Shares delivered to them pursuant hereto. The General Partner shall bear all expenses relating to filing such Registration Statement and keeping such Registration Statement current, effective and available; provided, however, that the General Partner shall not be responsible for any brokerage fees or underwriting commissions due and payable by any Contributing Party.

     (b) During the time period when the Registration Statement is required to be current, effective and available under Section 4.1(a), the General Partner also shall:

          (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus constituting a part thereof, as amended or supplemented (the "Prospectus"), as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale of the Shares covered by such Registration Statement whenever any Contributing Party shall desire to sell or otherwise dispose of the same but in no event beyond the period in which the Registration Statement is required to be kept in effect;

          (ii) furnish to each Contributing Party, without charge, such number of authorized copies of the Prospectus, and any amendments or supplements to the Prospectus, in conformity with the requirements of the Securities Act, and such other documents as any Contributing Party may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by Contributing Parties.

          (iii) register or qualify the securities covered by the Registration Statement under state securities or blue sky laws of such jurisdictions as are reasonably required to effect a sale thereof and do any and all other acts and things which may be necessary or appropriate under such state securities or blue sky laws to enable Contributing Parties to consummate the public sale or other disposition in such jurisdictions of such securities;

          (iv) before filing any amendments or supplements to the Registration Statement or the Prospectus, furnish copies of all such documents proposed to be filed to the Contributing Party Representative who shall be afforded a reasonable opportunity to review and comment thereon; provided, however, that all such documents shall be subject to the approval of the Contributing Party Representative insofar as they relate to information concerning Contributing Parties (including, without limitation, the proposed method of distribution of any Contributing Party's securities);

          (v) notify Contributing Parties promptly (A) when any such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to such Registration Statement and the Prospectus or for additional information, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of any such Registration Statement or the initiation of any proceedings for the purpose, (D) if, between the effective date of any such Registration Statement and the sale of the Shares to which it relates, the General Partner receives any notification with respect to the suspension of the qualification of the Shares or initiation of any proceeding for such purpose, and (E) of the happening of any event during the period such Registration Statement is effective which in the judgment of the General Partner makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading;

          (vi) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest practicable time;

          (vii) cooperate with each Contributing Party to facilitate the timely preparation and delivery of certificates representing Shares being sold, which certificates shall not bear any restrictive legends provided the Shares evidenced thereby have been sold in a manner permitted by the Prospectus; and

          (viii) upon the occurrence of any event contemplated by Section 4.1(b)(v)(E) hereof, promptly prepare and file a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the obligation to prepare and file any such supplement or post-effective amendment shall be suspended if the General Partner, relying upon advice of counsel, determines that disclosure of any information required to be included therein would be adverse to its interests, but such suspension shall not extend beyond 90 days with respect to any such specified event.

     (c) The General Partner hereby agrees to indemnify and hold harmless each Contributing Party and each person, if any, who controls such Contributing Party (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, costs and expenses (including reasonable attorneys' fees) ("Claims") to which such Contributing Party or such controlling person may become subject, under the Securities Act or otherwise, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Contributing Party and each such controlling person for any legal or other expenses reasonably incurred by such Contributing Party in connection with investigating or defending any such loss as such expenses are incurred; provided, however, that the General Partner shall not be liable insofar as any such losses, claims, damages, costs and expenses (including reasonable attorneys' fees) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the General Partner by any Contributing Party expressly for use therein. Each Contributing Party agrees to indemnify and hold harmless the General Partner and each person, if any, who controls the General Partner (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all Claims to which the General Partner or such controlling person may become subject, under the Securities Act or otherwise, caused by any untrue statement or omission or alleged untrue statement or omission based upon such information furnished in writing to the General Partner by such Contributing Party.

     (d) Each Contributing Party agrees that, upon receipt of any notice from the General Partner of the happening of any event of the kind described in
Section 4.1(b)(v)(E), such Contributing Party will forthwith discontinue disposition of securities pursuant to the Registration Statement until such Contributing Party's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.1(b)(viii).

     (e) Upon the written request to the General Partner from time to time as below provided and subject to other contractual obligations of the General Partner, the Contributing

Parties holding Shares covered by the Registration Statement who desire to do so may sell such Shares covered by the Registration Statement in an underwritten offering. In such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Contributing Parties; provided that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the General
Partner. No Contributing Party may participate in any underwritten offering contemplated hereby unless such Contributing Party agrees to sell such Contributing Party's Shares covered by the Registration Statement in accordance with any approved underwriting arrangements and completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements. The General Partner shall be responsible for the costs of preparing and filing the amendment or supplement that is referred to below, and the selling securityholders shall pay their attorney's fees and underwriting discounts and commissions incurred in connection with such underwritten offerings. Notwithstanding the foregoing, upon receipt of a request from the managing underwriter or a representative of the Contributing Parties to prepare and file an amendment or supplement to the Registration Statement and Prospectus in connection with such underwritten offering, the General Partner may delay the filing of any such amendment or supplement or postpone taking action with respect to an underwritten offering for a period not to exceed an aggregate of 180 days in any calendar year, if the General Partner determines in its good faith judgment that the filing of such amendment or supplement or the taking of such action with respect to an underwritten offering would have a material adverse effect on the business, operations or prospects of the General Partner, or adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction. Notwithstanding anything to the contrary contained in the foregoing, the Contributing Parties shall not have the right to effect more than two underwritten offerings pursuant to this paragraph and each such offering shall be required to include minimum gross sales proceeds of $17,500,000.

     (f) Notwithstanding anything to the contrary contained herein, the General Partner shall have no obligation to keep any registration statement filed pursuant to this Section 4.1 effective after the Expiration Date or if the status of the General Partner (or its successor) as an Exchange Act Reporting Company is terminated.

     4.2 Reservation of Shares. At all times while the Redemption Rights are outstanding, the General Partner shall reserve for issuance such number of Shares as may be necessary to enable the General Partner to issue Shares in full satisfaction of all Redemption Rights which are from time to time outstanding (assuming that there are no limitations as to the ownership of such Shares under the Certificate of Incorporation which relate to compliance with the REIT Requirements, that all Series B Preferred Units have been converted into Common Units and that the General Partner elected to pay the Share Purchase Price with respect to all such Redemption Rights).

     4.3 Fully Paid and Non-Assessable. All Shares which may be issued upon exercise of the Redemption Rights shall be duly and validly issued and fully paid and non-assessable.

     5. Transfer and Similar Taxes. The General Partner shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property pursuant hereto; provided, however, that the General Partner shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Common Units to be exchanged, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the General Partner the amount of any such tax or established, to the reasonable satisfaction of the General Partner, that such tax has been paid.

     6. Anti-Dilution and Adjustment Provisions.

     (a) The Conversion Factor shall be adjusted in the event that the General Partner (i) declares or pays a dividend or distribution on its outstanding
Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares. In such event, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. In addition, the Conversion Factor shall be adjusted in the event that the Partnership (i) declares or pays a dividend or distribution on its outstanding Common Units in Common Units, (ii) subdivides its outstanding Common Units, or (iii) combines its outstanding Common Units into a smaller number of Common Units. In such event, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the actual number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (determined without the below assumption) and the denominator of which shall be the number of Shares issued and outstanding on such record date (assuming for such purposes that such dividend distribution, subdivision or combination has occurred as of such time). Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) If at any time the holders of Common Stock are entitled to any right (a "Right") to subscribe pro rata for additional securities of the General Partner, whether Common Stock or other classifications, or for any other securities or interests that a Contributing Party would have been entitled to subscribe for if, immediately prior to such grant, such Contributing Party had exercised its Redemption Rights and received the Share Purchase Price in payment thereof, in lieu of any adjustment under any other subsection of this Section 6 or other provision of this Agreement and except to the extent that provision otherwise has been made for such Contributing Party to receive such Right under the Series B Preferred Unit Designation or otherwise, such Contributing Party also shall receive from the General Partner, prior to or concurrent with the time such Right becomes exercisable, the same Right that such Contributing Party would have been entitled to if such Contributing Party had exercised its Redemption Rights in full and received the Share Purchase Price in satisfaction thereof immediately prior to the time holders of Common Stock became entitled to such Right.

     (c) Upon the occurrence of a Major Transaction Event, the General Partner shall cause effective provision to be made so that, upon full conversion of the Series B Preferred Units of such Contributing Party into Common Units, exercise of the Redemption Rights by such Contributing Party in respect thereof and the election of the General Partner to pay the Purchase Price at any time following such Major Transaction Event by means of the Share Purchase Price, such Contributing Party shall have the right to acquire, in lieu of the Shares which otherwise would have been issued to such Contributing Party, the kind and amount of shares of stock and other securities and property (and the provisions contained in Section 4.1 shall apply anew to the extent that such securities are of a class of securities of the General Partner or its successor that are registered under the Exchange Act) and interests as would be issued or payable with respect to or in exchange for the number of Shares constituting the Share Purchase Price as if all Series B Preferred Units of such Contributing Party had been converted into Common Units, such Redemption Rights had been exercised and the General Partner had satisfied the Redemption Rights by delivery of the Share Purchase Price immediately before such Major Transaction Event.

     (d) The Partnership shall give written notice to Contributing Parties of any Major Transaction Event promptly after such Major Transaction is announced to the public.

     (e) Notwithstanding anything to the contrary contained herein, the adjustment provisions contained in this Agreement and in the Series B Preferred Unit Designation shall be applied without duplication. The provisions of this
Section 6 shall apply to successive events that may occur from time to time but only shall apply to a particular event if it occurs prior to the exercise in full of the Redemption Rights or the liquidation of the Partnership. Nothing contained herein shall prevent or otherwise limit the liquidation of the Partnership pursuant to the Partnership Agreement, as amended from time to time.

     (f) Whenever the Conversion Factor is adjusted as herein provided, the General Partner shall compute the adjusted Conversion Factor in accordance with this Section 6 and shall prepare a certificate signed by the chief financial officer of the General Partner setting forth the adjusted Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the General Partner.

     7. Miscellaneous Provisions.

     7.1 Notices. All notices or other communications given pursuant to this Agreement, including without limitation any Notice, shall be sent to the party to whom or to which such notice is being sent, by certified or registered mail, return receipt requested, commercial overnight delivery service, facsimile or delivered by hand with receipt acknowledged in writing and otherwise as set forth in this Section 7.1. All notices (a) shall be deemed given when received or, if mailed as described above, after 5 Business Days or, if sent by facsimile, upon receipt of confirmed answerback and (b) may be given either by a party or by such party's attorneys. For purposes of this Section 7.1, the addresses of the parties shall be, in the case of the Partnership and the General Partner, 110 N. Wacker Drive, Chicago, Illinois 60606, facsimile number (312) 960-5463, Attention: Bernard Freibaum (with a copy to Neal, Gerber & Eisenberg, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, Attn: Marshall E. Eisenberg, facsimile number (312) 269-1747), and, in the case of each Contributing Party, as set forth on the records of the Partnership. The address of any party may be changed by a notice in writing given in accordance with the provisions hereof.

     7.2 Assignment. The rights of any Contributing Party hereunder (including the Redemption Rights) shall automatically devolve upon any Person to the extent that such Person holds Common Units or Series B Preferred Units, and becomes a substituted partner with respect to such Common Units or Series B Preferred Units, in accordance with the Partnership Agreement and delivers to the Partnership a written instrument, in form reasonably satisfactory to the Partnership, pursuant to which such Person agrees to be bound by the terms hereof (but the rights of such Contributing Party hereunder are not otherwise assignable). Subject to the provisions of Section 6, the General Partner may assign this Agreement without the consent of any Contributing Party, provided that no such assignment shall relieve the General Partner of its obligations under this Agreement.

     7.3 Binding Effect. Except as otherwise set forth herein, this Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns.

     7.4 Amendments. The provisions of this Agreement may be amended only with the written consent of the Partnership, the General Partner and the holders of at least a majority of the issued and outstanding Common Units held by Contributing Parties at the time (assuming that all of the Series B Preferred Units were converted into Common Units in accordance with the Partnership Agreement immediately prior to the execution of such amendment).

     7.5 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (without regard to its conflicts of law principles).

     7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one document.

     7.7 Other Holders Rights. In addition, once Common Units are acquired by a Contributing Party, such Contributing Party shall be treated as favorably with respect to the anti-dilution and adjustment provisions set forth herein as are other holders of Common Units under Other Rights Agreements.

     7.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings and/or agreements among them with respect thereto.

     7.9 Pronouns; Headings; Etc. As used herein, all pronouns shall include the masculine, feminine and neuter, and all terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to a "Section" or "Exhibit" shall refer to a Section or Exhibit of this Agreement unless otherwise specified.

     7.10 Survival. The representations, warranties and covenants contained herein or made pursuant hereto shall survive the execution and delivery of this Agreement and the closing of any redemption or purchase and sale pursuant to an exercise of Redemption Rights hereunder.

     7.11 Further Assurances. Each of the parties shall hereafter execute and deliver such other instruments and documents and do such further acts and things as may be required or useful to carry out the purposes of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


CONTRIBUTING PARTIES:


-----------------------------


PARTNERSHIP:

APOLLO PARTNERSHIP,
a Delaware limited partnership

By:   Apollo, Inc.
      a Delaware corporation, its general partner


      By:
            --------------------------------
      Its:
            --------------------------------


GENERAL PARTNER:

APOLLO, INC.
a Delaware corporation


By:
       -------------------------------------
Its:
       -------------------------------------

                                    EXHIBIT A

                              Notice of Redemption


     The undersigned hereby irrevocably (i) exercises its Redemption Rights as to ___________ Common Units (the "Transferred Units") in Apollo Limited Partnership (the "Partnership") in accordance with the terms of that certain Redemption Rights Agreement, dated ____________, 2002 (the "Agreement"), among the Partnership, Apollo, Inc. (the "General Partner"), and the other parties thereto, (ii) transfers and surrenders such Transferred Units and all right, title and interest of the undersigned therein to the party, which shall be either the Partnership or the General Partner, that shall purchase or redeem such Transferred Units pursuant to the Agreement, and (iii) directs that the Cash Purchase Price or Share Purchase Price payable upon exercise of the Redemption Right be delivered to the address specified below and, if the Share Purchase Price is to be delivered, the Shares shall be registered or placed in the name(s) and at the address(es) specified below. Attached hereto are the certificates, if any, representing the Transferred Units.

     The undersigned hereby represents, warrants, certifies and agrees (i) that the undersigned has good and marketable title to the Transferred Units, free and clear of all Liens, (ii) that the undersigned has the full right, power and authority to transfer and surrender the Transferred Units as provided herein and such transfer and surrender has been authorized by all necessary action, and
(iii) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such transfer and surrender.

     Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.


Dated:
       ---------------------


                                      [NAME OF LIMITED PARTNER]

                                       By:
                                          ----------------------------------
                                          Its:
                                              ------------------------------


                                      --------------------------------------
                                      (Street Address)


                                      --------------------------------------
                                      (City, State, Zip Code)

                                      Signature Guaranteed By:


                                      --------------------------------------


If Shares are to be issued, issue to:


Please insert social security or identifying number:

                                                                       Exhibit H


                CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                         OF

               8.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C

                                         OF

                         GENERAL GROWTH PROPERTIES, INC.


 Pursuant to Section 151 of the General Corporation Law of the State Of Delaware


     General Growth Properties, Inc., a Delaware corporation (the "Company"), hereby certifies that pursuant to the authority contained in Article IV of its Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), its Board of Directors (the "Board"), on _____________, 2002, adopted the following resolution creating a series of its preferred stock, par value $100 per share, liquidation preference $1,000 per share, designated as the 8.5% Cumulative Convertible Preferred Stock, Series C.

     WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in its Certificate of Incorporation, to provide for the issuance of preferred stock in series and to establish the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof; and

     WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the "8.5% Cumulative Convertible Preferred Stock, Series C" and the number of shares constituting such preferred stock.

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the 8.5% Cumulative Convertible Preferred Stock, Series C on the terms and with the provisions herein set forth:

I.   Certain Definitions

     As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Capital Stock" shall mean Common Stock or Preferred Stock. The term "Capital Stock" shall not include convertible debt securities.

     "Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

     "Dividend Payment Date" shall mean, with respect to any Dividend Period, the payment date for the dividend declared by the Company on its shares of Common Stock for such Dividend Period or, if no such payment date is established, the last business day of such Dividend Period.

     "Dividend Period" shall mean the quarterly period that is then the dividend period with respect to the Common Stock (or, if no such dividend period is established, the calendar quarter shall be the Dividend Period, provided that the initial dividend period with respect to any share of Series C Preferred Stock shall commence on the date of issuance thereof and end on and include the last day of the then current quarterly period that is then the dividend period with respect to the Common Stock and the dividend period in which the final liquidation payment is made shall commence on the first day following the immediately preceding Dividend Period and end on the date of such final liquidation payment).

     "Fair Market Value" shall mean the average of the daily Closing Price during the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the day in question with respect to the issuance or distribution requiring such computation.

     "Fifteenth Anniversary Date" shall mean ___________________.

     "Ownership Limitations" shall mean the restrictions on transferability and ownership described in Article IV of the Certificate of Incorporation, specifically, that ownership of more than 7.5% of the value of the outstanding shares of Capital Stock of the Company, including the Series C Preferred Stock, is restricted.

     "Preferred Stock" shall mean the preferred stock, par value $100 per share, of the Company.

     "Series A Preferred Stock" shall mean the Preferred Stock designated as 7.25% Preferred Income Equity Redeemable Stock.

     "Series B Preferred Stock" shall mean the Preferred Stock designated as 8.95% Cumulative Redeemable Stock.

     "Series C Preferred Units" shall mean the 8.5% Series C Cumulative Convertible Units of limited partnership in GGP Limited Partnership, a Delaware limited partnership.

     Capitalized terms used herein without definition shall have the meanings set forth in the Certificate of Incorporation.

II.  Designation and Number of Shares

     A series of Preferred Stock, designated the "8.5% Cumulative Convertible Preferred Stock, Series C" (the "Series C Preferred Stock"), is hereby established. The par value of the Series C Preferred Stock is $100 per share, which is not a change in the par value of the shares of Preferred Stock as set forth in the Certificate of Incorporation. The authorized number of shares of Series C Preferred Stock shall be [_______].

III. Rank

     The Series C Preferred Stock, with respect to payment of dividends and amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be deemed to rank:

     (a) senior to all classes or series of Common Stock and to all Capital Stock of the Company the terms of which provide that such Capital Stock shall rank junior to the Series C Preferred Stock;

     (b) on a parity with the Series A Preferred Stock, the Series B Preferred Stock and each other series of Preferred Stock issued by the Company which does not provide by its express terms that it ranks junior in right of payment to the Series C Preferred Stock with respect to payment of dividends or amounts upon liquidation, dissolution or winding-up; and

     (c) junior to any class or series of Capital Stock issued by the Company that ranks senior to the Series C Preferred Stock in accordance with Section IV(d).

IV.  Voting

     (a) Holders of shares of the Series C Preferred Stock shall not have any voting rights, except as provided by applicable law and as described below in this Section IV.

     (b) If and whenever six quarterly dividends on the Series C Preferred Stock, whether or not earned or declared, shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) (a "Preferred Dividend Default"), the number of directors then constituting the Board shall be increased by two and the holders of shares of the Series C Preferred Stock (voting separately as a single class (regardless of series) with all other Capital Stock of the Company upon which like voting rights have been conferred and are exercisable ("Parity Preferred Stock")) shall be entitled to elect two additional directors (the "Preferred Stock Directors") to serve on the Board at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock and the Parity Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Stock and the Parity Preferred Stock then outstanding shall have been paid and dividends thereon for the current Dividend Period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock and the Parity Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock and the Parity Preferred Stock shall forthwith terminate and the number of the Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series C Preferred Stock and Parity Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Preferred Stock and of the Parity Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided.

     (c) So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if there is no such remaining director, by the holders of a majority of the votes of the outstanding Series C Preferred Stock and the other series of Parity Preferred Stock voting as a single class. Any Preferred Stock Director may be removed only for cause and only by the holders of record of seventy-five percent (75%) of the votes of the outstanding shares of Series C Preferred Stock voting separately as a class with all other series of Parity Preferred Stock. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

     (d) So long as any shares of Series C Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of Capital Stock ranking prior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company or reclassify any authorized shares of Capital Stock of the Company into such Capital Stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such Capital Stock; or
(ii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, whether by merger or consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof. Notwithstanding anything to the contrary contained herein, none of the following shall be deemed to materially and adversely affect any such right, preference, privilege or voting power or otherwise require the vote or consent of the holders of shares of Series C Preferred Stock: (X) the occurrence of any Event so long as either (1) the Company is the surviving entity and the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged or (2) interests in an entity having substantially the same rights and terms as the Series C Preferred Stock are substituted for the Series C Preferred Stock, (Y) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock or any increase in the amount of authorized or issued Series C Preferred Stock or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, and (Z) the dissolution, liquidation and/or winding up of the Company.

     (e) For purposes of the foregoing provisions of this Section IV, each share of Series C Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series C Preferred Stock as a single class on any matter, then the Series C Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series C Preferred Stock shall not have any voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

V.   Dividends

     (a) With respect to each Dividend Period and subject to the rights of the holders of shares of Preferred Stock ranking senior to or on parity with the Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of assets of the Company legally available for the payment of dividends, quarterly cumulative cash dividends in an amount per share of Series C Preferred Stock equal to the greater of (i) $21.25 and (ii) the amount of the regular quarterly cash dividends for such Dividend Period upon the number of shares of Common Stock (or portion thereof) into which such Series C Preferred Stock is then convertible in accordance with Section VII hereof (but, with respect to any Dividend Period ending after the Fifteenth Anniversary Date, no amount shall be paid in respect of clause (ii) of this paragraph in respect of the portion of such Dividend Period occurring after the Fifteenth Anniversary Date). Notwithstanding anything to the contrary contained herein, the amount of dividends described under either clause (i) or (ii) of this paragraph for the initial Dividend Period, or any other period shorter than a full Dividend Period, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year. The dividends on the Series C Preferred Stock for each Dividend Period shall, if and to the extent declared or authorized by the Board, be paid in arrears (without interest or other amount) on the Dividend Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not there are funds legally available for the payment thereof and whether or not such dividends are declared or authorized. The record date for dividends to the holders of shares of Series C Preferred Stock for any Dividend Period shall be the same as the record date for the dividends to the holders of shares of Common Stock for such Dividend Period (or, if no such record is set for the Common Stock, the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls). Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on the shares of Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable. No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any dividend payment or payments on the Series C Preferred Stock, whether or not in arrears.

     (b) No dividend on the Series C Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series C Preferred Stock shall accumulate whether or not any of the foregoing restrictions exist

     (c) Except as provided in subsection V(d) herein, so long as any shares of Series C Preferred Stock are outstanding, (i) no dividends (other than in Common Stock or other Capital Stock of the Company ranking junior to the Series C Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company) shall be declared or paid or set apart for payment upon the Common Stock or any other class or series of Capital Stock of the Company ranking, as to payment of dividends or amounts distributable upon liquidation, dissolution or winding-up of the Company, on a parity with or junior to the Series C

Preferred Stock, for any period and (ii) no Common Stock or other Capital Stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company, shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Capital Stock) by the Company (except by conversion into or exchange for other Capital Stock of the Company ranking junior to the Series C Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company or by redemptions for the purpose of maintaining the Company's qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes) unless, in the case of either clause (i) or (ii), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods ending on or prior to the dividend payment date for the Common Stock or such other class or series of Capital Stock or the date of such redemption, purchase or other acquisition.

     (d) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series C Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other Capital Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other Capital Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Capital Stock does not have a cumulative dividend) bear to each other.

     (e) The holders of the shares of Series C Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends as described in V(a) above.

VI.  Liquidation Preference

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other Capital Stock ranking junior to the Series C Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding-up of the Company, the holders of shares of the Series C Preferred Stock shall, with respect to each such share, be entitled to receive, out of the assets of the Company available for distribution to stockholders after payment or provision for payment of all debts and other liabilities of the Company, an amount equal to the greater of (i) $1,000.00, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution and (ii) the amount that a holder of such share of Series C Preferred Stock would have received upon final distribution in respect of the number of shares of Common Stock into which such share of Series C Preferred Stock was convertible immediately prior to such date of final distribution (but no amount shall be paid in respect of the foregoing clause
(ii) after the Fifteenth Anniversary Date). If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock, are insufficient to pay in full the preferential amount aforesaid on the shares of Series C Preferred Stock and liquidating payments on any other shares of any class or series of Capital Stock ranking, as to payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Company, on a parity with the Series C Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series C Preferred Stock and such other stock if all amounts payable thereon were paid in full. For the purposes of this Section VI, none of (i) a consolidation or merger of the Company with or into another entity, (ii) a merger of another entity with or into the Company, (iii) a statutory share exchange by the Company or (iv) a sale, lease or conveyance of all or substantially all of the Company's assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Company.

     (b) Written notice of such liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company.

     (c) After payment of the full amount of liquidating distributions to which they are entitled, the holders of shares of Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Company.

VII. Conversion. Holders of shares of Series C Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (a) A holder of shares of Series C Preferred Stock shall have the right, at such holder's option, at any time, to convert any whole number of shares of Series C Preferred Stock, in whole or in part, into shares of Common Stock. Each share of Series C Preferred Stock shall be convertible into the number of shares of Common Stock determined by dividing (i) the $1,000 face amount per each share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the end of the last Dividend Period ending prior to the conversion by (ii) the conversion price of the Series B Preferred Units as in effect as of the date of the conversion (equivalent to an initial anticipated conversion rate of 20 shares of Common Stock for each share of Series C Preferred Stock), subject to adjustment as described in Section VII(c) hereof (the "Conversion Price"); provided, however, that the right to convert shares of Series C Preferred Stock may not be exercised after the Fifteenth Anniversary Date. No fractional shares of Common Stock will be issued upon any conversion of shares of Series C Preferred Stock. Instead, the number of shares of Common Stock to be issued upon each conversion shall be rounded to the nearest whole number of shares of Common Stock.

     (b) To exercise the conversion right, the holder of each share of Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the principal office of the Company accompanied by a written notice to the Company (the "Conversion Notice") indicating that the holder thereof elects to convert such share of Series C Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series C Preferred Stock is registered, each share of

Series C Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

     As promptly as practicable after the surrender of certificates for shares of Series C Preferred Stock and delivery of the Conversion Notice as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on the holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section VII. In addition, the Company shall issue and deliver to such holder a certificate or certificates evidencing any shares of Series C Preferred Stock that were evidenced by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

     A holder of shares of Series C Preferred Stock at the close of business on the record date for any Dividend Period shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares of Series C Preferred Stock following such record date and prior to such Dividend Payment Date and shall have no right to receive any dividend for such Dividend Period in respect of the shares of Common Stock into which such shares of Series C Preferred Stock were converted. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series C Preferred Stock or for dividends on the shares of Common Stock that are issued upon such conversion.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and the Conversion Notice is received by the Company as aforesaid, and the person or persons in whose name or names any shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such shares at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Company.

     (c) The Conversion Price shall be adjusted from time to time as follows:

     (i) If the Company shall, after the date on which any shares of Series C Preferred Stock are first issued (the "Issue Date"), (A) pay or make a dividend to holders of its Common Stock in Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares of Common Stock or (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders entitled to receive such dividend or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series C Preferred Stock been converted immediately prior to the record date in the case of a dividend or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (g) below) in the case of a dividend and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

     (ii) If the Company shall issue after the Issue Date rights, options or warrants to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of holders of shares of Common Stock entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the number of shares of Common Stock that the aggregate proceeds to the Company from the exercise of such rights, options or warrants for shares of Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (g) below). In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the Fair Market Value, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of the Company.

     (iii) If the Company shall distribute to all holders of shares of Common Stock any other securities or evidences of its indebtedness or assets (excluding those rights, options and warrants referred to in and treated under subsection
(ii) above, and excluding dividends paid exclusively in cash) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of shares of Common Stock entitled to receive such dividend by (II) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the then fair market value (as determined in good faith by the Board of the Company) of the portion of the securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (g) below) the record date for the determination of holders of shares of Common Stock entitled to receive such distribution. For the purposes of this subsection (iii), a dividend in the form of a Security, which is distributed not only to the holders of the shares of Common Stock on the date fixed for the determination of holders of shares of Common Stock entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series C Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a share of Series C Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock, a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend" and "the record date" within the meaning of the two preceding sentences).

     (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section VII (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a dividend to the holders of shares of Common Stock. Notwithstanding any other provisions of this
Section VII, the Company shall not be required to make any adjustment to the Conversion Price for the issuance of any Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under such plan. All calculations under this Section VII shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (c) to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (c), as it in its discretion shall determine to be advisable in order that any Capital Stock dividend, subdivision of Capital Stock, reclassification or combination of Capital Stock, distribution of rights, options or warrants to purchase Capital Stock or securities, or a distribution consisting of other assets (other than cash distributions) hereafter made by the Company to its holders of Capital Stock shall not be taxable but any such adjustment shall not adversely affect the value of the Series C Preferred Stock.

     (d) If the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the shares of Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock and excluding any transaction as to which subsection (c)(i) of this
Section VII applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each share of Series C Preferred Stock which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (d), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the shares of Series C Preferred Stock that will contain provisions enabling the holders of shares of Series C Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of shares of Common Stock at the Conversion Price in effect immediately prior to such Transaction (with the holder having the option to elect the type of consideration if a choice is offered in the Transaction). The provisions of this subsection (d) shall similarly apply to successive Transactions.

     (e) If:

     (i) the Company shall declare a dividend on the shares of Common Stock (other than a cash dividend) or there shall be a reclassification, subdivision or combination of Common Stock; or

     (ii) the Company shall authorize the granting to the holders of the shares of Common Stock of rights, options or warrants to subscribe for or purchase any Capital Stock of any class or any other rights, options or warrants; or

     (iii) there shall be any reclassification of the shares of Common Stock or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or a statutory share exchange involving the conversion or exchange of shares of Common Stock into securities or other property, or a self tender offer by the Company for all or substantially all of the shares of Common Stock, or the sale or transfer of all or substantially all of the assets of the Company as an entirety; or

     (iv)  there  shall  occur  the   voluntary  or   involuntary   liquidation,
dissolution or winding-up of the Company,

then the Company shall cause to be mailed to the holders of the shares of Series C Preferred Stock at their addresses as shown on the records of the Company, as promptly as possible a notice stating (A) the date on which a record is to be taken for the purpose of such distribution of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such distribution of rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section VII.

     (f) Whenever the Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series C Preferred Stock at such holder's last address as shown on the records of the Company.

     (g) In any case in which subsection (c) of this Section VII provides that an adjustment shall become effective on the date next following the record date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

     (h) For purposes of this Section VII, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company. The Company shall not make any distribution on shares of Common Stock held in the treasury of the Company.

     (i) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section VII, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (j) If the Company shall take any action affecting the shares of Common Stock, other than action described in this Section VII, that in the reasonable judgment of the Company would materially and adversely affect the conversion rights of the holders of the shares of Series C Preferred Stock, the Conversion Price for the shares of Series C Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Company, determines to be equitable in the circumstances.

     (k) The Company covenants that shares of Common Stock issued upon conversion of the shares of Series C Preferred Stock shall be validly issued, fully paid and nonassessable. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the shares of Series C Preferred Stock, the Company shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

     (l) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the shares of Series C Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series C Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

VIII. Ownership Limitations

     The shares of Series C Preferred Stock are subject to the restrictions on transferability and ownership provisions described in Article IV of the Certificate of Incorporation. The ownership limit as described in Article IV of the Certificate of Incorporation (the "Ownership Limit") shall mean that ownership of more than 7.5% of the value of the outstanding shares of Capital Stock of the Company, including the Series C Preferred Stock, is restricted in order to preserve the Company's status as a REIT for U.S. federal income tax purposes. Subject to certain limitations described in Article IV of the Certificate of Incorporation, the Board may modify the Ownership Limit, though the Ownership Limit may not be increased by the Board to more than 9.8%. In addition, Article IV of the Certificate of Incorporation limits the ownership of "Existing Holders" (the "Existing Holder Limit") and also limits transfers that would cause the Company to become "closely held" within the meaning of Section 856(h) of the Code.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed in its name and on its behalf by its __________ and attested to by its Secretary on this ___ day of ______, 2002.

                                    GENERAL GROWTH PROPERTIES, INC., a
                                    Delaware corporation


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

ATTEST:


By:
    ---------------------------
    Name:
    Title:

                                                                       Exhibit I


                              TAX MATTERS AGREEMENT


     THIS TAX MATTERS AGREEMENT ("Agreement"), dated as of March __, 2002, is made by General Growth Properties, Inc., a Delaware corporation ("GGP"), GGP Limited Partnership, a Delaware limited partnership ("GGP Partnership"), Price Development Company, Limited Partnership, a Maryland limited partnership ("JP Partnership"), and certain former limited partners of JP Partnership (the "Former JP Limited Partners") who will become limited partners of GGP Partnership as a result of the Partnership Merger (defined below).

     WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March __, 2002, among GGP, GGP Partnership, GGP Acquisition, L.L.C., a Delaware limited liability company, GGP Acquisition II, L.L.C., a Maryland limited liability company ("Partnership Acquisition"), JP Realty, Inc., a Maryland corporation, and JP Partnership (the "Merger Agreement"), Partnership Acquisition will merge with and into JP Partnership (the "Partnership Merger");

     WHEREAS, for federal income tax purposes, it is intended that the Partnership Merger, regardless of form, will be treated as a tax-free contribution by the Contributing Holders of JP Common OP Units to GGP Partnership of their limited partnership interests in JP Partnership in exchange for GGP Series B Preferred OP Units, under Section 721 of the Code, and a sale by the Selling Holders of JP Common OP Units of their limited partnership interests in JP Partnership to GGP Partnership in exchange for cash;

     WHEREAS, pursuant to the Merger Agreement, GGP Partnership has agreed to make certain undertakings to the Former JP Limited Partners and certain of their permitted successors and assigns as provided herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. Definitions. All capitalized terms used and not otherwise defined in this Agreement shall have the meaning set forth in the Merger Agreement. As used herein, the following terms have the following meanings:

          "Accounting Firm" shall have the meaning set forth in Section 3(b).

          "Aggregate  Protected  Amount"  shall  have the  meaning  set forth in
     Section 5(a).

          "Amendment" shall have the meaning set forth in Section 5(b).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "GGP Partnership Units" shall mean any series of GGP Preferred Units or Common Units of GGP Partnership.

          "Guarantee Opportunity" shall have the meaning set forth in Section 5(c).

          "Guaranty Agreement" shall mean, with respect to any guarantee entered into with respect to a Qualifying Debt pursuant to Section 5(c) hereof, a "bottom guarantee" to be entered into by and among GGP, GGP Partnership, or JP Partnership (or a subsidiary of any of the foregoing that is classified as a partnership for federal income tax purposes) as borrower, a lender and one or more of the Obligated Partners substantially in the form of the agreement attached as Schedule 5 to this Agreement.

          "JP Tax Protection  Agreements"  shall mean those agreements listed on
     Schedule 4 of this Agreement.

          "Indirect Owner" means, in the case of a Protected Partner or Obligated Partner that is an entity that is classified as a partnership or disregarded entity for federal income tax purposes, any person owning an equity interest in such Protected Partner or Obligated Partner, and, in the case of any Indirect Owner that itself is an entity that is classified as a partnership or disregarded entity for federal income tax purposes, any person owning an equity interest in such entity.

          "Modified  Protected  Amount"  shall  have the  meaning  set  forth in
     Section 5(c).

          "Obligated Partner" shall mean a Protected Partner who has agreed to become an Obligated Partner pursuant to Section 5(b) hereof and whose name is set forth on Schedule 3 to this Agreement, and any person who (1) holds Protected Units, (2) acquired such Protected Units from an Obligated Partner in a transaction in which such transferee's adjusted basis, as determined for federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the Obligated Partner in such Protected Units, and (3) elects to assume a portion of such transferor Obligated Partner's Protected Amount pursuant to the provisions of Section 5(b) hereof. Notwithstanding the foregoing, a person who acquires Protected Units as the result of the death of an Obligated Partner shall not be considered an Obligated Partner with respect to such Protected Units.

          "Protected Amount" shall mean, as to each Obligated Partner, the amount set forth with respect to such Obligated Partner on Schedule 3 to this Agreement; provided, however, that, upon the date nine months after the death of any Indirect Owner in such Obligated Partner, or upon a fully taxable sale or exchange of all of an Indirect Owner's equity interest in such Obligated Partner (i.e., a sale or exchange in which the transferee's basis in the Indirect Owner's equity interest in the Obligated Partner is not determined, in whole or in part, by reference to the Indirect Owner's basis in the Obligated Partner), the Protected Amount of such Obligated Partner shall be reduced to the extent of the Indirect Owner's allocable share of the Obligated Partner's Protected Amount.

          "Protected Partners" shall mean the Former JP Limited Partners whose names are set forth on Schedule 1 to this Agreement, and any person who holds Protected Units and who acquired such Protected Units from a Protected Partner in a transaction in which such transferee's adjusted basis, as determined for federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the Protected Partner in such Protected Units. Notwithstanding the foregoing, a person who acquires Protected

     Units as the result of the death of a Protected Partner shall not be considered a Protected Partner with respect to such Protected Units.

          "Protected Period" shall mean, with respect to each Protected Partner and the Protected Units of such Protected Partner, the period beginning on the Closing Date and ending one hundred and eight (108) months after the Closing Date (the "Initial Protected Period Expiration Date"); provided, however, that (1) if, on the Initial Protected Period Expiration Date, Protected Partners own fifty-one percent (51%) or more of such Protected Partner's Protected Units, then the Protected Period shall be increased, with respect to the Protected Units of such Protected Partners, by an additional twelve (12) month period; and (2) if, with respect to any of the first five (5) anniversaries of the Initial Protected Period Expiration Date, Protected Partners continue to own fifty-one percent (51%) or more of such Protected Partner's Protected Units from the Closing Date through such anniversary, the Protected Period shall be extended with respect to the Protected Units of such Protected Partners for the twelve (12) month period following such anniversary. Thus, the Protected Period with respect to the Protected Units of a Protected Partner may extend for a one hundred and eight (108), one hundred and twenty (120), one hundred and thirty-two
     (132), one hundred and forty-four (144), one hundred and fifty-six (156), one hundred and sixty-eight (168), or one hundred and eighty (180) month period from the Closing Date.

          "Protected Properties" shall mean the limited partnership interests in JP Partnership acquired by GGP Partnership from the Former JP Limited Partners, those properties set forth on Schedule 2 to this Agreement, any property acquired by GGP Partnership, JP Partnership or any entity in which either GGP Partnership or JP Partnership holds a direct or indirect interest in a transaction described in Section 2(b)(i) hereof, and any other properties received by GGP Partnership, JP Partnership, or any entity in which GGP Partnership or JP Partnership holds a direct or indirect interest as "substituted basis property" as defined in Section 7701(a)(42) of the Code with respect to such Protected Properties.

          "Protected  Property  Disposition" shall have the meaning set forth in
     Section 2(a).

          "Protected Units" shall mean solely those GGP Partnership Units issued in the Partnership Merger and held by Protected Partners and any GGP Partnership Units thereafter issued by GGP Partnership in exchange for Protected Units in a transaction in which the transferee's adjusted basis in the issued GGP Partnership Units is determined, in whole or in part, by reference, to the transferee's basis in Protected Units. Notwithstanding the foregoing, a Protected Unit shall cease to constitute a Protected Unit on the death of the Protected Partner holding such Protected Unit. In addition, upon the death of any Indirect Owner in such Protected Partner, or upon an Indirect Owner's sale or exchange of some or all of such Indirect Owner's equity interest in a Protected Partner (other than any sale or exchange transaction in which the transferee's basis is determined, in whole or in part, by reference to the adjusted basis of the transferor Indirect Owner), the Protected Units treated as held by such Protected
     Partner shall be reduced such that the Protected Units held by such Protected Partner shall equal the Protected Units that would have been held by the Indirect Owners in the aggregate, following such event, had the Indirect Owners directly received Protected Units in the Partnership Merger and the Indirect Owner had either directly transferred a portion of such Protected Units or died holding such Protected Units (taking into account all prior transactions involving the death of an Indirect Owner in such Protected Partner or the sale or exchange of an Indirect Owner's equity interest in such Protected Partner (other than a sale or exchange transaction in which the transferee's basis is determined in whole or in part by reference to the adjusted basis of the transferor Indirect Owner)).

          "Qualifying Debt" shall mean indebtedness of GGP Partnership or JP Partnership, provided that (1) such indebtedness is treated as a "nonrecourse liability" for purposes of Section 752 of the Code and the Treasury Regulations thereunder and secured by property or other assets of GGP Partnership or JP Partnership, respectively, (2) such indebtedness is the most senior indebtedness secured by the subject properties, and (3) the subject property or assets securing such indebtedness have a fair market value, at the time that a Guarantee Opportunity is offered, at least equal to (a) 300% of the aggregate amount of the guarantees provided by Protected Partners hereunder (together with any other guarantees provided with respect to such indebtedness), and (b) 133% of the aggregate amount of all indebtedness secured by such property or assets.

          "Recourse  Debt  Covenant  Period" shall have the meaning set forth in
     Section 5(c).

          "Tax Payment Year" shall have the meaning set forth in Section 3(a).

     2. Restrictions on Dispositions of Protected Properties.

     (a) Subject to Section 2(b), GGP and GGP Partnership agree, for the benefit of each Protected Partner and the Indirect Owners of such Protected Partner, that neither GGP Partnership, JP Partnership nor any entity in which GGP Partnership or JP Partnership holds a direct or indirect interest will directly or indirectly sell, transfer, exchange, or otherwise dispose of any Protected Property or any direct or indirect interest therein (a "Protected Property Disposition") during the Protected Period. Any transaction or event (excluding any sale or exchange of Protected Units by a Protected Partner other than any transaction or event in which (1) GGP Partnership is merged with or into another entity and (2) a Protected Partner is required to exchange its Protected Units in a taxable exchange) which would cause any Protected Partner or an Indirect Owner thereof to recognize or be allocated gain for federal income tax purposes with respect to any Protected Property or direct or indirect interest therein will be treated as a Protected Property Disposition.

     (b) Section 2(a) shall not apply to (i) any transaction with respect to a Protected Property, such as a transaction which qualifies as a tax-free like-kind exchange under Code Section 1031 or a tax-free contribution under Code
Section 721, which would not result in the recognition of income or gain by or allocation of income or gain to any Protected Partner or its Indirect Owners, or
(ii) the conveyance of any Protected Property, in whole or in part, to any person in connection with a foreclosure proceeding or deed in lieu thereof (provided the debt encumbering the property did not exceed seventy-five percent (75%) of the value of such property at the time the debt was entered into, taking into account all other debt encumbering the property), or (iii) the condemnation or other taking of any Protected Property by a governmental entity or authority in eminent domain proceedings or otherwise.

     3. Indemnity for Breach of Obligations set forth in Section 2 by GGP or GGP Partnership.

     (a) In the event that GGP or GGP Partnership breaches its obligation set forth in Section 2(a) to any Protected Partner or an Indirect Owner thereof, each such Protected Partner shall receive from GGP Partnership as damages an amount equal to the aggregate federal, state and local income taxes incurred by such Protected Partner (or Indirect Owner thereof) as a result of the gain recognized by or allocated to such Protected Partner (or Indirect Owner thereof) with respect to Protected Units by reason of such Protected Property Disposition plus an additional amount so that, after the payment by such Protected Partner (or Indirect Owner thereof) of all taxes on amounts received pursuant to this
Section 3(a), such Protected Partner (or Indirect Owner thereof) retains an amount equal to its total tax liability incurred as a result of the Protected Property Disposition. In the event of a breach of Section 2(a) hereof with respect to any Protected Partner or an Indirect Owner thereof, GGP Partnership shall promptly notify such Protected Partner in writing of such Protected Property Disposition and of the approximate sales price or other amount realized for income tax purposes in connection therewith. In addition, GGP Partnership shall prepare a computation of the indemnity payment, if any, owing to such Protected Partner under this Section 3(a), which computation shall be delivered to such Protected Partner no later than January 15th of the year (the "Tax Payment Year") in which the Protected Partner is required to report the gain resulting from the Protected Property Disposition on such Protected Partner's federal income tax return. GGP Partnership shall make any required indemnity payment owing to a Protected Partner pursuant to this Section 3(a) no later than April 1st of the applicable Tax Payment Year. For purposes of the preceding sentence, (i) all income arising from a transaction or event that is treated as ordinary income under the applicable provisions of the Code and all payments under this Section 3(a) shall be treated as subject to federal, state and local income tax at an effective tax rate imposed on ordinary income of individuals residing in the city and state of residence of such Protected Partner, determined using the maximum federal rate of tax on ordinary income and the maximum state and local rates of tax on ordinary income then in effect in such city and state, (ii) all other income arising from the transaction or event shall be subject to federal, state, and local income tax at the effective tax rate imposed on long-term capital gains of individuals residing in the city and state of residence of such Protected Partner, determined using the maximum federal, city and state rates on long-term capital gains then in effect, (iii) any amounts giving rise to a payment pursuant to this Section 3(a) will be determined assuming that the transaction or event giving rise to GGP Partnership's obligation to make a payment was the only transaction or event reported on the Protected Partner's tax return (i.e., without giving effect to any loss carry forwards or other deductions attributable to such Protected Partner) and (iv) any amounts payable with respect to state and local income taxes shall be assumed to be deductible for federal income tax purposes. In the case of a Protected Partner which is a partnership or disregarded entity for federal income tax purposes, the preceding sentence shall be applied treating each Indirect Owner of such partnership as if it were directly a Protected Partner, and in the case of a corporate Protected Partner, the preceding sentence shall be applied using the highest marginal rate of tax applicable to corporations for federal income tax purposes and state corporate income or franchise tax purposes. For purposes of computing the damages payable in the aggregate to the Protected

Partners under this Section 3(a) with respect to a Protected Property Disposition, in no event shall the gain taken into account with respect to the Protected Property exceed the amount of gain with respect to such Protected Property that would have been recognized by the Protected Partners and Indirect Owners thereof with respect to the Protected Units if GGP Partnership had sold such Protected Property in a fully taxable transaction on the day following the closing of the Partnership Merger for a purchase price equal to the fair market value of such Protected Property at such time, provided that for purposes of computing such amount the aggregate amount of such gain with respect to such Protected Property shall not exceed the Section 704(c) gain stated with respect to such Protected Property on Schedule 2 of this Agreement (after subtracting from such scheduled amount any gain attributable to such scheduled amount which was previously recognized by (a) a Protected Partner on a transfer of some or all of its Protected Units to a transferee who is treated as a Protected Partner with respect to such Protected Units or (b) an Indirect Owner upon a sale or exchange of some or all of such Indirect Owner's equity interest in such Protected Partner).

     (b) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner (or Indirect Owner thereof) for a breach or violation of the covenants set forth in Section 2(a) shall be a claim for damages against GGP Partnership, computed as set forth in Section 3(a), and no Protected Partner (or Indirect Owner thereof) shall be entitled to pursue a claim for specific performance of the covenant set forth in
Section 2(a) or bring a claim against any person that acquires a Protected Property from GGP Partnership in violation of Section 2(a). If GGP Partnership has breached or violated the covenant set forth in Section 2(a) (or a Protected Partner (or Indirect Owner thereof)) asserts that GGP Partnership has breached or violated the covenant set forth in Section 2(a)), GGP Partnership and the Protected Partner agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation and the amount of damages, if any, payable to such Protected Partner under Section 3(a). If any such disagreement cannot be resolved by GGP Partnership and such Protected Partner within thirty
(30) days after such breach, GGP Partnership and the Protected Partner shall jointly retain a nationally recognized independent public accounting firm (the "Accounting Firm") to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of the covenant set forth in Section 2(a) has occurred and, if so, the amount of damages to which the Protected Partner (or Indirect Owner thereof) is entitled as a result thereof, determined as set forth in Section 3(a)). All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of the covenant set forth in Section 2(a) and the amount of damages payable to the Protected Partner (or Indirect Owner thereof) under Section 3(a) shall be final, conclusive and binding on GGP Partnership and the Protected Partner. The fees and expenses of the Accounting Firm incurred in connection with any such determination shall be shared equally by GGP Partnership and the Protected Partner. In the event that GGP Partnership and a Protected Partner, each having acted in good faith and with its or his best efforts to select an Accounting Firm, are unable to retain an Accounting Firm within sixty (60) days after the thirty (30) day period mentioned above, then following the expiration of such sixty (60) day period, any disagreement may be settled in any court of competent jurisdiction.

     4. Section 704(c) Method. GGP Partnership shall use, and shall cause JP Partnership and any other entity in which GGP Partnership or JP Partnership has a direct or indirect interest to use (to the extent not prohibited by the partnership or operating agreement of any entity being acquired by GGP Partnership, directly or indirectly, as a result of the Partnership Merger), the "traditional method" under Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to each Protected Property to take into account the book-tax disparities as of the effective time of the Partnership Merger with respect to such Protected Property and with respect to any revaluation of such Protected Property pursuant to Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g), and 1.704-3(a)(6) with no
"curative allocations," "remedial allocations," or adjustments to other items to offset the effect of the "ceiling rule."

     5. Election by Certain Former JP Limited Partners to Become Obligated Partners; Obligation of GGP Partnership to Maintain Certain Recourse Debt.

     (a) GGP and GGP Partnership agree to maintain, directly or indirectly, at all times, and on a continuous basis, with respect to each Protected Partner that becomes an Obligated Partner pursuant to Section 5(b) hereof, an amount of "recourse" indebtedness, which shall be available to be allocated solely to such Obligated Partner for federal income tax purposes and for which such Obligated Partner shall solely be reported for federal income tax purposes as bearing the "economic risk of loss" within the meaning of Regulation Section 1.752-2(a) while such Obligated Partner remains a partner in GGP Partnership, in an amount equal to such Obligated Partner's Protected Amount, as set forth opposite such Obligated Partner's name on Schedule 3 to this Agreement, in accordance with the provisions of Section 5(b). The aggregate amount of such recourse indebtedness to be maintained by GGP and GGP Partnership shall equal the aggregate of the amounts shown as Protected Amounts on Schedule 3 to this Agreement (the "Aggregate Protected Amount"), as reduced pursuant to the terms hereof.

     (b) GGP and GGP Partnership shall adopt, at the Closing Date, the Fourth Amendment (the "Amendment") to the Second Amended and Restated Agreement of Limited Partnership of GGP Limited Partnership (the "GGP Partnership Agreement") in the form set forth as Exhibit E to the Merger Agreement and cause each of the Obligated Partners set forth on Schedule 3 to this Agreement to become "Obligated Partners" thereunder with a "Protected Amount" equal to the Protected Amount shown on such Schedule 3. Upon adoption of the Amendment, all tax returns filed by GGP Partnership shall report allocations of recourse liabilities to each Obligated Partner in an amount equal to such Obligated Partner's Protected Amount. In addition, any person who acquires, as a transferee, the Protected
Units of an Obligated Partner in a transaction in which the adjusted basis of such transferee in such Protected Units is determined, in whole or in part, by reference to the adjusted basis of the Obligated Partner in such Protected Units, may elect to become an Obligated Partner by assuming a portion of, or the full amount of, such transferor Obligated Partner's Protected Amount. In the event of such a transfer and election by the transferee, the transferor Obligated Partner and the transferee electing to become an Obligated Partner hereunder shall notify GGP Partnership of their intention that the transferee become an Obligated Partner in connection with such acquisition, and Schedule 3 of this Agreement and Exhibit __ of the GGP Partnership Agreement shall be amended to include such transferee as an Obligated Partner with a Protected Amount in the amount agreed to by such transferee Obligated Partner, and the Protected Amount of the transferor Obligated Partner shall be correspondingly reduced.

     (c) After the period ending ninety (90) months after the Closing Date (the "Recourse Debt Covenant Period"), GGP Partnership may satisfy all or any part of its obligation to maintain recourse debt pursuant to Section 5(a) by making available to each Obligated Partner the opportunity (a "Guarantee Opportunity") to make a "bottom guarantee" of Qualifying Debt in the form of the Guaranty Agreement attached as Schedule 5 hereto and in an amount, with respect to each Obligated Partner, at least equal to the difference between such Obligated Partner's Protected Amount and the amount of recourse debt with respect to which such Obligated Partner will continue to "bear economic risk of loss" under Regulation Section 1.752-2(a) due to its remaining an Obligated Partner (the "Modified Protected Amount") and such Obligated Partner's Protected Amount shall be reduced to equal its Modified Protected Amount. In the event that, after the expiration of the Recourse Debt Covenant Period, GGP Partnership elects to reduce the amount of recourse debt otherwise required by Section 5(a), GGP Partnership will provide the Obligated Partners with notice of the type, amount and other relevant attributes of the Qualifying Debt with respect to which the Guarantee Opportunity is offered at least sixty (60) business days, to the extent reasonably practicable, but in no event less than thirty (30) business days prior to GGP Partnership's reduction of the level of such recourse debt. Upon an Obligated Partner making a bottom guarantee of a Qualifying Debt, all tax returns filed by GGP Partnership shall report allocations of recourse liabilities to each Obligated Partner in an amount equal to such Obligated Partner's debt guarantee plus its Modified Protected Amount.

     (d) GGP Partnership makes no representation or warranty to any Obligated Partner that becoming an Obligated Partner pursuant to Section 5(b) hereof or providing a "bottom guarantee" entered into pursuant to Section 5(c) hereof shall be respected for federal income tax purposes as causing the Protected Partner to be considered to "bear the economic risk of loss" with respect to the indebtedness thereby guaranteed by such Protected Partner for purposes of either
Section 752 or Section 465 of the Code; provided, however, that GGP Partnership shall not take any tax position contrary to such position.

     6. Indemnity for Breach of Obligations set forth in Sections 4 and 5 by GGP or GGP Partnership.

     (a) In the event that GGP Partnership breaches its obligations to a Protected Partner (or an Indirect Owner thereof) set forth in Sections 4 or 5, each such Protected Partner shall receive from GGP Partnership as damages an amount equal to the aggregate federal, state and local income taxes incurred by such Protected Partner (or Indirect Owner thereof) as a result of the gain recognized by such Protected Partner (or Indirect Owner thereof) by reason of such breach plus an additional amount so that, after the payment by such Protected Partner (or Indirect Owner thereof) of all taxes on amounts received pursuant to this Section 6(a), such Protected Partner (or Indirect Owner thereof) retains an amount equal to its total tax liability incurred as a result of such breach (but without regard to any tax liability incurred as a result of such Protected Partner's receipt of such indemnity payment). The principles and tax rates set forth in Section 3(a) shall also apply for purposes of determining the timing and amount of payment to be made to a Protected Partner pursuant to this Section 6(a). GGP Partnership shall be considered to have satisfied its obligations under Section 5, and therefore shall have no liability under this Section 6(a) for breach of such Section 5, if, after the expiration of the Recourse Debt Covenant Period, it offers an Obligated Partner a Guarantee Opportunity in accordance with Section 5(c) hereof, and such Obligated Partner fails to accept such Guarantee Opportunity. In no event shall GGP Partnership's liability under this Section 6(a) with respect to any Obligated Partner for a breach of Section 5 exceed such Obligated Partner's Protected Amount plus any additional amounts payable so that such Obligated Partner retains an amount equal to the tax on any gain recognized with respect to such Protected Amount.

     (b) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner (or Indirect Owner thereof) for a breach or violation of the covenants set forth in Sections 4 and 5 shall be a claim for damages against GGP Partnership, computed as set forth in Section 6(a), and no Protected Partner (or Indirect Owner thereof) shall be entitled to pursue a claim for specific performance of the covenants set forth in Sections 4 and 5. If GGP Partnership has breached or violated the covenants set forth in Sections 4 or 5 (or a Protected Partner (or Indirect Owner thereof) asserts that GGP Partnership has breached or violated such covenants), GGP Partnership and the Protected Partner agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation and the amount of damages, if any, payable to such Protected Partner under Section 6(a). If any such disagreement cannot be resolved by GGP Partnership and such Protected Partner within sixty (60) days after such breach, GGP Partnership and the Protected Partner shall jointly retain an Accounting Firm to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of the covenants set forth Section 4 and 5 occurred and, if so, the amount of damages to which the Protected Partner is entitled as a result thereof, determined as set forth in Section 6(a)). All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of the covenants set forth in Section 4 and 5 and the amount of damages payable to the Protected Partner under Section 6(a) shall be final, conclusive and binding on GGP Partnership and the Protected Partner. The fees and expenses of any Accounting Firm incurred in connection with any such determination shall be shared equally by GGP Partnership and the Protected Partner. In the event that GGP Partnership and a Protected Partner, each having acted in good faith and with its or his best efforts to select an Accounting Firm, are unable to retain an Accounting Firm within sixty (60) days after the thirty (30) day period mentioned above, following the expiration of such sixty (60) day period, any disagreement may be settled in any court of competent jurisdiction.

     7. Effect of Other Agreements With Former JP Limited Partners. Schedule 4 to this Agreement sets forth certain obligations of JP Partnership made pursuant to the JP Tax Protection Agreements.

     8. Notice of Death and Sale Events. Each Protected Partner and Obligated Partner, hereby covenants and agrees to provide, on its own behalf or through its legal representatives, GGP Partnership with prompt written notice of any transfer of Protected Units or the death of such Protected Partner or Obligated Partner.

     9. Allocations of Tax Items of GGP Partnership for Taxable Year of the Partnership Merger. During the taxable year of GGP Partnership within which the Merger and the

Partnership Merger (the "Mergers") are consummated, tax items shall be apportioned between the portion of such taxable year preceding the Mergers and the portion of such taxable year following the Mergers based on a closing of the books and records of the relevant entity or entities as of the Closing Date (provided that any tax item incurred by reason of transactions occurring on or before the Closing Date, as contemplated by the Merger Agreement, shall be treated as occurring prior to the Closing Date).

     10. Section 754 Election. GGP and GGP Partnership covenant that GGP Partnership shall cause GGP Partnership, JP Partnership, and each entity treated as a partnership for federal income tax purposes in which GGP Partnership and JP Partnership holds a direct or indirect interest to have in effect for the year of transfer by a Protected Partner of Protected Units an election under Section 754 of the Code (to the extent not prohibited by the partnership or operating agreement of any entity being acquired by GGP Partnership, directly or indirectly, as a result of the Partnership Merger).

     11. Requests for Information. GGP Partnership agrees to provide the Protected Partners with such information as is reasonably available to GGP Partnership regarding allocations of GGP Partnership's indebtedness under
Section 752 of the Code and the Treasury Regulations thereunder, as such Protected Partners may reasonably request.

     12. Successors and Assigns. In the event that GGP, GGP Partnership or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, GGP and GGP Partnership shall cause proper provision to be made so that the successors and assigns of GGP and GGP Partnership assume the obligations to the Protected Partners (and Indirect Partners thereof) set forth in this Agreement.

     13. Preparation of Schedules 2 and 3. GGP, GGP Partnership, JP Partnership and each of the Protected Partners shall together prepare and complete Schedule 2 (setting forth the Section 704(c) gain with respect to each of the Protected Properties) and Schedule 3 (setting forth a Protected Amount for each Obligated Partner) on or before the Closing Date; provided that (I) the final Schedule 2 shall reflect (i) aggregate Section 704(c) gain with respect to all of the Protected Properties of not more than $100.5 million and (ii) Section 704(c) gain with respect to the Community Centers of not more than $23 million and (II)
Schedule 3 shall reflect an Aggregate Protected Amount of not more than $100 million.

     14. Third Party Beneficiaries. GGP and GGP Partnership acknowledge, agree and confirm that every Protected Partner, person who becomes a Protected Partner, and Indirect Owner or person that becomes an Indirect Owner is an intended third party beneficiary of the provisions of this Agreement and the provisions of this Agreement are enforceable by any one of them.

     15. General Provisions.

     (a)   Notices.   All   notices,   requests,   claims,   demands  and  other
communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or sent by telecopy (providing confirmation of transmission) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (1) if to GGP or GGP Partnership, to:

                  GGP Properties, Inc.
                  110 North Wacker Drive
                  Chicago, IL  60606
                  Attention: Bernard Freibaum
                  Fax No.: (312) 960-5463

                  with a copy to:

                  Neal, Gerber & Eisenberg
                  Two North LaSalle Street
                  Suite 2200
                  Chicago, Illinois  60602
                  Attention:  Marshall E. Eisenberg, Esq.
                  Fax No.:  (312) 269-1747

     (2) if to a Protected Partner or Obligated Partner, to:

                  Such Protected Partner or Obligated Partner
                  [At the Address Provided on Schedule __ hereof]

                  Fax No.:  ______________

                  with a copy to:

                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue
                  New York, NY  10166
                  Attn: Jay L. Bernstein, Esq.
                  Fax:  (212) 878-8375

     (b)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     IN WITNESS WHEREOF, GGP, GGP Partnership, JP Partnership, and the Former JP Limited Partners have caused this Agreement to be signed personally or by their respective officers, general partners or members thereunto duly authorized all as of the date first written above.


                                    GENERAL GROWTH PROPERTIES, INC.


                                          By: ________________________________
                                              Name:
                                              Title

                                    GGP LIMITED PARTNERSHIP

                                          By: General Growth Properties, Inc.,
                                              general partner

                                          By: ________________________________
                                              Name:
                                              Title:

                                   PRICE DEVLOPMENT COMPANY, LIMITED
                                   PARTNERSHIP

                                          By:  JP Realty, Inc., General Partner

                                          By:_________________________________
                                             Name:
                                             Title:

                                    FORMER JP LIMITED PARTNERS



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

                                                                       Exhibit I

                                                      Schedule 1 to Agreement __

                               Protected Partners

                                                                       Exhibit I

                                                      Schedule 2 to Agreement __

                              Protected Properties

                                                                       Exhibit I

                                                      Schedule 3 to Agreement __

                               Protected Partners
                  Who Have Elected to Become Obligated Partners

Obligated Partner                                     Protected Amount
-----------------                                     ----------------

                                                                       Exhibit I

                                                      Schedule 4 to Agreement __

                          JP Tax Protection Agreements



[Must be the same as those listed on Schedule 2.18(h) to the JP Disclosure Letter.]

                                                                       Exhibit I

                                                      Schedule 5 to Agreement __

     Form of Guaranty Agreement For Secured Nonrecourse Indebtedness of GGP
                          Partnership or JP Partnership

                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT ("Guarantee"), is dated as of _________, between each of the undersigned Persons identified on Schedule 1 attached hereto ("Guarantors"), and [LENDER] ("Guaranteed Party").

     WHEREAS, [BORROWER] ("Maker"), is indebted to the Guaranteed Party in the sum of [LOAN], as evidenced by a certain promissory note dated [DATE] (the "Note"), which is secured by a mortgage (the "Mortgage") on certain property of the Maker (the "Properties" and individually, a "Property").

     WHEREAS, the Guarantors desire to guarantee collection of a portion of the principal amount of the Note not in excess of [Guaranteed Amount] (the "Guaranteed Amount").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Guarantors agree as follows:

     1. Guarantee.

          A. The Guarantors hereby irrevocably and unconditionally guarantee the collection by the Guaranteed Party of, and hereby agree to pay to the Guaranteed Party upon demand (following (1) foreclosure of the Mortgage, exercise of the powers of sale thereunder and/or acceptance by the Guaranteed Party of a deed to a Property in lieu of foreclosure, and (2) the exhaustion of the exercise of any and all remedies available to the Guaranteed Party against Maker, including, without limitation, realizing upon the assets of Maker other than the Properties), an amount equal to the excess, if any, of the Guaranteed Amount over the Maker Proceeds (as hereinafter defined). The amounts payable by each Guarantor in respect of the guarantee obligations hereunder shall be in the same proportion as the amount listed next to such Guarantor's name on Schedule 2 attached hereto bears to the Guaranteed Amount, provided that, notwithstanding anything to the contrary contained in this Agreement, each Guarantor's obligation shall be limited to the amount(s) set forth on Schedule 2 next to such Guarantor's name. The Guarantors' obligations as set forth in this Paragraph 1.A. are hereinafter referred to as the "Guaranteed Obligations."

          B. For the purposes of this Guarantee, the term "Maker Proceeds" shall mean the aggregate of the Foreclosure Proceeds (as hereinafter defined) plus all other amounts collected from the Maker or realized from the sale of assets of the Maker other than the Properties by the Guaranteed Party in repayment of the Note.

          C. For the purposes of this Guarantee, the term "Foreclosure Proceeds" shall have the applicable meaning set forth below with respect to a
     Property:

               1. If at least one bona fide third party unrelated to the Guaranteed Party (and including, without limitation, any of the Guarantors) bids for such Property at a sale thereof, conducted upon foreclosure of the related Mortgage or exercise of the power of sale thereunder, Foreclosure Proceeds shall mean the highest amount bid for such Property by the party that acquires title thereto (directly or through a nominee) at or pursuant to such sale. For the purposes of determining such highest bid, amounts bid for the Property by the Guaranteed Party shall be taken into account notwithstanding the fact that such bids may constitute credit bids which offset against the amount due to the Guaranteed Party under the Note.

               2. If there is no such unrelated third-party at such sale of the Property so that the only bidder at such sale is the Guaranteed Party or its designee, the Foreclosure Proceeds shall be deemed to be the fair market value (the "Fair Market Value") of the Property as of the date of the foreclosure sale, as such Fair Market Value shall be mutually agreed upon by the Guaranteed Party and the Guarantors or determined pursuant to Paragraph 1.D.

               3. If the Guaranteed Party receives and accepts a deed to the Property in lieu of foreclosure in partial satisfaction of Maker's obligations under the Note, the Foreclosure Proceeds shall be deemed to be the Fair Market Value of such Property as of the date of delivery of the deed-in-lieu of foreclosure, as such Fair Market Value shall be mutually agreed upon by the Guaranteed Party and the Guarantors or determined pursuant to Paragraph 1.D.

          D. Fair Market Value of a Property shall be the price at which a willing seller not compelled to sell would sell such Property, and a willing buyer not compelled to buy would purchase the Property, free and clear of all mortgages but subject to all leases and reciprocal easement and operating agreements. If the Guaranteed Party and Guarantors are unable to agree upon the Fair Market Value of a Property in accordance with subparagraphs 1.C.2. or 3. above, as applicable, within twenty (20) days after the date of the foreclosure sale or the delivery of the deed-in-lieu of foreclosure, as applicable, relating to a Property, either party may have the Fair Market Value of a Property determined by appraisal by appointing an appraiser having the qualifications set forth below to determine the same and by notifying the other party of such appointment within twenty (20) days after the expiration of such twenty (20) day period. If the other party shall fail to notify the first party, within twenty (20) days after its receipt of notice of the appointment by the first party, of the appointment by the other party of an appraiser having the qualifications set forth below, the appraiser appointed by the first party shall alone make the determination of such Fair Market Value. Appraisers appointed by the parties shall be members of the Appraisal Institute (MAI) and shall have at least ten years' experience in the valuation of properties similar to the Property being valued in the greater metropolitan area in which such Property is located. If each party shall appoint an appraiser having the aforesaid qualifications and such two appraisers cannot, within thirty


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

     (30) days after the appointment of the second appraiser, agree upon the determination hereinabove required, then they shall select a third appraiser which third appraiser shall have the aforesaid qualifications, and if they fail so to do within forty (40) days after the appointment of the second appraiser they shall notify the parties hereto, and either party shall thereafter have the right, on notice to the other, to apply for the appointment of a third appraiser to the chapter of the American Arbitration Association or its successor organization located in the metropolitan area in which the Property is located or to which the Property is proximate or if no such chapter is located in such metropolitan area, in the metropolitan area closest to the Property in which such a chapter is located. Each appraiser shall render its decision as to the Fair Market Value of the Property in question within thirty (30) days after the appointment of the third appraiser and shall furnish a copy thereof to the Guaranteed Party and Guarantors. The Fair Market Value of the Property shall then be calculated as the average of (i) the Fair Market Value determined by the third appraiser and (ii) whichever of the Fair Market Values determined by the first two appraisers is closer to the Fair Market Value determined by the third appraiser; provided, however, that if the Fair Market Value determined by the third appraiser is higher or lower than both Fair Market Values determined by the first two appraisers, such Fair Market Value determined by the third appraiser shall be disregarded and the Fair Market Value of the Property shall then be calculated as the average of the Fair Market Value determined by the first two appraisers. The Fair Market Value of a Property as so determined shall be binding and conclusive upon the Guaranteed Party and Guarantors. Each party shall bear the cost of its own appraiser and the cost of appointing, and the expenses of, the third appraiser shall be shared equally by the Guaranteed Party and Guarantors.

     2. Waivers: Other Agreements.

     The Guaranteed Party is hereby authorized, without notice to or demand upon Guarantors, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the enforceability of the obligations of the Guarantors hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to:

          (i) waive or otherwise consent to noncompliance with any provision of the Note or Mortgage, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations now or hereafter executed by Maker or any other person and delivered to the Guaranteed Party;

          (ii) accept partial payments on the Guaranteed Obligations by Maker;

          (iii) receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or for the payment of this Guarantee, or for the payment of any other guarantees of the Guaranteed Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, or otherwise alter or release any such additional security or collateral;

          (iv) apply any and all such security or collateral and direct the order or manner of sale thereof as the Guaranteed Party may determine in its sole discretion;

          (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any Mortgage or any other security or collateral for the Guaranteed Obligations or any other guarantee therefore, in any manner;

          (vi) add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations and otherwise deal with Maker or any other guarantor as the Guaranteed Party may elect in its sole discretion; and

          (vii) apply any and all payments or recoveries from Maker, Guarantors or from any other guarantor of the Guaranteed Obligations, to such of the Guaranteed Obligations as the Guaranteed Party in its sole discretion may determine, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others.

     3. Miscellaneous.

          A. This Guarantee is irrevocable as to any and all of the Guaranteed Obligations until the earliest date (the "Termination Date") that, as a result of a repayment, compromise or adjustment of a principal amount of the Note, the total principal amount outstanding under the Note is reduced by an amount equal to or greater than the Guaranteed Amount, or if the Maker incurs indebtedness senior to, or pari passu with the Note, provided that the obligations of the Guarantors hereunder shall continue after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred before the Termination Date.

          B. This Guarantee is binding on the Guarantors and their successors and assigns, and inures to the benefit of the Guaranteed Party.

          C. No delay on the part of the Guaranteed Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise or waiver by the Guaranteed Party of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon the Guaranteed Party, except as expressly set forth in a writing duly signed or delivered by the Guaranteed Party or on the Guaranteed Party's behalf by an authorized officer or agent of the Guaranteed Party. The Guaranteed Party's failure at any time or times hereafter to require strict performance by Maker, Guarantors or any other person of any of the provisions, warranties, terms and conditions contained in any security agreement, agreements, guarantee, instrument or document now or at any time or times hereafter executed by Maker or Guarantors or delivered to the Guaranteed Party shall not waive, affect or diminish any right of the Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Guaranteed Party, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of the Guaranteed Party and directed to Maker or Guarantors, or either of them (as the case may be) specifying such waiver. No waiver by the Guaranteed Party of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Guaranteed Party permitted hereunder shall in any way affect or impair the Guaranteed Party's rights or the obligations of Guarantors under this Guarantee.

          D. This Guarantee shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws (other than the conflicts of law provisions) of the State of [New York].

          E. This Guarantee contains all the terms and conditions of the agreement between the Guaranteed Party and Guarantors. The terms and provisions of this Guarantee may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

          F. Any notice shall be directed to the parties at the following addresses:

             If to Guarantors:

             If to the Guaranteed Party:


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